AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 1998
                                                    REGISTRATION NO. 333-


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-1

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                          FINGERHUT MASTER TRUST
              (Issuer with respect to Offered Certificates)

                       FINGERHUT RECEIVABLES, INC.
                (Originator of the Trust described herein)
          (Exact name of registrant as specified in its charter)
                     --------------------------------

          DELAWARE                       9999                   41-1783128
(State or other jurisdiction (Primary Standard Industrial    (I.R.S. employer
             of                Classification Code No.)  identification number)
      incorporation or
        organization)

                             4400 BAKER ROAD
                                SUITE F480
                           MINNETONKA, MN 55343
                              (612) 936-5035
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        --------------------------
                         MICHAEL P. SHERMAN, ESQ.
                             4400 BAKER ROAD
                           MINNETONKA, MN 55343
                              (612) 932-3585
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                        --------------------------
                                Copies to:

        ANDREW M. FAULKNER, ESQ.                   DAVID EISENBERG, ESQ.
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP         SIMPSON THACHER & BARTLETT
            919 THIRD AVENUE                        425 LEXINGTON AVENUE
        NEW YORK, NEW YORK 10022                  NEW YORK, NEW YORK 10017
                              ----------------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of the Registration Statement.
   If any of the securities being registered on this Form are to be
offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|_|
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| _________________
   If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________
   If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________
   If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.  |_|
                                  --------------------------




                     CALCULATION OF REGISTRATION FEE

  TITLE OF EACH CLASS  AMOUNT TO BE  PROPOSED MAXIMUM   PROPOSED      AMOUNT
           OF          REGISTERED(1)  OFFERING PRICE     MAXIMUM        OF
    SECURITIES TO BE                      PER          AGGREGATE  REGISTRATION
       REGISTERED                    CERTIFICATE(1)     OFFERING       FEE
                                        PRICE(1)
------------------------------------------------------------------------------
Floating Rate Asset      $500,000         100%         $500,000      $147.50
Backed Certificates,
Series 1998-2,
Class A..............
------------------------------------------------------------------------------
Floating Rate Asset      $500,000         100%         $500,000      $147.50
Backed Certificates,
Series 1998-2,
Class B..............
------------------------------------------------------------------------------
Total................   $1,000,000        100%        $1,000,000     $295.00
==============================================================================
(1)Estimated solely for the purposes of calculating the registration fee.


   THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===========================================================================



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                 SUBJECT TO COMPLETION, DATED FEBRUARY 4, 1998

PROSPECTUS

                          FINGERHUT MASTER TRUST
   $_________ FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-2, CLASS A $_________ FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1998-2, CLASS B


  Fingerhut Receivables, Inc.              Fingerhut National Bank
        Transferor                                 Servicer

                    ----------------------------------
        EACH OF THE FLOATING RATE ASSET BACKED CERTIFICATES, SERIES
1998-2, CLASS A (THE "CLASS A CERTIFICATES"), AND EACH OF THE FLOATING
RATE ASSET BACKED CERTIFICATES, SERIES 1998-2, CLASS B (THE "CLASS B CERTIFICATES," AND, TOGETHER WITH THE CLASS A CERTIFICATES, THE "OFFERED CERTIFICATES"), WILL REPRESENT AN UNDIVIDED INTEREST IN THE FINGERHUT MASTER TRUST (THE "TRUST") CREATED PURSUANT TO A POOLING AND SERVICING AGREEMENT AMONG FINGERHUT RECEIVABLES, INC., AS TRANSFEROR (THE "TRANSFEROR"), FINGERHUT NATIONAL BANK, AS SERVICER (THE "SERVICER"), AND THE BANK OF NEW YORK (DELAWARE), AS TRUSTEE (THE "TRUSTEE"). THE CLASS B CERTIFICATES WILL BE SUBORDINATED TO THE CLASS A CERTIFICATES AS
DESCRIBED IN "DESCRIPTION OF THE OFFERED CERTIFICATES--REALLOCATED PRINCIPAL COLLECTIONS," " --APPLICATION OF COLLECTIONS," AND "--INVESTOR CHARGE-OFFS." THE PROPERTY OF THE TRUST INCLUDES RECEIVABLES GENERATED
FROM TIME TO TIME IN THE ORDINARY COURSE OF BUSINESS BY FINGERHUT
NATIONAL BANK AND FINGERHUT CORPORATION, ALL MONIES DUE OR TO BECOME DUE
IN PAYMENT OF SUCH RECEIVABLES AND THE BENEFIT OF FUNDS ON DEPOSIT IN THE EXCESS FUNDING ACCOUNT ( AS DEFINED HEREIN).
                                             (COVER CONTINUED ON NEXT PAGE)
        POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 23 HEREIN.
                        --------------------------

THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR,
FINGERHUT NATIONAL BANK, FINGERHUT COMPANIES, INC., FINGERHUT CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE OFFERED CERTIFICATES NOR THE RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
                        -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------


                                  PRICE TO      UNDERWRITING     PROCEEDS TO
                                  PUBLIC(1)       DISCOUNT           THE
                                                              TRANSFEROR(1)(2)
------------------------------ -----------------------------------------------
Per Class A Certificate......         %              %                %
------------------------------ -----------------------------------------------
Per Class B Certificate......
------------------------------ -----------------------------------------------
Total........................         $              $                $
------------------------------ -----------------------------------------------
(1)Plus accrued interest, if any, from________________, 1998.
(2)Before deduction of expenses estimated to be $_____________.


The Offered Certificates are offered by the Underwriters, subject to prior sale, when, as and if issued to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to reject orders in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about __________, 1998 through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System, against payment therefor in immediately available funds.

UNDERWRITERS OF THE CLASS A CERTIFICATES
        CHASE SECURITIES INC.
UNDERWRITERS OF THE CLASS B CERTIFICATES
        CHASE SECURITIES INC.
                              ----------------------------------

The date of this Prospectus is ____________, 1998



(continued from previous page)

        Concurrently with the issuance of the Offered Certificates, the Trust will issue the Asset Backed Certificates, Series 1998-2, Class C (the "Class C Certificates"), which may be privately placed, and the Asset Backed Certificates, Series 1998-2, Class D (the "Class D Certificates," and, together with the Class C Certificates and the Offered Certificates, the "Certificates"), to the Transferor. The Certificates constitute "Series 1998-2". The Class C Certificates will be subordinated to the Offered Certificates and the Class D Certificates will be subordinated to the Class C Certificates and the Offered Certificates as described in "Description of the Offered Certificates--Application of Collections," "--Reallocated Principal Collections," and "--Investor Charge-Offs." The Transferor will own the remaining undivided interest in the Trust not represented by the Certificates and any other investor certificates issued by the Trust, which retained interest will be represented by the Exchangeable Transferor Certificate (as defined herein). The Transferor from time to time may offer other series of certificates that evidence undivided interests in certain assets of the Trust by exchanging a portion of its interest in the Trust therefor. Only the Offered Certificates are being offered hereby.

        Interest will accrue on the Class A Certificates from _________________ through _________________ at the rate of % per annum above the arithmetic mean of the London interbank offered quotations for one-month United States dollar deposits ("LIBOR") (calculated as described herein) determined on_________________, and from _________________ through _________________ and with respect to each
Interest Accrual Period (as defined herein) thereafter, at a rate equal to % per annum above LIBOR determined on the related LIBOR Determination Date (as defined herein). Interest will accrue on the Class B Certificates from _________________ through _________________ at the rate of % per annum above LIBOR determined on_________________, and from _________________ through _________________ and with respect to each
Interest Accrual Period thereafter, at a rate equal to .__% per annum above LIBOR determined on the related LIBOR Determination Date. Interest with respect to the Certificates will be distributed on _________________ and on the 15th day of each month thereafter (or, if such 15th day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in _________________ but may be paid earlier under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in ________ but may be paid earlier under certain limited circumstances described herein.

        Application will be made to list the Offered Certificates on the Luxembourg Stock Exchange.

        There currently is no secondary market for the Offered
Certificates. The Underwriters expect, but are not obligated, to make a market in the Offered Certificates, and there is no assurance that any such market will develop or continue.

      CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFI CATES, INCLUDING OVER-ALLOTMENT TRANSACTIONS, STABILIZING TRANSACTIONS, SYNDICATE COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                      REPORTS TO CERTIFICATEHOLDERS

        Unless and until Definitive Certificates (as defined herein) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the Pooling and Servicing Agreement (as defined herein). See "Description of the Offered Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither Fingerhut National Bank nor any successor servicer intends to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Offered Certificates ("Certificate Owners"). The Servicer will file with the Securities and Exchange Commission (the "Commission") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder for so long as the Offered Certificates are outstanding.


                          AVAILABLE INFORMATION

        The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission on behalf of the Trust with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments thereof and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a website at "http://www.sec.gov" that contains information regarding registrants that file electronically with the Commission. Periodic reports with respect to the Trust that have been filed under the Exchange Act and the rules and regulations of the Commission thereunder and other information filed by the Servicer can be inspected and copied at the public reference facilities maintained by the Commission referred to above.

                            OTHER INFORMATION

        Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.

      The distribution of this Prospectus and the offering of the Offered Certificates in certain jurisdictions may be restricted by law. Persons into whose possession this Prospectus comes are required by the Underwriters to inform themselves about and to observe any such restrictions.

        The Transferor has taken all reasonable care to ensure that the information contained in this Prospectus in relation to the Transferor and the Offered Certificates is true and accurate in all material respects and that in relation to the Transferor and the Offered Certificates there are no material facts the omission of which would make misleading any statement herein, whether fact or opinion. The Transferor accepts responsibility accordingly.

        As used in this Prospectus, all references to "dollars" and "$" refer to United States dollars.

          CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

        Certain of the matters discussed herein under the captions "Fingerhut Corporation's and Fingerhut National Bank's Businesses," "The Receivables" and "Maturity Considerations" may constitute forward-looking statements within the meaning of Section 27A of the Securities Act. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Trust and the Receivables to be materially different from future results or performance expressed or implied by such statements. Among others, factors that could adversely affect actual results and performance include economic conditions, declines in sales of merchandise and financial services products by Fingerhut, the ability of FNB to change payment terms and collection policies, and potential changes in consumers' attitudes toward financing purchases with debt. See "Risk Factors."



                            PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used herein are defined in the "Glossary of Terms" or elsewhere in this Prospectus. Unless the context requires otherwise, certain capitalized terms, when used in this Prospectus, relate only to the Certificates and not to other certificates which may exist from time to time.

Offered Certificates..............   $______________ aggregate principal
                                        amount of Class A Certificates
                                        and $____________ aggregate
                                        principal amount of Class B
                                        Certifi cates are being offered
                                        hereby.

                                     The Offered Certificates will be
                                        available for purchase in minimum
                                        denominations of $1,000 and in
                                        integral multiples of $1,000 in
                                        excess thereof. The Offered
                                        Certificates will be issued in
                                        certificated registered form. See
                                        "Description of the Offered
                                        Certificates--General."

                                     The Offered Certificates represent
                                        the right to receive certain
                                        payments from the Trust only and
                                        do not represent interests in or
                                        recourse obligations of Fingerhut
                                        National Bank ("FNB"), Fingerhut
                                        Companies, Inc. ("FCI"), the
                                        Transferor, Fingerhut Corporation
                                        ("Fingerhut"), or any affiliate
                                        thereof.

                                     The Class B Certificates will be
                                        subordinated to fund certain
                                        payments with respect to the
                                        Class A Certificates as described
                                        herein. See "Description of the
                                        Offered Certificates--Subordination
                                        of the Class B Certificates."

Other Certificates................   $_____________ aggregate principal amount
                                        of Class C Certificates, which may
                                        be privately placed, and $___________
                                       aggregate principal amount of
                                       Class D Certificates are being
                                       issued concur rently to the
                                       Transferor. The Trust has
                                       previously issued three other
                                       Series (the "Previously Issued
                                       Series") only one of which will
                                       remain outstanding after the
                                       issuance of the Certificates.
                                       Concurrently with Series 1998-2,
                                       the Trust will issue Series 1998-1
                                       Certificates comprised of
                                       $__________ aggregate principal
                                       amount of Floating Rate Asset
                                       Backed Certificates, Series
                                       1998-1, Class A, $__________
                                       aggregate principal amount of
                                       Floating Rate Asset Backed
                                       Certificates, Series 1998-1, Class
                                       B, $_________ aggregate principal
                                       amount of Asset Backed
                                       Certificates, Series 1998-1, Class
                                       C, and $_________ aggregate
                                       principal amount of Asset Backed
                                       Certificates, Series 1998-1, Class
                                       D Certificates (collectively, the
                                       "Series 1998-1 Certificates"). The
                                       Series 1998-1 Certificates, Class
                                       A and Class B will be offered
                                       publicly concurrently herewith by
                                       means of a separate prospectus.
                                       The Series 1998-1 Certificates,
                                       Class C, may be privately placed
                                       and the Series 1998-1
                                       Certificates, Class D, will
                                       initially be retained by the
                                       Transferor. The Series 1998-1
                                       Certificates will rank pari passu
                                       with the Series 1998-2
                                       Certificates. See "Annex I: Other
                                       Series" for a summary of the terms
                                       of these other Series. See
                                       "Description of the Offered
                                       Certificates--Other Series." The
                                       Transferor from time to time may
                                       create other Series that evidence
                                       undivided interests in assets of
                                       the Trust (other than any
                                       Enhancement for, or Collections
                                       allocated initially to, any other
                                       Series), by exchanging a portion
                                       of the Exchangeable Transferor
                                       Certificate and satisfying certain
                                       conditions described herein. [In
                                       addition, on the Closing Date the
                                       Trust will issue to FNB a
                                       Participation.] See "Description
                                       of the Offered
                                       Certificates--Exchanges." Only the
                                       Offered Certificates are being
                                       offered hereby.

Transferor........................   Fingerhut Receivables, Inc. is the
                                       Transferor. The principal
                                       executive offices of the
                                       Transferor are located at 4400
                                       Baker Road, Suite F480,
                                       Minnetonka, MN 55343, telephone
                                       number (612) 936-5035. See "The
                                       Transferor and Related
                                       Parties--Fingerhut Receivables,
                                       Inc."

Servicer..........................   FNB is the Servicer. The principal
                                       executive offices of the Servicer
                                       are located at 3904 West
                                       Technology Center, Suite 102,
                                       Sioux Falls, South Dakota 57106,
                                       telephone number (605) 362-2380. A
                                       substitute Servicer may be
                                       appointed in certain
                                       circumstances. FNB has delegated a
                                       significant portion of its
                                       servicing duties to Fingerhut
                                       pursuant to a subservicing
                                       agreement. See "The Transferor and
                                       Related Parties--Fingerhut
                                       National Bank" and "Description of
                                       the Offered Certificates--Certain
                                       Matters Regarding the Transferor
                                       and the Servicer."

Trustee...........................   The Bank of New York (Delaware) is the
                                       Trustee. Under certain
                                       circumstances specified herein,
                                       the Transferor and the holders of
                                       the Certificates will have the
                                       right to remove the Trustee. See
                                       "De scription of the Offered
                                       Certificates--The Trustee."

Trust.............................   Fingerhut Master Trust was formed
                                       pursuant to the Pooling and
                                       Servicing Agreement, which has
                                       been supplemented by the
                                       Supplements thereto relating to
                                       the Previously Issued Series and
                                       will be supplemented by the Series
                                       1998-2 Supplement relating to the
                                       Certificates, the Supplement
                                       relating to Series 1998-1 and the
                                       Supplements applicable to any
                                       other Series that may be issued in
                                       the future. See "The Trust."

                                     As more fully described below and
                                        elsewhere herein, the Trust's
                                        assets include the Receivables
                                        and the proceeds thereof.
                                        Collections on the Receivables
                                        are deposited into the Collection
                                        Account maintained in the name of
                                        the Trust.

Trust Assets......................   The Trust assets include (i) all
                                        Receivables generated or acquired
                                        by FNB or one of its affiliates
                                        from time to time satisfying
                                        certain criteria described herein
                                        (see "Description of the Offered
                                        Certificates--Eligible
                                        Receivables"), (ii) all funds to
                                        be collected from Obligors in
                                        respect of the Receivables, (iii)
                                        all right, title, and interest of
                                        the Transferor in, to, and under
                                        the Purchase Agreements and, to
                                        the extent applicable to the
                                        Receivables, the Bank Purchase
                                        Agreement, (iv) the benefit of
                                        funds on deposit in certain bank
                                        accounts maintained for the
                                        benefit of certificateholders of
                                        each Series, including the Excess
                                        Funding Account, (v) the benefit
                                        of funds on deposit in certain
                                        bank accounts maintained for the
                                        benefit of the Certificateholders,
                                        (vi) Recoveries, and (vii) proceeds
                                        of the foregoing. The Offered
                                        Certificates will not have the
                                        benefit of any Enhancement other
                                        than the subordination of the
                                        Class B Certificates, Class C
                                        Certificates and Class D
                                        Certificates for the benefit of
                                        each Class of Certificates with
                                        an earlier alphabetical
                                        designation as described above.

                                     Prior to January 12, 1997, all
                                        Receivables that were transferred
                                        to the Trust by the Transferor
                                        were closed-end installment sale
                                        contracts originated by Fingerhut
                                        in connection with the sale of
                                        merchandise, financial service
                                        products or services. Such
                                        Receivables were sold by
                                        Fingerhut to the Transferor
                                        pursuant to the Fingerhut
                                        Purchase Agreement. Since January
                                        12, 1997, FNB has been
                                        originating all receivables in
                                        connection with the sale of
                                        merchandise, financial service
                                        products and services by
                                        Fingerhut. These receivables, in
                                        the form of closed-end loans and
                                        revolving credit card loans
                                        extended by FNB under credit card
                                        accounts, have been sold on an
                                        ongoing basis by FNB to FCI
                                        pursuant to the Bank Purchase
                                        Agreement and, in the case of
                                        closed-end loans which are
                                        Eligible Receivables, have been
                                        sold by FCI to the Transferor
                                        pursuant to the FCI Purchase
                                        Agreement. Pursuant to the
                                        Pooling and Servicing Agreement,
                                        the Transferor automatically
                                        transfers to the Trust all of its
                                        right, title, and interest in and
                                        to the Receivables purchased by
                                        it pursuant to the Purchase
                                        Agreements, subject to certain
                                        restrictions on the automatic
                                        addition of new Obligors set
                                        forth herein. See "Risk
                                        Factors--Transfer of the
                                        Receivables; Insolvency Risk
                                        Considerations" for a discussion
                                        of certain legal considerations
                                        relating to such transfer.
                                        Contemporaneously with the
                                        issuance of the Certificates, the
                                        FCI Purchase Agreement and the
                                        Pooling and Servicing Agreement
                                        will be amended to provide for
                                        the sale on an ongoing basis by
                                        FCI to the Transferor, and by the
                                        Transferor to the Trust,
                                        respectively, of the revolving
                                        credit card loans originated by
                                        FNB.

Receivables.......................   The Receivables consist of Closed End
                                        Receivables and Revolving
                                        Receivables. Receivables will not
                                        be Eligible Receivables and,
                                        therefore, will not be
                                        transferred to the Transferor and
                                        the Trust until the Obligor
                                        thereof has made at least one
                                        payment with respect to such
                                        Receivable or any other
                                        receivable owing to FNB or
                                        Fingerhut (such an Obligor, a
                                        "Back End Customer"). In
                                        addition, the Trust assets
                                        include recoveries (net of
                                        collection expenses) on
                                        Receivables which were previously
                                        charged off as uncollectible
                                        ("Recoveries"). Subject to
                                        certain restrictions on the
                                        addition of new Obligors set
                                        forth herein, all Receivables
                                        originated by FNB which are
                                        Eligible Receivables are
                                        purchased by the Transferor and
                                        thereafter automatically
                                        transferred to the Trust. The
                                        amount of Receivables fluctuates
                                        from day to day as new
                                        Receivables are generated and as
                                        existing Receivables are
                                        collected, written off as
                                        uncollectible, or otherwise
                                        adjusted.

                                     The Receivables consist of Principal
                                        Receivables and Finance Charge
                                        Receivables. "Finance Charge
                                        Receivables" include (i) with
                                        respect to revolving credit card
                                        loans originated by FNB, amounts
                                        billed from time to time to
                                        Obligors in respect of Periodic
                                        Finance Charges, overlimit fees,
                                        late charges, returned check
                                        fees, annual account fees or
                                        service charges, transaction
                                        charges and similar fees and
                                        charges (except for fees
                                        associated with ancillary
                                        products and services sold to
                                        Obligors) plus (ii) with respect
                                        to all Receivables, Recoveries,
                                        any other fees, other than
                                        prepaid insurance premiums,
                                        billed to Obligors, investment
                                        earnings on amounts credited to
                                        the Excess Funding Account and
                                        Discount Receivables. Discount
                                        Receivables are portions of the
                                        principal balance of Receivables
                                        which are recharacterized as
                                        Finance Charge Receivables based
                                        on a Discount Factor. The
                                        Discount Factor for Revolving
                                        Receivables on which the Obligors
                                        are Fingerhut customers will
                                        initially be ___% and for Closed
                                        End Receivables on which the
                                        Obligors are Fingerhut customers
                                        will initially be 25%. "Principal
                                        Receivables" are amounts payable
                                        by Obligors with respect to the
                                        Receivables other than such
                                        amounts that are Finance Charge
                                        Receivables or Default Amounts.
                                        See "Description of the Offered
                                        Certificates--Finance Charge
                                        Collections; Principal
                                        Collections."

                                     Subject to the satisfaction of the
                                        Rating Agency Condition,
                                        Receivables acquired by FNB or
                                        arising in Accounts acquired by
                                        FNB or Receivables originated by
                                        FNB in connection with the sale
                                        of merchandise or services by
                                        Persons who are not affiliated
                                        with Fingerhut on the Closing
                                        Date may be transferred to the
                                        Trust. Receivables acquired by
                                        FNB or originated by FNB in
                                        connection with the sale of
                                        merchandise or services by a
                                        Person who is affiliated with
                                        Fingerhut on the Closing Date may
                                        be transferred to the Trust
                                        without satisfying the Rating
                                        Agency Condition. These
                                        Receivables may have been
                                        originated using criteria
                                        different from those applied, and
                                        may have different terms or
                                        characteristics than the
                                        Receivables originated, by FNB in
                                        connection with the sale of
                                        merchandise or services by
                                        Fingerhut. See "Description of
                                        the Offered
                                        Certificates--Addition of Trust
                                        Assets."

Collections.......................   The Servicer deposits all collections
                                        of Receivables in the Collection
                                        Account. Collections on the
                                        Receivables will be allocated as
                                        collections of Principal
                                        Receivables or collections of
                                        Finance Charge Receivables in
                                        accordance with the definitions
                                        thereof. See "Description of the
                                        Offered Certificates--Finance
                                        Charge Collections; Principal
                                        Collections." Finance Charge
                                        Collections and Principal
                                        Collections are allocated on each
                                        business day among the Transferor
                                        Interest, the interest of the
                                        holder of any Participation and
                                        the respective interests of the
                                        certificateholders of each Series
                                        issued and outstanding from time
                                        to time in accordance with the
                                        Pooling and Servicing Agreement
                                        and applicable Supplements. In
                                        general, in accordance with such
                                        allocations and the provisions of
                                        the Pooling and Servicing
                                        Agreement and the applicable
                                        Supplements, (i) Finance Charge
                                        Collections and certain other
                                        amounts are applied on each
                                        business day to fund interest on
                                        the certificates of any Series
                                        then outstanding, to pay certain
                                        fees and expenses, to cover
                                        investor default amounts, to
                                        reimburse investor charge-offs
                                        and to make required payments to
                                        the Transferor, and (ii)
                                        Principal Collections and certain
                                        other amounts are applied on each
                                        business day to fund principal on
                                        the certificates of any Series
                                        then outstanding, except that
                                        during any revolving period
                                        applicable to a Series, Principal
                                        Collections otherwise allocable
                                        to the certificateholders of such
                                        Series which are not reallocated
                                        to cover amounts payable from
                                        Finance Charge Collections in the
                                        event of a shortfall thereof are
                                        paid to the holder of the
                                        Exchangeable Transferor
                                        Certificate or paid to the
                                        certificateholders of any other
                                        Series then outstanding. See
                                        "Description of the Offered
                                        Certificates--Application of
                                        Collections--Payment of Fees,
                                        Interest and Other Items."

Allocation of Trust Assets........   The Trust's assets will be allocated
                                        among the Class A
                                        Certificateholders' Interest, the
                                        Class B Certificateholders'
                                        Interest, the Class C
                                        Certificateholders' Interest, the
                                        Class D Certificateholders'
                                        Interest, the interest of the
                                        certificateholders of the
                                        Previously Issued Series that
                                        remain outstanding and any other
                                        Series (including the interest of
                                        the certificateholders of the
                                        Series 1998-1 Certificates)
                                        issued pursuant to the Pooling
                                        and Servicing Agreement and
                                        applicable Supplements, the
                                        interest of the holder of any
                                        Participation and the Transferor
                                        Interest. The interest of the
                                        certificateholders of any class
                                        of any Series in the assets of
                                        the Trust will be limited to the
                                        certificateholders' interest for
                                        such class and Series, and such
                                        certificateholders will not have
                                        any recourse against any assets
                                        of the Trust other than those
                                        allocated to such
                                        certificateholders' interest
                                        pursuant to the Pooling and
                                        Servicing Agreement and any
                                        applicable Supplement. The
                                        Transferor Interest represents
                                        the right to the assets of the
                                        Trust not allocated to the
                                        certificateholders' interest of
                                        any Series issued pursuant to the
                                        Pooling and Servicing Agreement
                                        and applicable Supplements or the
                                        interests of the holder of any
                                        Participation. The principal
                                        amount of the Transferor Interest
                                        will fluctuate as the amount of
                                        Receivables in the Trust, the
                                        invested amount of each Series
                                        (including any Series consisting
                                        of variable funding certificates)
                                        and the amounts on deposit in the
                                        Excess Funding Account change
                                        from time to time. See
                                        "Description of the Offered
                                        Certificates--General," "--Other
                                        Series," and "--Excess Funding
                                        Account."

                                     The Class A Certificates will
                                        represent the right to receive
                                        payments of interest on the Class
                                        A Certificates at the Class A
                                        Certificate Rate and the payment
                                        of principal to the extent of the
                                        Class A Invested Amount (which
                                        may be less than the aggregate
                                        outstanding principal amount of
                                        the Class A Certificates, in
                                        certain circumstances, if the
                                        Investor Default Amount exceeds
                                        funds allocable thereto and the
                                        Class B Invested Amount, the
                                        Class C Invested Amount and the
                                        Class D Invested Amount are
                                        reduced to zero). See
                                        "Description of the Offered
                                        Certificates--Subordination of
                                        the Class B Certificates," "
                                        --Allocation Percentages" and
                                        "--Investor Charge-Offs."

                                     TheClass B Certificates will
                                        represent the right to receive
                                        payments of interest on the Class
                                        B Certificates at the Class B
                                        Certificate Rate and the payment
                                        of principal to the extent of the
                                        Class B Invested Amount (which
                                        may be less than the aggregate
                                        outstanding principal amount of
                                        the Class B Certificates, in
                                        certain circumstances, if the
                                        Investor Default Amount exceeds
                                        funds allocable thereto and the
                                        Class C Invested Amount and the
                                        Class D Invested Amount are
                                        reduced to zero). See
                                        "Description of the Offered
                                        Certificates--Subordination of
                                        the Class B Certificates,"
                                        "--Allocation Percentages" and
                                        "--Investor Charge-Offs."

                                     The Class C Certificates will
                                        represent the right to receive
                                        payments of interest on the Class
                                        C Certificates at the Class C
                                        Certificate Rate and the payment
                                        of principal to the extent of the
                                        Class C Invested Amount (which
                                        may be less than the aggregate
                                        unpaid principal amount of the
                                        Class C Certificates, in certain
                                        circumstances, if the Investor
                                        Default Amount exceeds funds
                                        allocable thereto and the Class D
                                        Invested Amount is reduced to
                                        zero). See "Description of the
                                        Offered Certificates--Allocation
                                        Percentages" and "--Investor
                                        Charge-Offs." The Class C
                                        Certificates are not being
                                        offered hereby.

                                     The Class D Certificates will
                                        represent the right to receive
                                        payments of principal to the
                                        extent of the Class D Invested
                                        Amount. The Class D Certificates
                                        are not being offered hereby.

                                     The aggregate amount of Receivables in
                                        the Trust as of , 1998 (assuming
                                        that the Receivables to be added
                                        to the Trust on the Closing Date,
                                        including revolving credit card
                                        loans originated by FNB, had been
                                        included in the Trust on such
                                        date) was $ comprised of $ of
                                        Finance Charge Receivables and
                                        $________ of Principal
                                        Receivables. As of ____________,
                                        1998 (assuming that the
                                        Receivables to be added to the
                                        Trust on the Closing Date,
                                        including revolving credit card
                                        loans originated by FNB, had been
                                        included in the Trust on such
                                        date), the Principal Receivables
                                        consisted of $____________ of
                                        closed-end installment sale
                                        contracts originated by
                                        Fingerhut, $__________ of
                                        closed-end credit card loans
                                        originated by FNB and $__________
                                        of revolving credit card loans
                                        originated by FNB. The "Initial
                                        Invested Amount" will be equal to
                                        the sum of (i) an amount equal to
                                        the initial principal amount of
                                        the Class A Certificates; (ii) an
                                        amount equal to the initial
                                        principal amount of the Class B
                                        Certificates; (iii) an amount
                                        equal to the initial principal
                                        amount of the Class C
                                        Certificates; and (iv) an amount
                                        equal to the initial principal
                                        amount of the Class D
                                        Certificates. The aggregate
                                        principal amount of the
                                        Certificates, except as otherwise
                                        provided herein, will remain
                                        fixed at the Initial Invested
                                        Amount during the period
                                        beginning on the Closing Date and
                                        ending with the date on which the
                                        first principal payment is made
                                        with respect to the Certificates
                                        during the Amortization Period.
                                        No payment of principal with
                                        respect to the Class B
                                        Certificates may be made until
                                        the final principal payment of
                                        the Class A Invested Amount with
                                        respect to the Class A
                                        Certificates has been made. No
                                        payment of principal with respect
                                        to the Class C Certificates may
                                        be made until the final principal
                                        payment of the Class A Invested
                                        Amount with respect to the Class
                                        A Certificates and the final
                                        principal payment of the Class B
                                        Invested Amount with respect to
                                        the Class B Certificates have
                                        been made. During the Controlled
                                        Amortization Period, the Class D
                                        Invested Amount may be reduced
                                        and the amount of the Transferor
                                        Interest correspondingly
                                        increased concurrently with
                                        payments of principal for the
                                        benefit of the Offered
                                        Certificates and the Class C
                                        Certificates to an amount equal
                                        to the Stated Class D Amount. See
                                        "Description of the Offered
                                        Certificates--Principal
                                        Payments."

                                     The Class A Certificateholders'
                                        Interest, the Class B
                                        Certificateholders' Interest, the
                                        Class C Certificateholders'
                                        Interest, and the Class D
                                        Certificateholders' Interest will
                                        each include the right to receive
                                        (but only to the extent needed to
                                        make required payments under the
                                        Pooling and Servicing Agreement)
                                        varying percentages of Finance
                                        Charge Collections and Principal
                                        Collections during each Monthly
                                        Period. Finance Charge
                                        Collections prior to the
                                        occurrence of a Pay Out Event,
                                        the amount of Defaulted
                                        Receivables at all times, and
                                        Principal Collections during the
                                        Revolving Period will be
                                        allocated on each business day to
                                        the Class A Certificateholders'
                                        Interest, the Class B
                                        Certificateholders' Interest, the
                                        Class C Certificateholders'
                                        Interest, and the Class D
                                        Certificateholders' Interest
                                        based on the Class A Floating
                                        Allocation Percentage, the Class
                                        B Floating Allocation Percentage,
                                        the Class C Floating Allocation
                                        Percentage, and the Class D
                                        Floating Allocation Percentage,
                                        respectively. On and after the
                                        date on which a Pay Out Event is
                                        deemed to occur, Finance Charge
                                        Collections will be allocated on
                                        each business day to the Class A
                                        Certificateholders' Interest, the
                                        Class B Certificateholders'
                                        Interest, the Class C
                                        Certificateholders' Interest and
                                        the Class D Certificateholders'
                                        Interest based on the
                                        Fixed/Floating Allocation
                                        Percentage. During the Revolving
                                        Period, all Principal Collections
                                        that would otherwise be allocated
                                        to the Certificateholders will be
                                        allocated on each business day
                                        and paid to the holder of the
                                        Exchangeable Transferor
                                        Certificate (except for Shared
                                        Principal Collections used to
                                        make payments to other Series).
                                        During the Amortization Period,
                                        until the Class B Principal
                                        Payment Com mencement Date,
                                        Principal Collections will
                                        generally be allocated on each
                                        business day to the Class A
                                        Certificateholders' Interest
                                        based on the Fixed/Floating
                                        Allocation Percentage. On and
                                        after the Class B Principal
                                        Payment Commencement Date,
                                        Principal Collections will
                                        generally be allocated on each
                                        business day to the Class B
                                        Certificateholders' Interest
                                        based on the Fixed/Floating
                                        Allocation Percentage. On and
                                        after the Class C Principal
                                        Payment Commence ment Date, all
                                        Principal Collections will
                                        generally be allocated on each
                                        business day to the Class C
                                        Certificateholders' Interest
                                        based on the Fixed/Floating
                                        Allocation Percentage. See
                                        "Description of the Offered
                                        Certificates--Allocation
                                        Percentages."

Exchanges.........................   The Pooling and Servicing Agreement
                                        provides that the Trustee may
                                        issue three types of
                                        certificates: (i) investor
                                        certificates in one or more
                                        Series each of which may have
                                        multiple classes of certificates
                                        of which one or more such classes
                                        may be transferable, (ii)
                                        Participations representing
                                        participation interests in the
                                        Receivables, as described below,
                                        and (iii) the Exchangeable
                                        Transferor Certificate. The
                                        Exchangeable Transferor
                                        Certificate will evidence the
                                        Transferor Interest, will
                                        initially be held by the
                                        Transferor, and will be
                                        transferable only as provided in
                                        the Pooling and Servicing
                                        Agreement, including through the
                                        issuance of a Supplemental
                                        Certifi cate. See "Description of
                                        the Offered Certificates--Exchanges."
                                        The Pooling and Servicing Agreement
                                        also provides that, pursuant to
                                        any one or more Supplements, the
                                        Transferor may tender the
                                        Exchangeable Transferor
                                        Certificate or, if provided in
                                        the relevant Supplement,
                                        certificates comprising any
                                        Series and the Exchangeable
                                        Transferor Certificate, to the
                                        Trustee in exchange for
                                        certificates comprising one or
                                        more new Series and a reissued
                                        Exchangeable Transferor
                                        Certificate. However, at all
                                        times, the interest in the
                                        Principal Receivables in the
                                        Trust and amounts on deposit in
                                        the Excess Funding Account
                                        represented by the Transferor
                                        Interest must equal or exceed the
                                        Minimum Transferor Interest.
                                        Under the Pooling and Servicing
                                        Agreement, the Transferor may
                                        define, with respect to any new
                                        Series, the Principal Terms of
                                        such Series. See "Description of
                                        the Offered Certificates--Exchanges."
                                        The Transferor may offer any Series
                                        for sale in transactions either
                                        registered under the Securities
                                        Act or exempt from registration
                                        thereunder, directly, through one
                                        or more underwriters or placement
                                        agents, in fixed-price offerings,
                                        or in negotiated transactions or
                                        otherwise. The Transferor
                                        currently intends to offer, from
                                        time to time, additional Series
                                        issued by the Trust.

                                     Under the Pooling and Servicing
                                        Agreement, an Exchange of the
                                        Exchangeable Transferor Certificate
                                        for certificates comprising one
                                        or more Series and a reissued
                                        Exchangeable Transferor
                                        Certificate may occur only upon
                                        delivery to the Trustee of the
                                        following: (i) a Supplement
                                        specifying the Principal Terms of
                                        each Series to be issued in
                                        connection therewith, (ii) an
                                        opinion of counsel to the effect
                                        that the certificates of such
                                        Series will be characterized as
                                        indebtedness or as a partnership
                                        interest for federal income tax
                                        purposes under existing law, and
                                        that the issuance of such Series
                                        will not have a material adverse
                                        effect on the federal income tax
                                        characterization of any
                                        outstanding Series or result in
                                        the Trust being subject to tax at
                                        the entity level, (iii) if
                                        required by such Supplement, the
                                        form of Enhancement and an
                                        appropriate Enhancement agreement
                                        with respect thereto, (iv)
                                        written confirmation from each
                                        Rating Agency that the Exchange
                                        will not result in the Rating
                                        Agency reducing or withdrawing
                                        its original rating on any then
                                        outstanding Series rated by it,
                                        (v) an officer's certificate of
                                        the Transferor stating that,
                                        after giving effect to such
                                        Exchange, the Transferor Interest
                                        would be at least equal to the
                                        Minimum Transferor Interest, and
                                        (vi) the existing Exchangeable
                                        Transferor Certificate and, if
                                        applicable, the existing
                                        certificates representing the
                                        Series to be exchanged. See
                                        "Description of the Offered
                                        Certificates--Exchanges."

                                     The Pooling and Servicing Agreement
                                        provides that, pursuant to any
                                        one or more supplements to the
                                        Pooling and Servicing Agreement
                                        (each, a "Participation
                                        Supplement"), the Transferor may
                                        direct the Trustee to issue on
                                        behalf of the Trust one or more
                                        participations (each, a
                                        "Participation"), to be delivered
                                        to or upon the order of the
                                        Transferor upon the satisfaction
                                        of the Rating Agency Condition
                                        and certain other conditions
                                        described herein under
                                        "Description of the Offered
                                        Certificates -- Exchanges."

Interest..........................   Each Class A Certificate represents the
                                        right to receive interest
                                        accruing from the Closing Date at
                                        the rate equal to % per ----
                                        annum above LIBOR (calculated as
                                        described under "Description of
                                        the Offered
                                        Certificates--Interest Payments")
                                        as determined on , 1998 for the
                                        period from the Closing Date
                                        through __________, 1998 and at a
                                        rate equal to __% per annum above
                                        LIBOR determined on the related
                                        LIBOR Determination Date for the
                                        period from ___________, 1998
                                        through ___________, 1998 and
                                        with respect to each Interest
                                        Accrual Period thereafter (such
                                        rate, as in effect from time to
                                        time, the "Class A Certificate
                                        Rate"). Each Class B Certificate
                                        represents the right to receive
                                        interest accruing from the
                                        Closing Date at the rate equal to
                                        % per annum above LIBOR
                                        determined on________, 1998 for
                                        the period from the Closing Date
                                        through -----------, 1998 and at
                                        a rate equal to % per annum above
                                        LIBOR determined on the related
                                        LIBOR Determination Date for the
                                        period from___________, 1998
                                        through ___________, 1998 and
                                        with respect to each Interest
                                        Accrual Period thereafter (such
                                        rate, as in effect from time to
                                        time, the "Class B Certificate
                                        Rate" and together with the Class
                                        A Certificate Rate sometimes
                                        referred to as a "Certificate
                                        Rate" and collectively as the
                                        "Certificate Rates"). Interest on
                                        the Offered Certificates will be
                                        payable on ___________, and on
                                        each Distribution Date
                                        thereafter, in an amount equal to
                                        (i) with respect to the Class A
                                        Certificates, the product of (a)
                                        the actual number of days in the
                                        related Interest Accrual Period
                                        divided by 360, (b) the Class A
                                        Certificate Rate for such
                                        Interest Accrual Period and (c)
                                        the outstanding aggregate
                                        principal amount of the Class A
                                        Certificates as of the preceding
                                        Record Date (or in the case of
                                        the first Distribution Date, the
                                        initial principal amount of the
                                        Class A Certificates) and (ii)
                                        with respect to the Class B
                                        Certificates, the product of (a)
                                        the actual number of days in the
                                        related Interest Accrual Period
                                        divided by 360, (b) the Class B
                                        Certificate Rate for such
                                        Interest Accrual Period and (c)
                                        the outstanding aggregate
                                        principal amount of the Class B
                                        Certificates as of the preceding
                                        Record Date (or in the case of
                                        the first Distribution Date, the
                                        initial principal amount of the
                                        Class B Certificates).

                                     [On the Closing Date, the Transferor
                                        will make a deposit to the
                                        Interest Funding Account in an
                                        amount equal to $____________.]

                                      Interest payments on the Class A
                                        Certificates on each Distribution
                                        Date will be funded from
                                        Available Series Finance Charge
                                        Collections with respect to the
                                        preceding Monthly Period (or,
                                        with respect to the first
                                        Distribution Date, such
                                        Collections from and including
                                        the Closing Date to and including
                                        , 1998 [plus the amount of the
                                        initial deposit to the Interest
                                        Funding Account to be made on the
                                        Closing Date]), and from certain
                                        other funds allocated as set
                                        forth in the Pooling and
                                        Servicing Agreement to the Class
                                        A Certificates, and deposited on
                                        each business day during such
                                        Monthly Period in the Interest
                                        Funding Account. See "Description
                                        of the Offered Certificates--Interest
                                        Payments" and "--Application of
                                        Collections; Payment of Fees,
                                        Interest and Other Items."

                                     Subject to the prior payment of
                                        interest on the Class A
                                        Certificates, interest payments
                                        on the Class B Certificates on
                                        each Distribution Date will be
                                        funded from the portion of
                                        Available Series Finance Charge
                                        Collections with respect to the
                                        preceding Monthly Period (or,
                                        with respect to the first
                                        Distribution Date, such
                                        collections from and including
                                        the Closing Date to and including
                                        ___________ [plus the amount of
                                        the initial deposit to the
                                        Interest Funding Account to be
                                        made on the Closing Date]), and
                                        from certain other funds
                                        allocated as set forth in the
                                        Pooling and Servicing Agreement
                                        to the Class B Certificates, and
                                        deposited on each business day
                                        during such Monthly Period in the
                                        Interest Funding Account. See
                                        "Description of the Offered
                                        Certificates--Interest Payments"
                                        and "--Application of
                                        Collections; Payment of Fees,
                                        Interest and Other Items."

Revolving Period..................   The "Revolving Period" with respect to
                                        the Certificates means the period
                                        from and including the Closing
                                        Date to, but excluding, the
                                        earlier of (a) the commencement
                                        of the Controlled Amortization
                                        Period and (b) the commencement
                                        of the Early Amortization Period.
                                        See "De scription of the
                                        Certificates--Pay Out Events"
                                        herein for a discussion of the
                                        events which might lead to the
                                        termination of the Revolving
                                        Period prior to the commencement
                                        of the Controlled Amortization
                                        Period. The controlled
                                        amortization period with respect
                                        to the Certificates (the
                                        "Controlled Amortization Period")
                                        is scheduled to begin at the
                                        close of business on the last day
                                        of the Monthly Period. During the
                                        Revolving Period, Principal
                                        Collections otherwise allocable
                                        to the Certificateholders (other
                                        than any Shared Principal
                                        Collections paid to the holders
                                        of certificates of other Series
                                        and any Reallocated Principal
                                        Collections) will, subject to
                                        certain limitations, be paid from
                                        the Trust to the holder of the
                                        Exchangeable Transferor
                                        Certificate. See "Description of
                                        the Offered Certificates--Pay Out
                                        Events" for a discussion of the
                                        events which might lead to the
                                        termination of the Revolving
                                        Period for the Certificates prior
                                        to the end of the ___________
                                        Monthly Period.

Principal Payment;
Controlled Amortization...........   Unless a Pay Out Event shall have
                                        occurred with respect to the
                                        Certificates, during the period
                                        commencing with the -----------
                                        Monthly Period and ending with
                                        the ___________ Monthly Period,
                                        on each business day during such
                                        period, an amount equal to the
                                        lesser of (i) Available Investor
                                        Principal Collections, and (ii)
                                        the Class A Controlled
                                        Amortization Amount for such
                                        Monthly Period plus any Class A
                                        Deficit Controlled Amortization
                                        Amount arising from prior Monthly
                                        Periods, will be deposited in the
                                        Principal Account. On any
                                        business day when the amount on
                                        deposit in the Principal Account
                                        equals or exceeds the Class A
                                        Controlled Distribution Amount
                                        for the related Distribution
                                        Date, the balance of all such
                                        funds remaining on deposit in the
                                        Collection Account will be
                                        treated as Shared Principal
                                        Collections and may be used to
                                        make payments on other Series or
                                        classes of such Series that may
                                        be accumulating principal or
                                        amortizing. The funds on deposit
                                        in the Principal Account will be
                                        available to be paid to the Class
                                        A Certificateholders on
                                        the___________ Distribution Date
                                        and on each Distribution Date
                                        thereafter until the Class A
                                        Invested Amount is paid in full.
                                        If the funds available for
                                        distribution to the Class A
                                        Certificateholders on ___________
                                        (the "Class A Expected Final
                                        Payment Date") are insufficient
                                        to pay the Class A Invested
                                        Amount in full, all such funds
                                        will be distributed to the Class
                                        A Certificateholders at such time
                                        on a pro rata basis. Thereafter,
                                        until the Class A Invested Amount
                                        has been paid in full or the
                                        Termination Date has occurred,
                                        principal and interest payments
                                        will be made to Class A
                                        Certificateholders monthly on
                                        each Distribution Date. No
                                        payment of principal to the Class
                                        B Certificateholders will be made
                                        until the Class A Invested Amount
                                        has been paid in full. See
                                        "Description of the Offered
                                        Certificates--Principal
                                        Payments."

                                     On and after the Class B Principal
                                        Payment Commencement Date, on
                                        each business day thereafter, an
                                        amount equal to the lesser of (i)
                                        Available Investor Principal
                                        Collections, and (ii) the Class B
                                        Controlled Amortization Amount
                                        for such Monthly Period plus any
                                        Class B Deficit Controlled
                                        Amortization Amount arising from
                                        prior Monthly Periods, will be
                                        deposited in the Principal
                                        Account. On any business day when
                                        the amount on deposit in the
                                        Principal Account equals or
                                        exceeds the Class B Controlled
                                        Distribution Amount for the
                                        related Distribution Date, the
                                        balance of all such funds
                                        remaining on deposit in the
                                        Collection Account will be
                                        treated as Shared Principal
                                        Collections and may be used to
                                        make payments on other Series or
                                        classes of such Series which may
                                        be accumulating principal or
                                        amortizing. The funds on deposit
                                        in the Principal Account will be
                                        available to be paid to the Class
                                        B Certificateholders on the Class
                                        B Principal Payment Commencement
                                        Date and on each Distribution
                                        Date thereafter until the Class B
                                        Invested Amount is paid in full.
                                        If the funds available for
                                        distribution to the Class B
                                        Certificateholders on ___________
                                        (the "Class B Expected Final
                                        Payment Date") are insufficient
                                        to pay the Class B Invested
                                        Amount in full, all such funds
                                        will be distributed to the Class
                                        B Certificateholders at such time
                                        on a pro rata basis. Thereafter,
                                        until the Class B Invested Amount
                                        has been paid in full or the
                                        Termination Date has occurred,
                                        principal and interest payments
                                        will be made to Class B
                                        Certificateholders monthly on
                                        each Distribution Date. No
                                        payment of principal to the Class
                                        C Certificateholders will be made
                                        until the Class B Invested Amount
                                        has been paid in full. See
                                        "Description of the Offered
                                        Certifi cates--Principal
                                        Payments."

                                     Other Series offered by the Trust
                                        may or may not have amortization
                                        periods like the Amortization
                                        Periods for the Certificates, and
                                        any such periods may have
                                        different lengths and begin on
                                        different dates than the
                                        Amortization Period described
                                        herein. Thus, certain Series may
                                        be in their revolving periods
                                        while others are in their
                                        amortization periods. In
                                        addition, other Series may
                                        allocate Principal Receivables
                                        based upon different investor
                                        percentages. See "Description of
                                        the Offered Certificates--Exchanges"
                                        for a discussion of the potential
                                        terms of other Series. See "Annex
                                        I: Other Series" for a
                                        description of the terms of the
                                        Other Series that will remain
                                        outstanding upon the issuance of
                                        the Certificates.

Early Amortization Period.........   During the Early Amortization Period,
                                        Principal Collections allocable
                                        to the respective
                                        Certificateholders' Interest and
                                        certain other amounts (including
                                        Shared Principal Collections from
                                        any other Series, and the Excess
                                        Funding Account) will no longer
                                        be reinvested in the Trust or
                                        otherwise used to maintain the
                                        Certificateholders' Interest of
                                        such Series, but instead will be
                                        distributed as principal payments
                                        monthly on each Distribution Date
                                        beginning with the first
                                        Distribution Date following the
                                        Monthly Period in which a Pay Out
                                        Event occurs or is deemed to have
                                        occurred to the Class A
                                        Certificateholders in respect of
                                        the Class A Invested Amount and,
                                        following the payment in full of
                                        the Class A Invested Amount, to
                                        the Class B Certificateholders in
                                        respect of the Class B Invested
                                        Amount and, following the payment
                                        in full of the Class B Invested
                                        Amount, to the Class C
                                        Certificateholders in respect of
                                        the Class C Invested Amount and,
                                        following the payment in full of
                                        the Class C Invested Amount, to
                                        the Class D Certificateholders
                                        until the Class D Invested Amount
                                        is paid in full. See "Description
                                        of the Offered Certificates--Pay
                                        Out Events."

Shared Principal Collections......   To the extent that Principal Collections
                                        and other amounts that are
                                        allocated to the
                                        Certificateholders' Interest are
                                        not needed to make payments to
                                        the Certificateholders or
                                        required to be deposited in the
                                        Principal Account, they may be
                                        applied to cover principal
                                        payments due to or for the
                                        benefit of certificateholders of
                                        another Series, including
                                        principal payments which the
                                        Transferor elects to make with
                                        respect to any Variable Funding
                                        Certificates. Any such
                                        reallocation will not result in a
                                        reduction in the Certificateholders'
                                        Interest. In addition, Principal
                                        Collections and certain other
                                        amounts otherwise allocable to
                                        other Series, to the extent such
                                        collections are not needed to
                                        make payments to the
                                        certificateholders of such other
                                        Series, [and certain amounts
                                        allocated to any Participation]
                                        may be applied to cover principal
                                        payments due to or for the
                                        benefit of the holders of the
                                        Certificates. See "Description of
                                        the Offered Certificates--Principal
                                        Payments" and "Application of
                                        Collections."

Excess Funding Account............   At any time at which the Transferor
                                        Interest is less than the Minimum
                                        Transferor Interest, funds (to
                                        the extent available therefor as
                                        described herein) otherwise
                                        payable to the Transferor will be
                                        deposited in the Excess Funding
                                        Account on each business day
                                        until the Transferor Interest is
                                        at least equal to the Minimum
                                        Transferor Interest. Funds on
                                        deposit in the Excess Funding
                                        Account may, at the option of the
                                        Transferor, be withdrawn and paid
                                        to the Transferor to the extent
                                        that on any day the Transferor
                                        Interest exceeds the Minimum
                                        Transferor Interest.

                                     Any funds on deposit in the Excess
                                        Funding Account at the beginning
                                        of the Amortization Period will
                                        be deposited in the Principal
                                        Account and applied as Class A
                                        Principal for the next succeeding
                                        Distribution Date. In addition,
                                        no funds allocated to investor
                                        certificates of any Series will
                                        be deposited in the Excess
                                        Funding Account during any
                                        amortization period or early
                                        amortization period with respect
                                        to such Series until the
                                        principal account for such Series
                                        for such Distribution Date has
                                        been fully funded or the investor
                                        certificates of such Series
                                        have been paid in full. See
                                        "Description of the Offered
                                        Certificates--Excess Funding
                                        Account."

Distribution of Available Series
Finance Charge Collections Allocable
to Certificateholders.............   Available Series Finance Charge
                                        Collections will be applied on
                                        each business day in a Monthly
                                        Period in the following order of
                                        priority:

                                     (i) an amount equal to the amount of
                                        Class A Monthly Interest and any
                                        overdue Class A Monthly Interest
                                        not previously deposited in the
                                        Interest Funding Account for such
                                        Monthly Period and interest on
                                        any overdue interest amounts will
                                        be deposited in the Interest
                                        Funding Account;

                                     (ii) an amount equal to the amount
                                        of Class B Monthly Interest and
                                        any overdue Class B Monthly
                                        Interest not previously deposited
                                        in the Interest Funding Account
                                        for such Monthly Period and
                                        interest on any overdue interest
                                        amounts will be deposited in the
                                        Interest Funding Account;

                                     (iii) an amount equal to the amount
                                        of Class C Monthly Interest and
                                        any overdue Class C Monthly
                                        Interest not previously deposited
                                        in the Interest Funding Account
                                        for such Monthly Period and
                                        interest on any overdue interest
                                        amounts will be deposited in the
                                        Interest Funding Account;

                                     (iv) an amount equal to the Monthly
                                        Servicing Fee plus any Monthly
                                        Servicing Fee that was due but
                                        not paid on any prior business
                                        day will be paid to the Servicer;

                                     (v) an amount equal to the Investor
                                        Default Amount on such business
                                        day and, to the extent not
                                        previously paid, the Investor
                                        Default Amount for each prior
                                        business day in such Monthly
                                        Period will be (a) during the
                                        Revolving Period, treated as
                                        Shared Principal Collec tions and
                                        (b) during the Amortization
                                        Period, treated as Available
                                        Investor Principal Collections
                                        for the benefit of the
                                        Certificates;

                                     (vi) an amount equal to the Series
                                        Allocation Percentage of any
                                        Adjust ment Payment which the
                                        Transferor is required but failed
                                        to make pursuant to the Pooling
                                        and Servicing Agreement will be
                                        (a) during the Revolving Period,
                                        treated as Shared Principal
                                        Collections and (b) during the
                                        Amortization Period, treated as
                                        Available Investor Principal
                                        Collections for the benefit of
                                        the Certificates;

                                     (vii) an amount equal to
                                        unreimbursed Class A Investor
                                        Charge-Offs on such business day
                                        will be (a) during the Revolving
                                        Period, treated as Shared
                                        Principal Collections or (b)
                                        during the Amortization Period,
                                        treated as Available Investor
                                        Principal Collections for the
                                        benefit of the Certificates;

                                     (viii) an amount equal to the
                                        accrued and unpaid interest on
                                        the outstanding aggregate
                                        principal amount of the Class B
                                        Certificates not previously
                                        deposited in the Interest Funding
                                        Account for such Monthly Period
                                        will be deposited in the Interest
                                        Funding Account;

                                     (ix) an amount equal to the accrued
                                        and unpaid interest on the
                                        outstanding aggregate principal
                                        amount of the Class C
                                        Certificates not previously
                                        deposited in the Interest Funding
                                        Account for such Monthly Period
                                        will be deposited in the Interest
                                        Funding Account;

                                     (x) an amount equal to unreimbursed
                                        Class B Investor Charge-Offs on
                                        such business day will be (a)
                                        during the Revolving Period,
                                        treated as Shared Principal
                                        Collections and (b) during the
                                        Amortization Period, treated as
                                        Available Investor Principal
                                        Collections for the benefit of
                                        the Certificates;

                                     (xi) an amount equal to unreimbursed
                                        Class C Investor Charge-Offs on
                                        such business day will be (a)
                                        during the Revolving Period,
                                        treated as Shared Principal
                                        Collections and (b) during the
                                        Amortization Period, treated as
                                        Available Investor Principal
                                        Collections for the benefit of
                                        the Certificates;

                                     (xii) an amount equal to
                                        unreimbursed Class D Investor
                                        Charge-Offs on such business day
                                        will be (a) during the Revolving
                                        Period, treated as Shared
                                        Principal Collections and (b)
                                        during the Amortization Period,
                                        treated as Available Investor
                                        Principal Collections for the
                                        benefit of the Certificates;

                                     (xiii) at the option of the
                                        Transferor, on and after the
                                        Reserve Account Funding Date, but
                                        prior to the date on which the
                                        Defeasance Reserve Account
                                        terminates, an amount equal to
                                        the excess, if any, of the
                                        Required Reserve Account Amount
                                        over the Available Reserve
                                        Account Amount will be deposited
                                        in the Defeasance Reserve
                                        Account; and

                                     (xiv) the remainder will be treated
                                        as Excess Finance Charge Collections.
                                        See "Description of the Offered
                                        Certificates--Application of
                                        Collections."

Coverage of Interest
Shortfalls from Transferor
Finance Charge Collections........   If any amounts are on deposit in the
                                        Excess Funding Account on any
                                        business day, the Servicer will
                                        determine the amount (the
                                        "Negative Carry Amount"), if any,
                                        equal to the excess of (x) the
                                        product of (a) the Base Rate and
                                        (b) the product of (i) the
                                        amounts on deposit in the Excess
                                        Funding Account and (ii) the
                                        number of days elapsed since the
                                        previous business day divided by
                                        360 over (y) the aggregate amount
                                        of all earnings since the
                                        previous business day available
                                        from the Cash Equivalents in
                                        which funds on deposit in the
                                        Excess Funding Account are
                                        invested. The Servicer will apply
                                        an amount equal to the lesser of
                                        (i) the Series Allocation
                                        Percentage of the Finance Charge
                                        Collections allocable to the
                                        Exchangeable Transferor
                                        Certificate ("Transferor Finance
                                        Charge Collections") on such
                                        business day and (ii) the
                                        Negative Carry Amount for such
                                        business day in the manner
                                        specified for application of
                                        Available Series Finance Charge
                                        Collections.

Sharing of Excess Finance
Charge Collections................   Finance Charge Collections on any
                                        business day in excess of the
                                        amounts necessary to make
                                        required payments on such
                                        business day will be applied to
                                        cover any shortfalls with respect
                                        to amounts payable from Finance
                                        Charge Collections allocable to
                                        any other Series then
                                        outstanding, pro rata based upon
                                        the amount of the shortfall, if
                                        any, with respect to such other
                                        Series. Any Excess Finance Charge
                                        Collections remaining after
                                        covering shortfalls with respect
                                        to all outstanding Series will be
                                        paid to the Transferor.

Investor Default Amount;
Investor Charge-Offs..............   A portion of all Defaulted Receivables
                                        (the "Investor Default Amount")
                                        will be allocated to the
                                        Certificateholders on each
                                        business day in an amount equal
                                        to the product of the Floating
                                        Allocation Percentage and the
                                        principal amount of Defaulted
                                        Receivables on such business day.
                                        If on any Determination Date the
                                        aggregate Investor Default Amount
                                        and Series Allocation Percentage
                                        of unpaid Adjustment Payments, if
                                        any, for the preceding Monthly
                                        Period exceeds the aggregate
                                        amount of Available Series
                                        Finance Charge Collections
                                        applied to the payment thereof as
                                        described in clauses (v) and (vi)
                                        of "Distribution of Available
                                        Series Finance Charge Collections
                                        Allocable to Certificateholders,"
                                        and the amount of (x) Transferor
                                        Finance Charge Collections and
                                        (y) Excess Finance Charge
                                        Collections, in each case to the
                                        extent applied to the payment
                                        thereof as described in "Coverage
                                        of Interest Shortfalls from
                                        Transferor Finance Charge
                                        Collections," and "Sharing of
                                        Excess Finance Charge
                                        Collections," respectively, and
                                        any Reallocated Principal
                                        Collections applied with respect
                                        thereto, then the Class D
                                        Invested Amount will be reduced
                                        to the extent of such excess (but
                                        not in an amount greater than the
                                        sum of the remaining aggregate
                                        Investor Default Amount and the
                                        remaining Series Allocation
                                        Percentage of unpaid Adjustment
                                        Payments for such Monthly
                                        Period).

                                     The Class D Invested Amount will
                                        thereafter be increased (but not
                                        in excess of the unpaid principal
                                        amount of the Class D
                                        Certificates) on any business day
                                        by the amount of Available Series
                                        Finance Charge Collections
                                        allocated and available for such
                                        purpose as described in clause
                                        (xii) of "Distribution of
                                        Available Series Finance Charge
                                        Collections Allocable to
                                        Certificateholders." If the Class
                                        D Invested Amount is reduced to
                                        zero, the Class C Invested Amount
                                        will be reduced by an amount
                                        equal to the amount by which such
                                        excess would have caused the
                                        Class D Invested Amount to be
                                        reduced below zero (but not in
                                        excess of the sum of the
                                        remaining aggregate Investor
                                        Default Amount and the remaining
                                        Series Allocation Percentage of
                                        unpaid Adjustment Payments for
                                        such Monthly Period).

                                     The Class C Invested Amount will
                                        thereafter be increased (but not
                                        in excess of the unpaid principal
                                        amount of the Class C
                                        Certificates) on any business day
                                        by the amount of Available Series
                                        Finance Charge Collections
                                        allocated and available for that
                                        purpose as described in clause
                                        (xi) of "Distribution of
                                        Available Series Finance Charge
                                        Collections Allocable to
                                        Certificateholders." If the Class
                                        C Invested Amount is reduced to
                                        zero, the Class B Invested Amount
                                        will be reduced by an amount
                                        equal to the amount by which such
                                        excess would have caused the
                                        Class C Invested Amount to be
                                        reduced below zero (but not in
                                        excess of the sum of the
                                        remaining aggregate Investor
                                        Default Amount and the remaining
                                        Series Allocation Percentage of
                                        unpaid Adjustment Payments for
                                        such Monthly Period). If and for
                                        so long as the Class C Invested
                                        Amount is reduced to zero, the
                                        Class B Certificateholders will
                                        bear directly the credit and
                                        other risks associated with their
                                        undivided interest in the Trust.

                                     The Class B Invested Amount will
                                        thereafter be increased (but not
                                        in excess of the unpaid principal
                                        amount of the Class B
                                        Certificates) on any business day
                                        by the amount of Available Series
                                        Finance Charge Collections
                                        allocated and available for that
                                        purpose as described in clause
                                        (x) of "Distribution of Available
                                        Series Finance Charge Collections
                                        Allocable to Certificateholders."
                                        If the Class B Invested Amount is
                                        reduced to zero, the Class A
                                        Invested Amount will be reduced
                                        by an amount equal to the amount
                                        by which such excess would have
                                        caused the Class B Invested
                                        Amount to be reduced below zero
                                        (but not in excess of the sum of
                                        the remaining aggregate Investor
                                        Default Amount and the remaining
                                        Series Allocation Percentage of
                                        unpaid Adjustment Payments for
                                        such Monthly Period). If and for
                                        so long as the Class B Invested
                                        Amount is reduced to zero, the
                                        Class A Certificateholders will
                                        bear directly the credit and
                                        other risks associated with their
                                        undivided interest in the Trust.

                                     The Class A Invested Amount will
                                        thereafter be increased (but not
                                        in excess of the unpaid principal
                                        amount of the Class A
                                        Certificates) on any business day
                                        by the amount of Available Series
                                        Finance Charge Collections
                                        allocated and available for that
                                        purpose as described in clause
                                        (vii) of "Distribution of
                                        Available Series Finance Charge
                                        Collections Allocable to
                                        Certificateholders." See
                                        "Description of the Offered
                                        Certificates--Investor
                                        Charge-Offs."

Paired Series.....................   Subject to satisfaction of the Rating
                                        Agency Condition, the
                                        Certificates may be paired with
                                        one or more other Series or a
                                        portion of one or more other
                                        series issued by the Trust (each,
                                        a "Paired Series") at or after
                                        the Amortization Period
                                        Commencement Date but prior to
                                        the occurrence of a Pay Out
                                        Event. If a Paired Series is
                                        issued with respect to Series
                                        1998-2, following the issuance of
                                        such Paired Series, as the
                                        Invested Amount is reduced, the
                                        invested amount of the Paired
                                        Series would increase by an
                                        amount that otherwise would have
                                        increased the Transferor
                                        Interest. Upon payment in full of
                                        Series 1998-2, the increase in
                                        the invested amount of the Paired
                                        Series will be equal to the
                                        amount of the Invested Amount
                                        paid to Certificateholders of
                                        Series 1998-2 since the issuance
                                        of such Paired Series. If a Pay
                                        Out Event occurs with respect to
                                        any such Paired Series prior to
                                        the payment in full of the
                                        Certificates, the final payment
                                        of principal to the
                                        Certificateholders may be
                                        delayed. See "Description of the
                                        Offered Certificates--Paired
                                        Series."

Subordination of the Class B
Certificates, the Class C
Certificates and the Class D
Certificates......................   The Class B Certificates will be
                                        subordinated as described herein
                                        to the extent necessary to fund
                                        payments of principal and
                                        interest on the Class A
                                        Certificates. The Class C
                                        Certificates will be subordinated
                                        as described herein to the extent
                                        necessary to fund payments of
                                        principal and interest on the
                                        Class A Certificates and the
                                        Class B Certificates. The Class D
                                        Certificates will be subordinated
                                        as described herein to the extent
                                        necessary to fund payments of
                                        principal and interest on the
                                        Class A Certificates, the Class B
                                        Certificates and the Class C
                                        Certificates. See "Description of
                                        the Offered Certificates--Subordination
                                        of the Class B Certificates,"
                                        "--Reallocation of Cash Flows"
                                        and "--Reallocated Principal
                                        Collections." If on any business
                                        day there is a positive Class A
                                        Required Amount, Class B Required
                                        Amount or Class C Required
                                        Amount, certain Principal
                                        Collections for such business day
                                        will be used to fund first the
                                        Class A Required Amount, second
                                        the Class B Required Amount and
                                        third the Class C Required Amount
                                        and the Invested Amounts of the
                                        Class D Certificates, the Class C
                                        Certificates or the Class B
                                        Certificates may be reduced on
                                        the related Distribution Date as
                                        more fully described herein in
                                        "Description of the Offered
                                        Certificates--Reallocated
                                        Principal Collections." To the
                                        extent the Class B Invested
                                        Amount, the Class C Invested
                                        Amount or the Class D Invested
                                        Amount is reduced, the percentage
                                        of Finance Charge Collections
                                        allocated to the Class B
                                        Certificateholders, the Class C
                                        Certificateholders, or the Class
                                        D Certificateholders, as
                                        applicable, in subsequent Monthly
                                        Periods will be reduced.
                                        Moreover, to the extent the
                                        amount of such reduction in the
                                        Class B Invested Amount, the
                                        Class C Invested Amount, or the
                                        Class D Invested Amount is not
                                        reimbursed, the amount of
                                        principal distributable to the
                                        Class B Certificateholders, the
                                        Class C Certifi cateholders, or
                                        the Class D Certificateholders,
                                        as applicable, from the
                                        Collection Account will be
                                        reduced. Principal payments with
                                        respect to the Class B
                                        Certificates will not be made
                                        until the final payment of the
                                        Class A Invested Amount has been
                                        made to the Class A
                                        Certificateholders. Principal
                                        payments with respect to the
                                        Class C Certificates will not be
                                        made until the final payment of
                                        the Class A Invested Amount has
                                        been made to the Class A
                                        Certificateholders and the final
                                        payment of the Class B Invested
                                        Amount has been made to the Class
                                        B Certificateholders. During the
                                        Controlled Amortization Period,
                                        the Class D Invested Amount may
                                        be reduced and the amount of the
                                        Transferor Interest
                                        correspondingly increased
                                        concurrently with payments of
                                        principal to the Class A
                                        Certificateholders, the Class B
                                        Certificateholders and the Class
                                        C Certificateholders to an amount
                                        equal to the Stated Class D
                                        Amount. During the Early
                                        Amortization Period, principal
                                        payments with respect to the
                                        Class D Certificates will not be
                                        made and, except as a result of
                                        Class D Investor Charge-Offs or
                                        Reallocated Principal
                                        Collections, the Class D Invested
                                        Amount will not be reduced to an
                                        amount equal to the Stated Class
                                        D Amount until the final payment
                                        of the Class A Invested Amount
                                        has been made to the Class A
                                        Certificateholders, the final
                                        payment of the Class B Invested
                                        Amount has been made to the Class
                                        B Certificateholders and the
                                        final payment of the Class C
                                        Invested Amount has been made to
                                        the Class C Certificateholders.
                                        See "Description of the Offered
                                        Certificates--Subordination of
                                        the Class B Certificates,"
                                        "--Reallocation of Cash Flows"
                                        and "--Reallocated Principal
                                        Collections."

Defeasance........................   On the date during the Amortization
                                        Period that (x) an amount has
                                        been deposited (i) in the
                                        Defeasance Funding Account equal
                                        to the sum of the outstanding
                                        aggregate principal amount of the
                                        Class A Certificates, the Class B
                                        Certificates and the Class C
                                        Certificates, which amount shall
                                        be invested in Cash Equivalents
                                        and (ii) in the Defeasance
                                        Reserve Account equal to or
                                        greater than the excess of the
                                        sum of the Class A Monthly
                                        Interest, the Class B Monthly
                                        Interest and the Class C Monthly
                                        Interest over the amount of
                                        investment earnings on amounts in
                                        the Defeasance Funding Account,
                                        as estimated by the Transferor,
                                        for each of the Monthly Periods
                                        during the period from the date
                                        of such deposit to the Defeasance
                                        Funding Account through the
                                        _____________ Distribution Date
                                        for the Offered Certificates and
                                        the Class C Certificates, (y) the
                                        Rating Agency Condition has been
                                        satisfied and (z) the Transferor
                                        has satisfied certain other
                                        conditions, the Certificates will
                                        no longer be entitled to the
                                        security interest of the Trust in
                                        the Receivables and other Trust
                                        assets (except those set forth
                                        above), and the percentages
                                        applicable to the allocation to
                                        the Certificateholders of
                                        Principal Collections, Finance
                                        Charge Collections and Defaulted
                                        Receivables will be reduced to
                                        zero. Upon the satisfaction of
                                        the foregoing condi tions, the
                                        Class D Invested Amount will be
                                        reduced to zero. See "Description
                                        of the Offered
                                        Certificates--Defeasance."

Optional Repurchase...............   The Class A Certificates and the Class
                                        B Certificates will be subject to
                                        optional repurchase by the
                                        Transferor on any Distribution
                                        Date if on such Distribution Date
                                        the sum of the Class A Invested
                                        Amount, the Class B Invested
                                        Amount and the Class C Invested
                                        Amount would be reduced to an
                                        amount less than or equal to 10
                                        percent of the sum of the initial
                                        Class A Invested Amount, the
                                        initial Class B Invested Amount
                                        and the initial Class C Invested
                                        Amount, if certain conditions set
                                        forth in the Pooling and
                                        Servicing Agreement are met. The
                                        repurchase price will be equal to
                                        the sum of the Class A Invested
                                        Amount, the Class B Invested
                                        Amount and the Class C Invested
                                        Amount that would be remaining on
                                        such date after giving effect to
                                        any payments on such date plus
                                        accrued interest which would
                                        otherwise remain unpaid on the
                                        Class A Certificates, the Class B
                                        Cer tificates and the Class C
                                        Certificates through the day
                                        preceding the Distribution Date
                                        on which the repurchase occurs.
                                        See "Description of the Offered
                                        Certificates--Final Payment of
                                        Principal; Termination."

Tax Status........................   In the opinion of Special Tax Counsel,
                                        the Class A Certificates and the
                                        Class B Certificates will be
                                        characterized as debt for federal
                                        income tax purposes. Under the
                                        Pooling and Servicing Agreement,
                                        the Transferor, the Servicer, the
                                        Class A Certificateholders and
                                        the Class B Certificateholders,
                                        agree to treat the Class A
                                        Certificates and the Class B
                                        Certificates as debt for federal,
                                        state, and other tax purposes.
                                        See "Certain Federal Income Tax
                                        Consequences" for additional
                                        information concerning the
                                        application of federal income tax
                                        laws.

ERISA Considerations..............   Under a regulation issued by the U.S.
                                        Department of Labor (the "Plan
                                        Assets Regulation"), the Trust's
                                        assets would not be deemed "plan
                                        assets" of an employee benefit
                                        plan holding an interest in the
                                        Class A Certificates or Class B
                                        Certificates if such Class of
                                        Certificates qualify as
                                        "publicly-offered securities"
                                        within the meaning of the Plan
                                        Assets Regulation. To qualify as
                                        "publicly-offered securities"
                                        within the meaning of the Plan
                                        Assets Regulation, certain
                                        conditions must be met, including
                                        that interests in such Class of
                                        Certificates be held by at least
                                        100 persons independent of the
                                        Transferor and each other upon
                                        completion of the public offering
                                        being made hereby. [The Class A
                                        Underwriters expect, although no
                                        assurance can be given, that the
                                        Class A Certificates will be held
                                        by at least 100 such persons, and
                                        the Transferor anticipates that
                                        the other conditions of the
                                        "publicly-offered security"
                                        exception contained in the Plan
                                        Assets Regulation will be met
                                        with respect to the Class A
                                        Certificates.] No monitoring or
                                        other measures will be taken to
                                        ensure that any such conditions
                                        will be met with respect to the
                                        Class A Certificates. If the
                                        Trust's assets were deemed to be
                                        "plan assets" of such a plan,
                                        there is uncertainty whether
                                        existing exemptions from the
                                        "prohibited transaction" rules of
                                        the Employee Retirement Income
                                        Security Act of 1974, as amended
                                        ("ERISA"), would apply to all
                                        transactions involving the
                                        Trust's assets. See "Employee
                                        Benefit Plan Consider ations."

                                     The Class B Underwriters do not
                                        expect that the Class B
                                        Certificates will be held by 100
                                        or more independent investors
                                        and, therefore, do not expect
                                        that the Class B Certificates
                                        will qualify as "publicly-offered
                                        securities" under the Plan Assets
                                        Regulation. Accordingly, the
                                        Class B Certificates may not be
                                        acquired by employee benefit plan
                                        investors subject to Title I of
                                        ERISA or Section 4975 of the
                                        Internal Revenue Code of 1986, as
                                        amended (the "Code"), including,
                                        but not limited to, as
                                        applicable, an insurance company
                                        general account. Each Certificate
                                        Owner of a Class B Certificate,
                                        by its acceptance thereof, will
                                        be deemed to have represented and
                                        warranted that it is not an
                                        employee benefit plan investor
                                        subject to Title I of ERISA or
                                        Section 4975 of the Code. See
                                        "Employee Benefit Plan Consider
                                        ations."

Offered Certificate Ratings.......   It is a condition to the issuance of
                                        the Class A Certificates that
                                        they be rated "AAA" or its
                                        equivalent by at least one
                                        nationally recognized rating
                                        agency.

                                     It is a condition to the issuance of
                                        the Class B Certificates that
                                        they be rated at least "A" or its
                                        equivalent by at least one
                                        nationally recognized rating
                                        agency.

Listing...........................   Application will be made to list the
                                        Offered Certificates on the
                                        Luxembourg Stock Exchange.


                               RISK FACTORS

LIMITED LIQUIDITY

        There is currently no market for the Offered Certificates. Each Underwriter expects to make a market in each Class of the Offered Certificates purchased by it from the Transferor, but is not obligated to do so. There is no assurance that a secondary market will develop or, if it does develop, that it will provide Certificate Owners with liquidity of investment or that it will continue until the Offered Certificates are paid in full.

LIMITED HISTORY FOR ORIGINATION OF REVOLVING LOANS

        FNB began originating revolving credit card loans in November 1996 and began originating closed-end loans in January 1997 and thus has limited underwriting experience. While Fingerhut originated closed-end installment sale contracts for more than years, Fingerhut has not originated a significant amount of revolving credit card loans. As a result, FNB and its affiliates have very limited experience with respect to revolving credit card loans. However, the underwriting criteria being utilized by FNB in originating these Receivables are derived from the underwriting criteria utilized by Fingerhut prior to January 1997 in originating closed-end installment sale contracts. There can be no assurances that the performance of the revolving credit card loans originated by FNB will be comparable to the historical performance of the closed-end installment sale contracts originated by Fingerhut and FNB. See "Fingerhut Corporation's and Fingerhut National Bank's Businesses--Credit Management."

NON-RECOURSE TO TRANSFEROR, FCI, FNB, FINGERHUT OR AFFILIATES THEREOF

        No Certificateholder will have recourse for distributions on its Certificates to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate, to the extent described herein), FCI, FNB, Fingerhut or any affiliates thereof. Consequently, Certificateholders must rely solely upon payments on the Receivables for distributions of principal of and interest on the Certificates. Furthermore, under the Pooling and Servicing Agreement, the Certificateholders have an interest in the Receivables and Collections only to the extent of the Certificateholders' Interest and, to the limited extent described herein, the Transferor Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor (other than the Exchangeable Transferor Certificate, to the extent described herein), FCI, FNB, Fingerhut or any affiliates thereof to satisfy their claims.

TRANSFERS OF THE RECEIVABLES; INSOLVENCY RISK CONSIDERATIONS

        Under the Bank Purchase Agreement, FNB has represented and warranted to FCI, and, under the applicable Purchase Agreement, FCI and Fingerhut have represented and warranted to the Transferor, that the transfer of Receivables to FCI or the Transferor, is a valid sale and assignment. In addition, FNB, FCI, Fingerhut and the Transferor have agreed that if, notwithstanding their intent, the respective sales of Receivables to FCI and the Transferor, are not treated as sales, the Bank Purchase Agreement or the Purchase Agreement, as applicable, will be deemed to create a security interest in the Receivables. In a receivership or conservatorship of FNB or in a bankruptcy proceeding involving FCI or Fingerhut, if the conveyance of the Receivables is not treated as a sale, but is deemed to create a security interest in the Receivables, FCI's, or the Transferor's interest in the Receivables may be subject to tax or other governmental liens relating to FNB, FCI or Fingerhut, as applicable, arising before the subject Receivables came into existence and to certain administrative expenses of the receivership, conservatorship or bankruptcy proceeding. FNB, FCI and Fingerhut have taken or will take certain actions required to perfect the interest of FCI or the Transferor, as applicable, in the Receivables. If a bankruptcy trustee for FCI or Fingerhut, FCI or Fingerhut as debtor-in-possession, or a creditor of FCI or Fingerhut were to take the view that FCI or Fingerhut and the Transferor should be substantively consolidated or that the transfer of the Receivables from FCI to the Transferor, or from Fingerhut to the Transferor, respectively, should be recharacterized as a pledge of such Receivables, then delays in payments on the Offered Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result.

        In addition, a conservator or receiver would have the power under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving FNB. However, notwithstanding the insolvency of, or the appointment of a receiver or conservator for, FNB, subject to certain qualifications, a valid perfected security interest of FCI in the Receivables should be enforceable (to the extent of FCI's "actual direct compensatory damages" (as described below)) and payments to FCI with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by such a conservator or receiver. If, however, the conservator or receiver were to assert that the security interest was unperfected or unenforceable, or were to require FCI to establish its right to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to FNB as provided under FIRREA, delays in payments to the Trust and on the Certificates and possible reductions in the amount of those payments could occur. In the event of a repudiation of obligations by a conservator or receiver, FIRREA provides that a claim for the repudiated obligation is limited to "actual direct compensatory damages" determined as of the date of the appointment of the conservator or receiver (which in most cases are expected to include the outstanding principal on the Certificates plus interest accrued thereon to the date of payment). The FDIC has not adopted a formal policy statement on payment of principal and interest on collateralized borrowings of banks that are repudiated. The Transferor believes that the general practice of the FDIC in such circumstances is to permit the collateral to be applied to pay the principal owed plus interest at the contract rate up to the date of payment, together with the costs of liquidation of the collateral if provided for in the contract. In one case involving the repudiation by the Resolution Trust Corporation (the "RTC") of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that "actual direct compensatory damages" in the case of a marketable security meant the value of the repudiated bonds as of the date of repudiation. If that court's view were applied to determine FCI's "actual direct compensatory damages" in the event a conservator or receiver of FNB repudiated the Bank Purchase Agreement, the amount paid to Certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the Certificates and the interest accrued thereon to the date of payment. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

        Although the Pooling and Servicing Agreement provides that the Transferor will transfer all of its right, title, and interest in and to the Receivables to the Trust, a court could treat such transactions as an assignment of collateral as security for the benefit of holders of certificates issued by the Trust. It is possible that the risk of such treatment may be increased by the retention by the Transferor of the Exchangeable Transferor Certificate, the Class D Certificates, a class of each of the Previously Issued Series, a class of the Series 1998-1 Certificates and any other class of Certificates that may be issued and retained by the Transferor. The Transferor represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Transferor has taken and will take certain actions required to perfect the Trust's interest in the Receivables and warrants that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Trustee will have a first priority perfected security interest therein, subject only to Permitted Liens. If the transfer of the Receivables to the Trust is deemed to create a security interest therein under the UCC, a tax or government lien on property of the Transferor arising before Receivables come into existence may have priority over the Trust's interest in such Receivables. In the event of the insolvency of the Transferor, certain administrative expenses may also have priority over the Trust's interest in such Receivables. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

        To the extent that the Transferor is deemed to have granted a security interest in the Receivables to the Trust and such security interest was validly perfected before any insolvency of the Transferor and was not granted or taken in contemplation of insolvency or with the intent to hinder, delay, or defraud the Transferor or its creditors, such security interest should not be subject to avoidance in the event of insolvency or receivership of the Transferor, and payments to the Trust with respect to the Receivables should not be subject to recovery by a bankruptcy trustee or receiver of the Transferor. If, however, a bankruptcy trustee or receiver were to assert a contrary position, delays in payments on the Offered Certificates and possible reductions in the amount of those payments could occur.

        In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's estate in a bankruptcy of the seller. If Fingerhut, FCI or the Transferor were to become subject to a bankruptcy proceeding or if FNB were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of Octagon are distinguishable from those in the sale transactions between FNB and FCI, FCI and the Transferor, Fingerhut and the Transferor and the Transferor and the Trust and the reasoning of the 10th Circuit appears to be inconsistent with established precedent and the UCC. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

        If a receiver or conservator were appointed for the Servicer, and no Servicer Default other than such bankruptcy or receivership or insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the certificateholders of all Series from effecting a transfer of servicing to a successor Servicer. If a bankruptcy trustee were appointed for the Transferor, causing a Pay Out Event with respect to all Series then outstanding, new Principal Receivables would not be transferred to the Trust pursuant to the Pooling and Servicing Agreement and the Trustee would sell the portion of the Receivables allocable in accordance with the Pooling and Servicing Agreement to each Series (unless holders of more than 50% of the principal amount of each class of each Series, excluding any class or portion thereof held by the Transferor, and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificates other than the Transferor instruct otherwise), thereby causing early termination of the Trust and a loss to the Certificateholders if the net proceeds allocable to the Certificateholders from such sale, if any, were insufficient to pay the Certificateholders in full. The net proceeds of any such sale of the portion of the Receivables allocated in accordance with the Pooling and Servicing Agreement to Series 1998-2 will first be used to pay amounts due to the Class A Certificateholders, will thereafter be used to pay amounts due to the Class B Certificateholders, will thereafter be used to pay amounts due to the Class C Certificateholders, and will thereafter be used to pay amounts due to the Class D Certificateholders. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee for the Transferor, the bankruptcy trustee may have the power to continue to require the Transferor to transfer new Receivables to the Trust and to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee for the Transferor may have the power to cause early payment of the Certificates. In the event of an early payment of principal on the Certificates, Certificateholders may realize a lower yield on their reinvestment of such early payment and may be required to incur costs associated with reinvesting such funds. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy or Receivership."

CONSUMER AND DEBTOR PROTECTION LAWS

        The Accounts and the Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States Congress and the states may enact laws and amendments to existing laws to regulate further consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.

        Receivables originated by Fingerhut were generated under the Minnesota "time-price" doctrine. Under this doctrine, the difference between the time price and cash price for the goods sold is not treated as interest subject to regulation under Minnesota's usury laws. In certain states, these Receivables are subject to regulations that limit maximum finance charges and require refunding of finance charges to customers under certain circumstances. Fingerhut believes that the time payment pricing and credit practices applicable to these Receivables are in compliance with applicable state requirements. On August 14, 1997, Fingerhut was served with a summons and class action complaint commenced in Minnesota District Court, Fourth Judicial District, on behalf of named plaintiffs in ten states. The alleged class consists of "Fingerhut customers whose contracts are declared by Fingerhut to be governed by Minnesota law." The complaint alleges violations of the usury law, deceptive trade practices and consumer fraud based on Fingerhut's use of the "time price" doctrine in its credit sales. Fingerhut has filed a notice of motion to dismiss, or in the alternative for summary judgment. There can be no assurance that the outcome of such lawsuit will not be adverse to Fingerhut. The plaintiffs' claims are substantially identical to the claims asserted in an earlier case brought against Fingerhut in the same court. The court granted summary judgment in favor of Fingerhut in that case in March 1997. The plaintiffs in the earlier case did not appeal the summary judgment, and their counsel has refiled their claims on behalf of new members of the purported plaintiff class.

         Any change of law, including any changes to the "time-price" doctrine with retroactive application, negatively affecting the Receivables or FNB's credit practices could adversely affect the Servicer's ability to collect the full amount of the Receivables.

        Although the Transferor will make certain representations and warranties relating to the validity and enforceability of the Receivables, the Trustee will not make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects or compliance with such representations and warranties, or for any other purpose. In the event of a breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment and transfer of the entire Trust portfolio. See "Description of the Offered Certificates--Representations and Warranties" and "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

        Application of federal and state bankruptcy and debtor relief laws to the obligations represented by the Receivables could adversely affect the interests of the Certificateholders in the Receivables. See "Description of the Offered Certificates--Defaulted Receivables; Dilution."

PAYMENTS AND MATURITY

        The Receivables may be paid at any time and there is no assurance that there will be additional Receivables created or that any particular pattern of repayments will occur. A significant decline in the amount of Receivables generated could result in the occurrence of a Pay Out Event and the commencement of the Early Amortization Period if, as a result, the Transferor Interest were reduced below the Minimum Transferor Interest or amounts in the Excess Funding Account result in significant Negative Carry Amounts. See "Maturity Considerations" and "Description of the Offered Certificates--Pay Out Events" for a discussion of other Pay Out Events. If a Pay Out Event occurs, the Early Amortization Period will commence and the average life and maturity of the Offered Certificates may be significantly reduced. There can be no assurance in that event that the holders of the Offered Certificates would be able to reinvest any accelerated distributions on account of such Offered Certificates in other suitable investments having a comparable yield.

EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS

        The Class B Certificates will be subordinated in right of payment of principal to the payment of principal and interest on the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the final principal payment with respect to the Class A Certificates has been made and the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Distribution Date if collections of Principal Receivables allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or if the aggregate Investor Default Amount and unpaid Adjustment Payments, if any, for each business day in the preceding Monthly Period exceeds the aggregate Available Series Finance Charge Collections applied to the payment thereof and is not funded from Excess Finance Charge Collections, Transferor Finance Charge Collections, Class C Reallocated Principal Collections or Class D Reallocated Principal Collections and the Class C Invested Amount and the Class D Invested Amount have been reduced to zero. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections allocable to the Class B Certificateholders' Interest in future Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Investor Charge-Offs" and "--Subordination of the Class B Certificates."

EFFECT OF ADDITION OF TRUST ASSETS ON CREDIT QUALITY

        The Transferor automatically designates all Receivables which are Eligible Receivables to be conveyed to the Trust. Such additional Receivables may include receivables originated using criteria different from those which were applied to the Receivables existing on the Closing Date related to the Trust or to previously-designated Receivables, because such accounts were originated at a different date. Consequently, there can be no assurance that Receivables designated in the future will be of the same credit quality as previously-designated Receivables. In addition, subject to the satisfaction of certain conditions described herein, including satisfaction of the Rating Agency Condition, such additional Receivables may have been originated in connection with the sale of merchandise or services by an entity other than Fingerhut and may consist of receivables that have different terms or characteristics than the Receivables previously included in the Trust, including lower periodic rate finance charges and other fees and charges, or different payment rates and higher loss or delinquency experience, which may have the effect of reducing the average yield on the portfolio of accounts included in the Trust.

NEGATIVE CARRY

        Any amounts deposited in the Excess Funding Account subsequent to the Closing Date will result in a reduction of Portfolio Yield to the extent that the Cash Equivalents in which such amounts are invested earn a rate which is less than the effective yield from Finance Charge
Receivables.

BASIS RISK

        Finance Charge Collections with respect to the Receivables include amounts billed with respect to finance charges and fees and principal amounts discounted at designated rates. Closed End Receivables are discounted at a fixed rate of 25% and Revolving Receivables will be discounted at a fixed rate of ___%. The Class A Certificate Rate and the Class B Certificate Rate are each based on LIBOR. If there is an increase in LIBOR, the amount of collections from the Discount Receivables may not be similarly increased. In addition, the revolving credit card loans in the Trust generally will have finance charges set at a variable rate above a designated prime rate or other designated index. If there is a decline in such prime rate or other designated index which does not coincide with a decline in LIBOR, the amount of Finance Charge Collections on such Receivables would be reduced, whereas amounts payable as interest on the Class A and Class B Certificates and other amounts required to be funded out of collections of Finance Charge Receivables with respect to the Certificates would not be similarly reduced.

DEPENDENCE ON FINGERHUT

        All new Receivables currently arise from the extension of credit by FNB in connection with the sale of merchandise and financial service products by Fingerhut. The Trust is dependent upon Fingerhut for the retail sales from which FNB generates Receivables. The direct marketing industry, in general, is highly competitive. Generally, Fingerhut competes not only with other direct marketers but with department stores and numerous other types of retail outlets, including variety stores and discount stores. None of the transaction documents prohibit Fingerhut from selling all or any portion of its business or assets. Accordingly, there can be no assurance that Fingerhut will continue to generate Receivables at the same rate as in prior years.

SOCIAL, TECHNOLOGICAL AND ECONOMIC FACTORS

        Changes in purchase and payment patterns by Obligors may result from a variety of social, technological, and economic factors. Social factors include potential changes in consumers' attitudes toward financing purchases with debt. Technological factors include new methods of payment. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Obligors generally have billing addresses in all 50 states, the District of Columbia and other United States territories and possessions. There is no basis, however, to predict whether, or to what extent, social, technological, or economic factors will affect future use of credit or repayment patterns.

BOOK-ENTRY REGISTRATION

        Each Class of the Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. Unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the Pooling and Servicing Agreement. Hence, until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly through DTC and its participating organizations and, unless a Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Pooling and Servicing Agreement only if, when and to the extent provided to Certificate Owners by DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Offered Certificates--Book-Entry Registration" and "--Definitive Certificates."

ABILITY OF FNB TO CHANGE PAYMENT TERMS

        Pursuant to the Pooling and Servicing Agreement, the Transferor will not be transferring to the Trust any Accounts but only the Receivables arising in the Accounts. As owner of the Accounts, FNB will have the right to determine the annual percentage rates, if any, and the fees which will be applicable from time to time to the Receivables, to alter the payment terms of the Receivables and to change various other terms with respect to the Receivables. A decrease in the annual percentage rates or a reduction in fees would decrease the effective yield on the Receivables and could result in the occurrence of a Pay Out Event with respect to the Certificates. An alteration of payment terms may result in fewer payments on Receivables being made in any month. Under the Bank Purchase Agreement, FNB agrees that, unless required by law, it will not at any time change the terms and provisions of the Contracts establishing the Accounts or the Credit and Collection Policy if, as a result of any such change, either (i) FNB's reasonable belief is that such change will materially impair the collectibility of any Receivable or cause a Pay Out Event to occur either immediately or with the passage of time or (ii) such change is not also applied to any comparable segment of the receivables owned by FNB or one of its affiliates that have characteristics the same as, or substantially similar to, the Receivables.

        The Servicer will have the right to generate new Receivables with payment terms which are generally longer than the current payment terms on the Receivables. Such a lengthening of the payment period could result in a reduction of the monthly payment rate and consequently a reduction in the Portfolio Yield unless the Discount Factor is increased accordingly, with respect thereto for any Monthly Period.

CONTROL

        Subject to certain exceptions, the investor certificateholders of each Series may take certain actions, or direct certain actions to be taken, under the Pooling and Servicing Agreement or the related Supplement. In determining whether the required percentage of Certificateholders have given their approval or consent, except as otherwise specified, the Class A Certificateholders, the Class B Certificateholders and the Class C Certificateholders will be treated as a single Series. Accordingly, while the Class A Certificates are outstanding, the Class A Certificateholders will have the power to determine whether any such action is taken without regard to the position or interests of the Class B Certificateholders or the Class C Certificateholders relating to such action. However, under certain circumstances the consent or approval of a specified percentage of the aggregate invested amount of all Series outstanding or of the invested amount of each class of each Series may be required to direct certain actions, including requiring the appointment of a successor Servicer following a Servicer Default, amending the Pooling and Servicing Agreement in certain circumstances, directing the Servicer not to sell the Receivables upon the occurrence of an Insolvency Event and directing a repurchase of all outstanding Series upon the breach of certain representations and warranties by the Transferor.

MASTER TRUST CONSIDERATIONS

        In addition to the Certificates, the Trust, as a master trust, has issued the Previously Issued Series and is expected to issue additional Series (including Series 1998-1) from time to time. See "Annex
I: Other Series." While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating collections, provisions creating security or Enhancements, different classes of certificates (including subordinated classes of certificates), provisions subordinating such Series to another Series (if the Supplement relating to such Series so permits) or another Series to such Series (if the Supplement for such other Series so permits), and any other amendment or supplement to the Pooling and Servicing Agreement which is made applicable only to such Series. See "Description of the Offered Certificates--Exchanges." In addition, the provisions of any Supplement may give the holders of the certificates issued pursuant thereto consent, approval, or other rights that could result in such holders having the power to cause the Transferor, the Servicer, or the Trustee to take or refrain from taking certain actions, including, without limitation, actions with respect to the exercise of certain rights and remedies under the Pooling and Servicing Agreement, without regard to the position or interest of the certificateholders of any other Series. Similar rights may also be given to the provider of any Enhancement for any Series. It is a condition precedent to issuance of any additional Series that each Rating Agency that has rated any outstanding Series deliver written confirmation to the Trustee that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series. There can be no assurance, however, that the Principal Terms of any other Series, including any Series issued from time to time hereafter, might not have an adverse impact on the timing and amount of payments received by a Certificateholder or the value of Certificates even if there is no change in the rating of any outstanding Series. See "Description of the Offered Certificates--Exchanges."

CERTIFICATE RATING

        It is a condition to issuance of the Class A Certificates that they be rated "AAA" or its equivalent by at least one nationally recognized rating agency. It is a condition to issuance of the Class B Certificates that they be rated "A" or its equivalent by at least one nationally recognized rating agency. The ratings assigned to the Offered Certificates by a Rating Agency will reflect such Rating Agency's assessment of the likelihood that Certificateholders of such Class will receive the payments of interest and principal required to be made under the Pooling and Servicing Agreement and the applicable Supplement, in the case of principal on or prior to the Termination Date, and in the case of interest, as required under the Pooling and Servicing Agreement. The ratings will be based primarily on an assessment of the Receivables in the Trust (including the eligibility criteria for the transfer of Receivables to the Trust), of the amounts held in any trust account for the benefit of the Offered Certificates (including in the Excess Funding Account, if any) and the subordination of the Class B Certificates, Class C Certificates and the Class D Certificates for the benefit of the Class A Certificates and the subordination of the Class C Certificates and the Class D Certificates for the benefit of the Class B Certificates. However, any such rating will not address the possibility of the occurrence of a Pay Out Event with respect to the Offered Certificates, the possibility of the imposition of United States withholding tax with respect to non-U.S. Certificateholders or the likelihood that the principal of, or interest on, the Offered Certificates will be paid by the Class A Expected Final Payment Date or the Class B Expected Final Payment Date, as applicable. It is a condition to issuance of the Class C Certificates that they be rated "BBB" or its equivalent by at least one nationally recognized rating agency. The Class D Certificates will not be rated. The ratings are not a recommendation to purchase, hold, or sell the Class A Certificates or the Class B Certificates, inasmuch as such ratings do not comment as to the market price or suitability for a particular investor. There can be no assurance that the ratings will remain in effect for any given period of time or that any rating will not be lowered or withdrawn by any Rating Agency if in its judgment circum stances so warrant.

        The Transferor will request a rating of the Offered Certificates by at least one nationally recognized Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating with respect to any Class of the Offered Certificates, and, if so, what such rating would be. A rating assigned to any Class of the Offered Certificates by a rating agency that has not been requested by the Transferor to do so may be lower than the ratings assigned by the Rating Agencies pursuant to the Transferor's request.

DEFEASANCE

        The Certificates are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Certificates in exchange for the amounts deposited in the Defeasance Funding Account and the Defeasance Reserve Account as a result of the Defeasance. However, if such a sale or exchange were deemed to occur, because of the short time period until the Class A Scheduled Payment Date or Class B Scheduled Payment Date, as applicable, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on Certificateholders for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Certificateholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.

EFFECT OF DISCOUNT FACTOR

        Pursuant to the Pooling and Servicing Agreement, the Transferor has elected to discount the Receivables by initially designating 25% of the amount of Closed End Receivables on which the Obligors are Fingerhut customers and ___% of the amount of Revolving Receivables on which the Obligors are Fingerhut customers that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. The Transferor may, without notice or consent of the Certificateholders, from time to time, increase, reduce or eliminate such percentages. An increase in the percentage of Principal Receivables to be treated as Finance Charge Receivables will increase the percentage of collections on the Receivables that are treated as collections of Finance Charge Receivables, which will increase the Portfolio Yield to a level higher than it would be in the absence of such designation. As a result, such designation would decrease the likelihood of the occurrence of a Pay Out Event based upon a reduction of the average Portfolio Yield for any three-month period to a rate below the average Base Rate for such period. However, such designation would also reduce the aggregate amount of Principal Receivables, which could increase the likelihood of the occurrence of a Pay Out Event if the Aggregate Principal Receivables fall below the Minimum Aggregate Principal Receivables. A reduction in the Discount Factor could reduce the Portfolio Yield and may increase the possibility of a Pay Out Event arising, if the average Portfolio Yield for any three-month period is less than the Base Rate for such period. The ability of the Transferor to adjust the Discount Factor to change the amount of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables is limited in certain circumstances. The Transferor must provide prior written notice to the Servicer, the Trustee, and each Rating Agency of any such increase, reduction or elimination, and such increase, decrease or elimination will become effective on the date specified therein unless such increase, reduction or elimination would cause a Pay Out Event to occur with respect to any Series or, in the case of any increase, the Rating Agency Condition shall have not been satisfied with respect to such increase.

                                THE TRUST

        The Trust was formed, in accordance with the laws of the State of Delaware, pursuant to the Pooling and Servicing Agreement. The Trust was formed for the transactions described herein and similar transactions, as contemplated by the Pooling and Servicing Agreement, and prior to formation had no assets or obligations. The Trust has not engaged, and will not engage, in any business activity, other than as described herein, but rather will only acquire and hold the Receivables (and related assets), issue (or cause to be issued) the Certificates, the Exchangeable Transferor Certificate, and certificates representing other Series and engage in related activities (including, with respect to any Series, entering into any Enhancement and Enhancement agreement relating thereto) and make payments thereon. As a consequence, the Trust is not expected to have any need for additional capital resources.

     FINGERHUT CORPORATION'S AND FINGERHUT NATIONAL BANK'S BUSINESSES

        Fingerhut Corporation ("Fingerhut"), one of the largest catalog marketers in the United States, sells general merchandise and financial service products to moderate income consumers. The median age of Fingerhut's customers is slightly higher than the national average and families are a significant portion of its customer base. Fingerhut offers extended payment terms on all purchases and makes substantially all of its sales on proprietary credit issued by an affiliate, FNB. Fingerhut has used its extensive database and proprietary database segmentation software, along with credit programs, to establish a strong position in this market. Fingerhut's active list of existing customers account for approximately __% of Fingerhut's net sales.

CREDIT PROGRAMS

        Substantially all of Fingerhut's sales are made using proprietary credit card loans made by FNB. Historically, Fingerhut financed its customers' purchases through fixed-term fixed payment installment sales contracts. FNB began testing private label revolving credit card programs for Fingerhut customers in late 1996 and in January 1997, FNB began extending all private label credit for purchases from Fingerhut. Although closed-end credit card loans presently are the predominant form of credit extended to Fingerhut customers, FNB is increasing its use of revolving credit for both existing Fingerhut customers and prospective customers. In addition, FNB offers Fingerhut customers the opportunity to refinance existing closed-end installment sale contracts originated by Fingerhut and closed-end credit card loans originated by FNB with new revolving credit card loans. In those cases where the refinanced closed-end installment sale contracts originated by Fingerhut or closed-end credit card loans originated by FNB include finance charges, the new revolving credit card loan has a 0% finance charge and the related Receivable is treated as a Closed End Receivable for purposes of calculating Discount Receivables. FNB expects that eventually revolving credit card loans will be the only type of credit it offers to Fingerhut customers. Although the billing mechanism used for revolving credit card accounts and the associated fees and charges will differ from those used in closed-end credit card loans, Fingerhut's marketing strategies, as well as FNB's credit risk underwriting and collections strategies, will remain largely the same.

        FNB generally does not require Fingerhut customers to provide traditional credit information in order to approve purchases on credit. Instead of using traditional credit applications, over the years Fingerhut developed highly automated proprietary techniques for evaluating the creditworthiness of new and existing customers and for selecting those customers who will receive various categories of mailings. The goal of the evaluation is not to achieve the lowest possible credit losses but to balance credit losses and return rates with customer response, thereby optimizing profitability. Consequently, FNB's planned credit losses typically are higher than the private label credit card programs of other direct mail and retail companies. Once a customer places an order, FNB employs proprietary techniques to analyze the information available about the customer to determine the appropriate credit action. Customer payments are continuously monitored to identify credit problems as early as possible. See "-- Credit Management" below.

        At the present time, only Receivables arising in connection with the sale of merchandise, financial service products or services from Fingerhut are included in the Trust. In the future, Receivables generated or acquired by FNB and arising in connection with the purchase of merchandise, financial service products or services from a retailer other than Fingerhut may be included in the Trust, subject to satisfaction of the Rating Agency Condition. See "Description of the Offered Certificates--Addition of Trust Assets."

FINGERHUT DATABASE

        Fingerhut's target customers include people who have limited information at the credit bureaus. To be successful in this niche, Fingerhut and FNB have developed an extensive database (the "Fingerhut Database") and sophisticated credit scoring models for determining the creditworthiness of Fingerhut's target customers. Fingerhut believes its development and use of information-based marketing concepts, the Fingerhut Database and proprietary data base segmentation software afford it a competitive advantage within its market niche. The Fingerhut Database contains information on over 30 million people, approximately ____ million of whom have purchased products from Fingerhut within the past 24 months, and contains up to 1,400 potential data items in a customer record. These data items include names, addresses, behavioral characteristics, general demographic information, information provided by the customer and information on the sources of the customers' initial responses. FNB uses this information, along with proprietary credit scoring models, to produce proprietary credit scores for Fingerhut customers. The Fingerhut Database also includes a "suppress" file, which contains information on approximately 8 million individuals about whom it has information relating to fraud and similar indicators of unacceptably high risk. The Fingerhut Database is continually updated as new information is obtained. Fingerhut uses the Fingerhut Database for marketing and FNB uses the Fingerhut Database for extending credit.

PRODUCTS

        Fingerhut offers a broad mix of brand name and private label consumer products, including electronics, housewares, home textiles, apparel, furniture, home accessories, jewelry, sporting goods and toys, tools, automotive, lawn and garden, and financial service products. In 1997, Fingerhut offered approximately [16,000] different products. Fingerhut's sales mix by product category for 1997 is shown in the following table:

                  FINGERHUT CORPORATION 1997 PRODUCT MIX


                                                     Percent of
                                                 Gross Retail Sales

Electronics...................................           %
Home Textiles.................................
Housewares....................................
Furniture/Home Accessories....................
Leisure.......................................
Jewelry.......................................
Apparel.......................................
Tools/Automotive/Lawn & Garden................
Other.........................................
                                                       -----
   Total......................................          100%


        Fingerhut selects merchandise to be offered to its customers by evaluating historical product and category demand and analyzing emerging merchandise trends in conjunction with proprietary marketing information. Fingerhut is constantly developing unique brand name and private label product groupings, such as coordinated kitchen ensembles, coordinated bed and bath ensembles and tool sets, targeted to appeal to its customers and to add value and/or style to its merchandise. Historically, Fingerhut has offered its customers financial service products, including credit and property insurance and extended service agreements. Fingerhut and FNB expect to offer additional products and services, such as credit card registration, membership clubs and fee-based services, to Fingerhut customers with revolving credit card accounts.

        Fingerhut's general merchandise catalogs feature a wide array of products; they are updated and published throughout the year, including a ___-page holiday big book. Specialty catalogs mailed to targeted portions of Fingerhut's customer list include outdoor living, jewelry, electronics, domestics/housewares, gifts, juvenile, home fitness, home improvement and Spanish-language catalogs.

MARKETING

        Marketing activities are divided into three primary programs: new customer acquisition, a transitional program and existing customer programs. During 1997, Fingerhut mailed approximately ___ million catalogs and other promotions to existing and prospective customers.

        Fingerhut's new customer acquisition program is designed to identify and attract new customers on a cost-effective basis. The primary sources of new customers are rented lists, catalog requests, customer referrals and other direct marketing solicitations. Fingerhut mails catalogs and other multi-product offerings to prospective customers and adds them to the Fingerhut Database as responses are received. Solicitations to prospective new customers generally have lower retail prices and a limited number of product offerings. These programs are intended to target new customers who will become long-term Fingerhut customers. New customers account for approximately 20% of Fingerhut's annual net sales. The decisions on which prospective customers to solicit, which products to offer and which media to use are based upon the projected long-term profitability and internal rates of financial return of the program. Fingerhut continuously tests various media, products, offerings and incentives and analyzes the results in order to maximize the effectiveness of its customer acquisition efforts.

        After first-time buyers commence payments on their initial purchases, they are placed into a transitional program. The amount of time a first-time buyer remains in a transitional program and the number and type of products he or she is offered depends on the buyer's purchasing and payment practices. A customer is placed on Fingerhut's promotable customer list after demonstrating his or her creditworthiness.

        Fingerhut reaches its existing customers through extensive promotional mail efforts, primarily catalogs, and through telemarketing. In 1997, Fingerhut mailed ___ different catalogs and other promotions to its established customers. These mailings include general merchandise catalogs, specialty catalogs, small and large multi-product mailers and single product promotions. Management believes that key factors in maximizing the profitability of its existing customer list are developing long-term repeat buyers and balancing customer response with appropriate credit losses and merchandise return rates for each segment of its customer list. Fingerhut promotes customer satisfaction and loyalty by extending credit through its affiliate FNB, by using a number of marketing devices (including targeted promotions, deferred payments, 30-day home trials, a "satisfaction pledge" policy, free gifts, and personalized mailings) and by offering attractive brand name and private label merchandise.

CREDIT MANAGEMENT

        Although the mechanics differ, the credit management processes used by FNB for closed-end and revolving credit are similar. In each case, FNB uses a two step process of first establishing a credit score before mailing catalogs that offer closed-end credit or before establishing credit lines for revolving credit card accounts and then reviewing credit risk before authorizing individual closed-end credit card loans or individual transactions on revolving credit card accounts.

        Closed-End Credit. Potential new customers are solicited after undergoing credit risk evaluation and scoring. When a prospect makes an order, FNB reviews his or her credit risk a second time using order scoring models. The orders of customers deemed too risky (due to deteriorating credit, order size, etc.) are credit canceled. If the loan is approved, the sale is booked, and the merchandise is shipped. Closed-end credit card loans that relate to a customer's initial purchase are not included in the Trust until the customer becomes a Back End Customer. Subsequent purchases are allowed only after a customer has made at least one payment on his or her first closed-end credit card loan and is not delinquent on any closed-end credit card loan.

        Solicitations to existing customers are based on the customers' credit score at the time of mailing. These credit scores are based on the customers' internal behavioral data as well as external credit bureau information. Each order placed by a customer is reviewed systematically and credit is approved or declined based on the total balance of all closed-end credit card loans, delinquency status and other behavioral scoring data. A customer's ability to increase his or her purchasing level is based on his or her ability to maintain closed-end credit card loans in good standing over a period of time and a favorable overall risk assessment. By reviewing a customer at the time of mailing and again at time of response, the credit models allow FNB to maintain control over the credit granting process.

        Revolving Credit. The credit granting process is similar for revolving credit card accounts. Prospective customers are solicited after credit risk evaluation and scoring. Each qualified applicant is issued an introductory line of credit based on his or her credit profile. The amount of this initial line generally will be consistent with the current limits on new customer closed-end loans, but new customers may be given higher credit lines based on the credit scoring models. After a new customer's first order, Fingerhut will suspend subsequent solicitations only if the customer has no "open-to-buy" (unused credit line) or does not meet specified credit criteria. FNB plans to use credit bureau information when available for extending credit to prospective customers. At the present time, FNB is only offering revolving credit to prospective customers on a test basis. For an existing customer who wishes to refinance his or her existing Fingerhut or FNB closed-end credit card loan with a revolving credit card loan, an FNB revolving credit card account is established with a credit line based on the individual's demonstrated creditworthiness with Fingerhut or FNB and on credit bureau information. FNB authorizes each transaction on a revolving credit card account based on the customer's "open to buy" amount, delinquency status and other behavioral scoring data. Orders from customers with a delinquent balance (1+ days) will not be approved.

        Although customers with revolving credit card accounts have a credit line with an "open to buy" amount, Fingerhut and FNB maintain control by reviewing individual transactions and also by using mail select models that determine which customers receive mailings. Thus, if a customer's credit risk deteriorates, Fingerhut can limit his or her ability to purchase by suspending mailings to that customer or mailing lower price point catalogs.

        FNB's credit line assignments for existing customers are based on historical credit performance data and are expected to be lower than most private label revolving portfolios. Credit line assignments for new customers are based on a proprietary bureau score, other bureau score, and other characteristics derived from the Fingerhut Database. Decisions to increase credit lines are made based on the customer's demonstrated ability to keep his or her account in good standing over a period of time. From time to time, either at the customer's request or at FNB's option, a customer's credit line may be reviewed for a potential increase or decrease. Two events currently trigger an automatic credit line adjustment review: the next scheduled review date or an account becoming 30 or more days delinquent. Scheduled review dates for new and existing customers are within three months and 12 months, respectively. In the future, FNB anticipates a change in credit bureau score of more than 10 points (credit bureau scores are reviewed every 6 months) will also trigger an automatic review. Adjustment criteria considered in line adjustments (up or down) includes number of payments made, amount of payments made, credit bureau score and time as a revolving credit customer. Credit line increases requested by customers are evaluated as received. Currently, delinquency is the only factor used in determining credit line decreases but FNB may add additional factors in the future.

        All new orders are subject to FNB's existing internal fraud screens. Future plans include use of a third party account management software which will allow FNB to maximize operational functions in the areas of line management, authorizations, overlimit treatment and collections.

        FNB's credit management processes will evolve as it accumulates more data on the performance of its revolving credit card accounts.


                             THE RECEIVABLES

TYPES OF RECEIVABLES

        On the Closing Date, the Receivables in the Trust will include existing closed-end installment sale contracts originated by Fingerhut (no new closed-end installment sale contracts are being originated) as well as existing receivables related to closed-end credit card loans and revolving credit card loans originated or acquired by FNB. On the Closing Date, only Receivables arising in connection with the sale of merchandise, financial service products or services from Fingerhut customers will be included in the Trust. In the future, Receivables generated or acquired by FNB and arising in connection with the purchase of merchandise, financial service products or services from a retailer other than Fingerhut may be included in the Trust, subject to satisfaction of the Rating Agency Condition.

        Customers typically order products after being promoted by Fingerhut by completing a home trial order form that is pre-printed by Fingerhut or by telephone. A small percentage of orders are generated by customers writing an order on their own stationery. As described in more detail above, after receiving an order for merchandise from a customer, and before shipping the ordered merchandise to the consumer, FNB performs an evaluation of the creditworthiness of the potential customer making the order. If FNB determines that the customer is an acceptable credit risk, Fingerhut then sends the ordered merchandise to the customer for a thirty day trial period. The Receivables arise upon shipment of the ordered merchandise.

        Closed-End Credit. At the end of the thirty day trial period a customer who has closed-end credit has three options: (1) the customer can return the merchandise to Fingerhut; (2) the customer may elect to pay a cash price for the merchandise; or (3) the customer may elect to pay for the merchandise over a defined period of time under the terms of the closed-end credit card loan. The amount of the closed-end credit card loans originated by FNB in the Trust is based on the full installment loan amount. Therefore, to the extent that an Obligor exercises options
(1) or (2) above, a portion of the related Receivable will be adjusted to reflect the reduction in the amount owing.

        An invoice and an explanation of the customer's options are included with the merchandise when it is initially sent to the customer for the thirty day trial period. For closed-end installment sale contracts originated by Fingerhut the material explained that the customer had two options for remitting payment. The customer could elect to pay the lower cash price by paying such amount in full before the first payment due date, or the customer could elect to pay the higher "time price" in installments. The cash price, the installment price, and the time price differential were displayed in the material. As required by the federal Truth-in-Lending Act and Regulation Z, 12 C.F.R. Part 226
(1989), the differential between the cash price and the time price was referred to as the finance charge and was disclosed as both a dollar amount and as an annual percentage rate. For closed-end credit card loans originated by FNB, the material explains that the buyer has two options for remitting payment. The customer can elect either to pay the cash price by paying such amount in full before the first payment due date, or to pay the installment credit card loan price (which includes the cash price plus an interest charge) over a specified period of time. As required by the federal Truth-in- Lending Act and Regulation Z, 12 C.F.R.
Part 226 (1989), the difference between the cash price and the installment credit card loan price is referred to as the finance charge and is disclosed as both a dollar amount and as an annual percentage rate.

        Revolving Credit. At the end of the thirty day trial period, a customer with a revolving credit card account may return the product to Fingerhut or keep it and make payments pursuant to the terms of the account. These terms include minimum payments with the right to repay all or a portion of the account balance and may include deferred payment options. Refinanced closed-end installment sale contracts originated by Fingerhut and refinanced closed-end credit card loans originated by FNB receive special treatment. In the case where the refinanced amount includes a finance charge, the portion of the Obligor's revolving credit card account balance related to that refinanced amount has a 0% interest rate and such receivables are treated as Closed End Receivables for purposes of calculating Discount Receivables. Any payments received in excess of the minimum payment will be applied first to any refinanced balance with a 0% interest rate.

        At the present time, Revolving Receivables are a small portion of the Receivables in the Trust. In the fourth quarter of 1996, FNB had approximately 1,000 Fingerhut customers with revolving credit card accounts. Approximately 84,500 Fingerhut customers were converted to revolving credit during the second and third quarters of 1997 and approximately 14,500 more Fingerhut customers were converted to revolving credit in the fourth quarter of 1997. FNB currently plans to convert approximately 1,300,000 Back End Customers to revolving credit in 1998 and another 1,500,000 Back End Customers to revolving credit in 1999. At the present, all new Fingerhut customers generally are being granted closed-end credit card loans, but FNB is offering revolving credit on a test basis to prospective customers. By the end of 1998, FNB expects to originate all new customer accounts under revolving credit card accounts.

        The following tables summarize the Receivables in revolving credit card accounts of Back End Customers, which will be conveyed to the Trust on the Closing Date by various criteria as of the close of business on ______________. Because the future composition of the revolving credit card accounts included in the Trust may change over time, these tables are not necessarily indicative of the composition of the revolving credit card accounts included in the Trust at any subsequent time. The Transferor will continuously add to the Trust, in compliance with provisions of the Pooling and Servicing Agreement, Receivables which are Eligible Receivables in addition to those reflected in the tables below.


                       COMPOSITION BY CREDIT LIMIT
                            REVOLVING ACCOUNTS

                                                                  Percentage
                                                                   Total of
                      Number of Percentage of Total  Receivables  Receivables
Credit Limit Range    Accounts  Number of Accounts   Outstanding  Outstanding
------------------    --------- -------------------  -----------  -----------

$    0- $  500.....

$  501- $  800.....

$  801- $1,000.....

$1,001- $1,500.....

$1,501- $2,000.....

$2,001 & Greater...

       Total.......                     100%                         100%




                      COMPOSITION BY ACCOUNT BALANCE
                            REVOLVING ACCOUNTS


                                                                    Percentage
                                                                     of Total
Account Balance        Number of  Percentage of Total  Receivables  Receivables
     Range              Accounts   Number of Accounts  Outstanding  Outstanding
---------------        ---------  -------------------  -----------  -----------
Credit Balance.......

No Balance...........

$   0.01-$ 250.00....

$ 250.01-$ 500.00....

$ 500.01-$1,000.00...

$1,000.01-$1,500.00..

$1,500.01-$3,000.00..

$3,000.01-& Greater..

Total................                     100.0%                      100.0%




SERVICING

       Fingerhut services both the closed-end credit card contracts and the revolving credit card accounts for FNB under a subservicing agreement. Under the terms of the subservicing agreement, Fingerhut has agreed to perform all of FNB's obligations as Servicer under the Pooling and Servicing Agreement that FNB requests it to perform and indemnifies FNB against any liability for its performance. FNB pays a portion of the servicing fee it receives under the Pooling and Servicing Agreement to Fingerhut based on the proportion of servicing functions performed by it and by Fingerhut. FNB is contemplating moving all or a portion of the servicing functions for its revolving credit card accounts to a third party servicer.

BILLING AND PAYMENTS

       Payments from customers are received and processed at Fingerhut's payment processing department pursuant to a subservicing agreement between FNB and Fingerhut.

       Closed-End Credit. Monthly payments on closed-end contracts are made by customers and processed primarily through the use of coupons contained in payment booklets delivered with each order shipment. Customers receive a new coupon book for each individual closed-end loan and, therefore, a customer with multiple outstanding closed-end loans will have several different coupon books (with separate payment due dates).

       Payment terms to Back End Customers generally range from 4 to 36 monthly payments with an average payment term of approximately [16] monthly payments. In addition, a majority of sales are to Back End Customers who receive a deferred billing option, which extends the due date of the first payment by up to five months. Many Back End Customers pay their contracts in full before the end of the scheduled payment term.

       Revolving Credit. Customers who have revolving credit card accounts receive a monthly billing statement, in addition to the invoice shipped with the customer's order. Under revolving credit card accounts, all orders are combined into a single monthly billing statement with one due date. Obligors receive a monthly billing statement for any month during which there is a balance or activity on the account. The monthly billing statement contains the following information: new balance, previous balance, payments made, periodic interest rate, annual percentage rate, purchases (deferred and non-deferred), minimum payment, cycle date and payment due date (25 days from cycle date), returns and allowances. In addition, each billing statement may include a message of up to 120 characters that can be specific to the account (such as delinquency, credit line increase or decrease, promotional offer, etc.). Revolving credit card accounts are in one of six monthly billing cycles and payment due dates are set 25 days from the cycle date. A customer who pays the outstanding balance in full prior to the due date (grace period) is exempt from finance charges for that billing cycle. Those customers who pay less than the outstanding balance are assessed interest on the average daily balance of the previous billing cycle. The minimum payment for revolving credit customers is set at the greater of 5% of the outstanding balance (excluding deferred balances) or $7.00. Interest rates are variable, set at a margin above a designated prime rate. At the current prime rate most of the accounts have an APR set at 24.9%. FNB is testing other rates, which currently range from 18.9% to 31.9%, based on the credit risk profile of the customer. FNB charges a late payment fee of up to $10.00 and a $10.00 fee for insufficient funds or returned checks.

COLLECTION PROCEDURES

       Receivables are monitored on a daily, weekly, and monthly basis, through series of automated reports, to identify credit problems as early as possible. FNB has a flexible policy of working with certain delinquent customers to, among other things, adjust payment schedules, which it believes reduces default rates, and improves customer loyalty. In no case does FNB or Fingerhut repossess merchandise.

       Closed-End Credit. All of a customer's closed-end loans are considered delinquent if the total payments received from such customer are less than the total payments due on all such loans at any point in time. Closed-end loan collections are managed under a process called the "Dynamic Dunning System". Each customer is assigned to a specific dun series based on a "risk score" calculated by FNB's credit area. FNB currently has over 200 different dun series. Each series is made up of letters and/or phone calls, varying in content, approximately fifteen to twenty days apart. Delinquent customers are generally contacted with in the first ten days of delinquency and four times within the first 60 days. The actual timing and number of contacts, as well as type of contacts (letter or phone) are dependent upon the dollar balance, risk score, whether the customer has a telephone, and other account characteristics and can vary depending on payment arrangements made with the customer. For closed-end loans, delinquency and collection strategies are based on all of an Obligor's closed-end loans rather than on an individual loan basis.

       Revolving Credit. A revolving credit card account is considered delinquent if the minimum payment on the account is not received by the payment due date listed in the monthly statement. Revolving credit card account collections are managed through the VisionPlus, Credit Management System. One of the modules making up the Vision system is the Collection, Tracking and Analysis system. Currently, FNB uses approximately 20 separate dun series for delinquent revolving credit customers. Accounts are classified by balance, level of delinquency and other account characteristics. Each series is made up of letters and/or phone calls, varying in content, approximately fifteen to twenty days apart. Delinquent customers are generally contacted beginning at six days of delinquency and four events occur within the first 60 days. The actual timing and number of contacts, as well as type of contacts (letter or phone) are dependent upon the dollar balance, whether the customer has a telephone, and other account characteristics, and can vary depending on payment arrangements made with the customer.

       In addition to the dunning strategy, the monthly billing statement provides an additional delinquency reminder. While a revolving credit card account is delinquent, all monthly statements on that account will contain a message informing the customer that he or she is past due. The actual message delivered will depend on account history and status at the time the statement is printed. Any late fees incurred as a result of delinquency will also be highlighted on the monthly billing statement.

LOSS AND DELINQUENCY HISTORY

       Closed-End Credit. All closed-end loans of a particular customer may be charged off as "uncollectible" when collections efforts fail to provide a recovery of the balance due or when account aging has reached certain time limits and no payment has been received within the prior 30 days. To be considered for charge-off, all the customer's closed-end loans must be at least 30 days delinquent and there must be no orders pending. Accounts are charged-off when the following circumstances occur: no later than 210 days since the last payment; upon notification of an Obligor bankruptcy; when at least two pieces of undeliverable mail have been returned and no request for credit authorization is outstanding; and upon notification of death of the Obligor. FNB may change its charge-off policy and collection practices at any time in accordance with its business judgment, applicable law and certain restrictions in the Bank Purchase Agreement. See "Description of the Purchase Agreements--Certain Covenants."

       Revolving Credit. Revolving credit card accounts are generally charged off when the account is 180 days delinquent or upon notification of Obligor bankruptcy. In certain situations, if an account is 180 days delinquent and a payment has been made (as part of a revised payment arrangement) within the last 30 days, the account may remain active. Charge-offs can also occur upon notice of the death of the Obligor. Charged-off revolving credit card accounts currently are being referred to outside collection agencies on a fee basis. As the pool of revolving credit card accounts grow, FNB will use Fingerhut's in house collection group and outside agencies.

       The following table sets forth the historical net charge-offs for Receivables originated by Fingerhut and FNB from Back End Customers for the given periods. There can be no assurance, however, that the loss experience for the Receivables in the future will be similar to the historical experience set forth below, in part because for the historical periods shown, the Back End Customer Receivables were comprised substantially of closed-end installment sale contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Back End Customer Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.

            LOSS EXPERIENCE FOR BACK END CUSTOMER RECEIVABLES
                                    (DOLLARS IN THOUSANDS)


                                                   FISCAL YEAR ENDED
                                        1997              1996           1995

Average Receivables
  outstanding (1)...............
Net charge-offs (2).............
Net charge-offs as a percentage
  of Average Receivables
  outstanding...................

(1) Average Receivables outstanding is the arithmetic average of Receivables outstanding at the beginning of each fiscal month during the period shown.
(2) Net charge-offs reflect charge-offs relating to merchandise purchases less recoveries. (3) Annualized percentage.

        The following table sets forth the delinquency experience with respect to Receivables for which no payment had been received within 30 days of the most recent due dates for each such Receivable for each of the periods shown for the Receivables originated by Fingerhut and FNB from Back End Customers. The table does not include Receivables which are less than 30 days delinquent. There can be no assurance, however, that the delinquency experience for the Receivables in the future will be similar to the historical experience set forth below, in part because for the historical periods shown, the Back End Customer Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Back End Customer Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.


                      DELINQUENCIES FOR BACK END CUSTOMER RECEIVABLES (3)
                                    (DOLLARS IN THOUSANDS)


                                              FISCAL YEAR ENDED
                          1997                      1996                       1995
                 -----------------------  -------------------------  ------------------------
                  AMOUNT(1) PERCENTAGE(2)  AMOUNT(1)   PERCENTAGE(2)  AMOUNT(1) PERCENTAGE(2)

30-59 days past
due..............
60-89 days past
due..............
90 days or more
past due.........

Total

(1)The Receivable delinquent amount by category is the arithmetic average of the delinquencies at fiscal month end during the period shown.
(2)The delinquency period and total percentages for the fiscal years shown are the quotients obtained by dividing the average of the Receivable delinquent amount at fiscal month end by the average of the Receivables outstanding at fiscal month end.
(3)If a customer has one Receivable that is delinquent, all Receivables of such customer are considered delinquent.


DILUTION EXPERIENCE

        A factor used to evaluate a portfolio of receivables is Dilution.
"Dilution" occurs if a Receivable is adjusted because of a rebate, billing error, return, exchange, allowance (including adjustments because of the selection of a cash price payment option) or certain other non-cash items, or if a Receivable is cancelled due to goods that have been refused by the Obligor. The table below sets forth dilution experience for the Receivables originated by Fingerhut and/or FNB from Back End Customers. The middle fiscal month of each fiscal quarter is a five week fiscal month. There can be no assurance that the actual dilution experience in the future will be similar to the historical experience set forth in this chart, in part because for the historical periods shown, the Back End Customer Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Back
End Customer Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years.

          DILUTION EXPERIENCE FOR BACK END CUSTOMER RECEIVABLES


                           MONTHLY
                          DILUTION
  MONTHLY PERIOD       PERCENTAGE (1)
-----
January
February
March
April
May
June
July
August
September
October
November
December
----
January
February
March
April
May
June
July
August
September
October
November
December
----
January
February
March
----------
(1)  Monthly Dilution Percentage is calculated by dividing the total amount of Receivable dilution activity for Receivables originated by
     Fingerhut from Back End Customers for a given fiscal month by outstanding Receivables originated by Fingerhut from Back End
     Customers at the beginning of such fiscal month.


GEOGRAPHIC DISTRIBUTION

     The Table below sets forth the geographic distribution of the Back
End Customers as of _____. Because the future composition of the Back End
Customer Receivables may change over time, this table is not indicative of the geographic distribution of the Back End Customers at any subsequent time.


                         GEOGRAPHIC DISTRIBUTION
                             AS OF _________

                                                            PERCENTAGE OF
                                     PERCENTAGE OF           OUTSTANDING
                                       NUMBER OF            RECEIVABLES BY
STATE                               CUSTOMER ORDERS         DOLLAR AMOUNT

Alabama                                    %                      %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming
U.S. Territories and Other

     Total                              100.0%                  100.0%



                              THE TRANSFEROR AND RELATED PARTIES

FINGERHUT RECEIVABLES, INC.

        Fingerhut Receivables, Inc. was incorporated under the laws of the State of Delaware on April 14, 1994. At the present time, all of its outstanding capital stock is owned by FCI. In connection with the Spin
Off described below, FCI expects to contribute all the capital stock of the Transferor to another direct, wholly owned subsidiary. The Transferor was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purposes, and has no material assets other than such receivables. Neither FCI, as stockholder of the Transferor, nor the Transferor's board of directors, intend to change its business purpose. The Transferor's executive offices are located at 4400
Baker Road, Suite F480, Minnetonka, Minnesota 55343; the Transferor's telephone number is (612) 936-5035.

FINGERHUT CORPORATION

        FCI's principal subsidiary, Fingerhut, has been in the direct mail marketing business for over 45 years and sells general merchandise
(including electronics, housewares, home textiles, apparel, furniture, home accessories, jewelry, sporting goods and toys, tools, automotive, and lawn and garden products) and financial service products using catalogs and other direct marketing solicitations. Fingerhut's merchandise includes a broad mix of quality brand name and private label products. In 1997, Fingerhut generated over $1.4 billion in net sales.
Fingerhut's executive offices are located at 4400 Baker Road, Minnetonka, Minnesota 55343; Fingerhut's telephone number is (612) 932-3100.

FINGERHUT COMPANIES, INC.

        FCI is a multi-media direct marketing company that sells a broad range of products and services directly to consumers via catalogs, television and other media. It had 1997 net revenues of approximately
$1.8 billion. FCI is the successor to the business of several related companies, the first of which was a partnership formed in 1948. FCI was incorporated in 1978 in connection with the acquisition of Fingerhut by a predecessor of Travelers Group Inc. in 1979 and became a publicly held company in May 1990. FCI announced in October 1997, that its Board of Directors had authorized it to file an application with the IRS for a tax-free distribution to FCI shareholders of all of FCI's ownership in Metris Companies Inc. (the "Spin Off"). The proposed Spin Off, anticipated in 1998, is subject to the final approval of FCI's Board of Directors and approval of the IRS, and is subject to market conditions.
There are no assurances that the Spin Off will be consummated.

FINGERHUT NATIONAL BANK

        FNB, a wholly owned subsidiary of FCI, is a special-purpose credit card bank, established under Section 2(c)(2)(F) of the Bank
Holding Company Act of 1956, as amended by the Competitive Equality
Banking Act of 1987, as amended. FNB was chartered as a national banking association on November 11, 1996. Its principal executive offices are located at 3904 West Technology Circle, Suite 102, Sioux Falls, South
Dakota 57106, telephone number (605) 362-2380.

                         MATURITY CONSIDERATIONS

        The Class A Invested Amount is payable to the Class A
Certificateholders, to the extent funds are available therefor in the Principal Account, on each Distribution Date beginning with the _____________ Distribution Date, or earlier in the event of a Pay Out
Event that results in the commencement of the Early Amortization Period.
The Class A Certificateholders will receive payments of principal on each Distribution Date during the Controlled Amortization Period until the
Class A Invested Amount has been paid in full or the Termination Date has occurred. It is anticipated that the final payment of principal with respect to the Class A Certificates will be made on the ___________
Distribution Date (the "Class A Expected Final Payment Date"). The
Pooling and Servicing Agreement provides that the Class B
Certificateholders will not begin to receive payments of principal until the Class A Invested Amount has been paid in full. The Class B
Certificateholders will receive payments of principal on the Class B
Principal Payment Commencement Date and each Distribution Date thereafter until the Class B Invested Amount is paid in full or the Termination Date has occurred. It is anticipated that the final payment of principal with respect to the Class B Certificates will be made on the_____________
Distribution Date (the "Class B Expected Final Payment Date"). The
Pooling and Servicing Agreement provides that the Class C
Certificateholders will not begin to receive payments of principal until the Class A Invested Amount and the Class B Invested Amount have been paid in full.

        During the Controlled Amortization Period an amount equal to the lesser of (i) Available Investor Principal Collections and (ii) the
"Class A Controlled Distribution Amount" which is equal to the sum of the Class A Controlled Amortization Amount and any existing Class A Deficit
Controlled Amortization Amount will be deposited in the Principal Account during each Monthly Period. The term "Class A Deficit Controlled
Amortization Amount" means zero on the initial Distribution Date and, on any subsequent Distribution Date, means the excess, if any, of the amount determined on the preceding Distribution Date under clause (ii) above over the amount determined under clause (i) above with respect to the related Monthly Period. During the Controlled Amortization Period following the deposit in the Principal Account of an amount sufficient to pay the Class A Invested Amount in full, an amount equal to the lesser of
(i) Available Investor Principal Collections and (ii) the "Class B
Controlled Distribution Amount" which is equal to the sum of the Class B
Controlled Amortization Amount and any existing Class B Deficit
Controlled Amortization Amount will be deposited in the Principal Account during each Monthly Period. The term "Class B Deficit Controlled
Amortization Amount" means zero on the initial Distribution Date following the payment of the Class A Invested Amount in full and, on any subsequent Distribution Date, means the excess, if any, of the amount determined under clause (ii) above over the amount determined under clause (i) above with respect to the related Monthly Period.

        Although it is anticipated that principal payments will be made to Class A Certificateholders in an amount equal to the Class A
Controlled Amortization Amount on each Distribution Date beginning on the ________ Distribution Date and ending on the ____________ Distribution
Date and to the Class B Certificateholders in an amount equal to the Class B Controlled Amortization Amount beginning on the ___________
Distribution Date and ending on the __________ Distribution Date, no assurance can be given in that regard.

        Should a Pay Out Event occur and the Early Amortization Period commence, the Class A Certificateholders will be entitled to receive monthly payments of principal as described above, until the Class A
Invested Amount is paid in full or until the Termination Date.
Thereafter, on and after the Class B Principal Payment Commencement Date, the Class B Certificateholders will be entitled to receive monthly payments of principal as described above, until the Class B Invested
Amount is paid in full or until the Termination Date. Thereafter, on and after the Class C Principal Payment Commencement Date, the Class C
Certificateholders will be entitled to receive monthly payments of principal, until the Class C Invested Amount is paid in full or until the Termination Date. A "Pay Out Event" occurs, either automatically or after specified notice, upon (a) the failure of the Transferor to make certain payments or transfers of funds for the benefit of the Certificateholders or to observe or perform in any material respect certain other covenants within the time periods stated in the Pooling and Servicing Agreement,
(b) material breaches of certain representations, warranties, or covenants of the Transferor which remain uncured after grace periods specified in the Pooling and Servicing Agreement, (c) certain bankruptcy or insolvency events relating to the Transferor, FCI or Fingerhut
National Bank, (d) the occurrence of a Servicer Default that would have a material adverse effect on the Certificateholders, (e) (x) the Transferor
Interest being less than the Minimum Transferor Interest, (y) the total amount of Principal Receivables and the amount on deposit in the Excess
Funding Account being less than the Minimum Aggregate Principal
Receivables or (z) the Retained Percentage being equal to or less than 2 percent, in each case as of any Determination Date, (f) the Trust becoming subject to regulation as an "investment company" within the meaning of the Investment Company Act, (g) a reduction in the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average of the Base Rates for such three consecutive Monthly Periods or (h) the amount on deposit in the Excess
Funding Account as a percentage of the sum of the aggregate amount of Principal Receivables plus the amount on deposit in the Excess Funding
Account being equal to or greater than 30% on the last day of three consecutive Monthly Periods. See "Description of the Offered
Certificates--Pay Out Events."

        The "Base Rate" means, with respect to any Monthly Period, the sum of (i) the weighted average of the Class A Certificate Rate, the Class B Certificate Rate and the Class C Certificate Rate as of the last day of such Monthly Period (weighted based on the Class A Invested
Amount, the Class B Invested Amount and the Class C Invested Amount, respectively, as of the last day of such Monthly Period) plus (ii) the product of 2.00 percent per annum and the percentage equivalent of a fraction the numerator of which is the [Adjusted] Invested Amount and the denominator of which is the Invested Amount, each as of the last day of such Monthly Period. The term "Portfolio Yield" means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate amount of Available Series Finance Charge Collections for such Monthly Period (not including Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in prior Monthly
Periods, if any) and (ii) amounts withdrawn from the Defeasance Reserve
Account with respect to such Monthly Period calculated on a cash basis after subtracting the Investor Default Amount and the Series Allocation
Percentage of any Adjustment Payments which the Transferor is required but fails to make pursuant to the Pooling and Servicing Agreement for such Monthly Period, and the denominator of which is the average daily
Invested Amount during the preceding Monthly Period; provided, however, that Excess Finance Charge Collections applied for the benefit of the Certificateholders may be added to the numerator if the Rating Agency
Condition is satisfied. See "Description of the Offered Certificates--Pay
Out Events."

        The following table sets forth the highest and lowest monthly payment rates ("MPR") for the Receivables originated by Fingerhut and FNB from Back End Customers during any month in the period shown and the average monthly payment rates for such Receivables for all months during the periods shown, in each case calculated by dividing the total collections during a given fiscal month by total opening monthly balances of such Receivables during the periods shown and expressing such amounts as percentage. The middle fiscal month of each fiscal quarter is, and ____________ was, a five week fiscal month. Payment rates shown in the table are based on amounts which are or would be deemed payments of Principal Receivables with respect to such Receivables.


                    MONTHLY PAYMENT RATES FOR BACK END CUSTOMER RECEIVABLES


                                          FISCAL YEAR ENDED
                                          -----------------
                              1997        1996         1995        1994
                              ----        ----         ----        ----
Lowest Month..............
Highest Month.............
Monthly Average...........

        The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions, economic and financial conditions affecting the payment habits of individual customers, the length of the fiscal month and other factors. There can be no assurance that Principal Collections with respect to the Trust, and thus the rate at which the Certificateholders could expect to receive payments of principal on their Certificates during the Amortization
Period, will be similar to the historical experience set forth above, in part because for the historical periods shown, the Back End Customer
Receivables were comprised substantially of closed-end installment sales contracts originated by Fingerhut and closed-end credit card loans originated by FNB and the Back End Customer Receivables are expected to become entirely revolving credit card loans originated by FNB over the next several years. If a Pay Out Event occurs, the average life and maturity of the Offered Certificates could be significantly reduced.


                   POOL FACTOR AND RELATED INFORMATION

        The "Class A Pool Factor" and the "Class B Pool Factor" are each a seven-digit decimal, which the Servicer will compute monthly, expressing as of each Record Date, respectively, the Class A Invested
Amount as a proportion of the initial Class A Invested Amount and the Class B Invested Amount as a proportion of the initial Class B Invested
Amount. On the Closing Date, the Class A Pool Factor and the Class B Pool
Factor will each be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances. Thereafter, on and after the first Distribution Date on which principal payments are made to the Class A Certificateholders during the Amortization Period, the Class A Pool Factor will decline to reflect reductions in the Class A
Invested Amount and on and after the Class B Principal Payment
Commencement Date, the Class B Pool Factor will decline to reflect reductions in the Class B Invested Amount. A Certificateholder's pro rata interest in the Principal Receivables in the Trust for a given month can be determined by multiplying the denomination of the holder's Certificate by the applicable Pool Factor for that month.

        Pursuant to the Pooling and Servicing Agreement, monthly reports concerning the Class A Invested Amount, the Class A Pool Factor, the
Class B Invested Amount and the Class B Pool Factor and various other items of information will be made available to the Class A
Certificateholders and the Class B Certificateholders, respectively. See
"Description of the Offered Certificates--Reports to Certificateholders."


                             USE OF PROCEEDS

        The Transferor will apply the net proceeds received from the sale of the Offered Certificates, to repay principal of classes of the Series
1994-2 Variable Funding Certificates and the Series 1997-1 Variable
Funding Trust Certificates, to pay the purchase price of Receivables [and to make a deposit to the Interest Funding Account for the payment of interest on the first Distribution Date]. See "Annex I: Other Series."


                 DESCRIPTION OF THE OFFERED CERTIFICATES

        The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement and the Series 1998-2 Supplement. Pursuant to the
Pooling and Servicing Agreement, the Transferor and the Trustee have executed the Supplements with respect to the Previously Issued Series and may execute additional Supplements in order to issue additional Series
(including Series 1998-1) and Participation Supplements in order to issue
Participations.

GENERAL

        The Offered Certificates will represent undivided interests in certain assets of the Trust, including the right to the investor allocation percentage of all Obligor payments on the Receivables in the Trust. Each Class A Certificate and Class B Certificate represents the right to receive payments of interest at the Class A Certificate Rate or the Class B Certificate Rate, as the case may be, funded from Available
Series Finance Charge Collections and the right to receive payments of principal after the beginning of the Amortization Period, with respect to the Class A Certificates, and on and after the Class B Principal Payment
Commencement Date, with respect to the Class B Certificates, in each case funded from Principal Collections allocated to the Class A
Certificateholders' Interest or the Class B Certificateholders' Interest, as the case may be.

        The Transferor owns the Exchangeable Transferor Certificate and will initially own the Class D Certificates. The Exchangeable Transferor
Certificate will represent an undivided interest in the Trust, including the right to the Transferor Percentage of all Obligor payments on the Receivables in the Trust equal to 100% minus the sum of the applicable investor allocation percentages (which shall not exceed 100%) for all Series of certificates then outstanding and the Participation Percentages for all Participations then outstanding. See "--Certain Matters Regarding the Transferor and the Servicer."

        During the Revolving Period, the Invested Amount will remain constant except under certain limited circumstances. See "--Defaulted
Receivables; Dilution." The amount of Principal Receivables in the Trust, however, will vary each day as new Principal Receivables are transferred to the Trust and others are paid. The amount of the Transferor Interest
(or the amount in the Excess Funding Account) will fluctuate each day, therefore, to reflect the changes in the amount of the Principal
Receivables in the Trust unless and to the extent that the Other Series or another Series absorbs such change. During the Amortization Period, the Invested Amount will decline as Obligor payments of Principal
Receivables are collected and held for distribution or distributed to the Certificateholders. As a result, unless and to the extent that the Variable Funding Certificates absorb such increase, the Transferor
Interest will generally increase each month during the Amortization
Period to reflect the reductions in the Invested Amount and will also change to reflect the variations in the amount of the Principal
Receivables in the Trust. The Transferor Interest may be reduced as the result of an Exchange. See "--Exchanges."

        Each Class of Offered Certificates initially will be represented by certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Transferor, the "Depository"), except as set forth below. Beneficial interests in each Class of Offered Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner acquiring an interest in any Class of Offered Certificates will be entitled to receive a certificate representing such Certificate Owner's interest in such Certificates.
Until such time, all references herein to actions by Certificateholders of any Class of Offered Certificates will refer to actions taken by the Depository upon instructions from its participating organizations
("Participants") and all references herein to distributions, notices, reports, and statements to Certificateholders of any Class of Offered
Certificates will refer to distributions, notices, reports, and statements to the Depository or its nominee, as the registered holder of the Offered Certificates of such Class, for distribution to Certificate
Owners of such Class in accordance with the Depository's procedures. See
"--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

        With respect to each Class of Offered Certificates in book-entry form, Certificateholders may hold their Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

        Cede & Co., as nominee for DTC, will hold the global certificates. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

        DTC is a limited-purpose trust company organized under the New
York Banking Law, a "banking organization" within the meaning of the New
York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section
17A of the Exchange Act. DTC holds securities for its Participants ("DTC
Participants") and facilitates the clearance and settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect
Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

        Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear
Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Cedel Participants or Euroclear
Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear
Participants may not deliver instructions directly to the Depositaries.

        Because of time-zone differences, credits or securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

        Purchases of Certificates under the DTC system must be made by or through Participants, which will receive a credit for the Certificates on DTC's records. The ownership interest of each actual Certificate Owner is in turn to be recorded on the Participants' and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or Indirect
Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interest in Certificates, except in the event that use of the book-entry system for the Certificates is discontinued.

        To facilitate subsequent transfers, all Certificates deposited by Participants with DTC are registered in the name of DTC's nominee, Cede &
Co. The deposit of Certificates with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC will have no knowledge of the actual Certificate Owners of the Certificates;
DTC's records will reflect only the identity of the Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. will consent or vote with respect to Certificates. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede
& Co.'s consenting or voting rights to those Participants to whose accounts the Certificates are credited on the record date (identified in a listing attached thereto). Principal and interest payments on the Certificates will be made to DTC. DTC's practice is to credit
Participants' accounts on the Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the Distribution Date.
Payments by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Transferor, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Certificate Owners shall be the responsibility of Participants and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the Certificates at any time by giving reasonable notice to the Transferor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Certificates are required to be printed and delivered. The Transferor may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository).
In that event, Definitive Certificates will be printed and delivered.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Transferor believes to be reliable, but the Transferor takes no responsibility for the accuracy thereof.

        Cedel Bank, societe anonyme ("Cedel") is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions -may be settled by Cedel in any of 36 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulations by the Luxembourg Monetary Institute.
Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Certificates. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

        The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New
York, (the "Euroclear Operator" or "Euroclear"), under contract with
Euroclear Clearance System, S.C., a Belgian cooperative corporation (the
"Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative.
The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.
As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating
Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United
States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the related Pooling and Servicing Agreement on behalf of a Cedel Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

        Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

        The Offered Certificates of each Class will be issued in fully registered, certificated form to the Certificate Owners of such Class or their nominees ("Definitive Certificates"), rather than to the Depository or its nominee, only if (i) the Transferor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such Class, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, or (iii) after the occurrence of a Servicer
Default, Certificate Owners representing not less than 50 percent of the Invested Amount of such Class advise the Trustee and the Depository through Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Certificate Owners of such Class.

        Upon the occurrence of any of the events described in the immediately preceding paragraph, the Depository is required to notify all Participants of the availability through the Depository of Definitive
Certificates. Upon surrender by the Depository of the definitive certificate representing the Certificates of the affected Class and instructions for registration, the Trustee will issue the Certificates of such Class as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

        Distribution of principal and interest on the Offered
Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Certificateholder as it appears on the register maintained by the Trustee. The final payment on any Offered Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders mailed not later than the fifth day of the month of such final distributions.

        Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Trustee (in such capacity, the "Transfer Agent and Registrar"). No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The Transfer Agent and Registrar will not be required to register the transfer or exchange of Definitive Certificates for the period from the Record Date preceding the due date for any payment to the Distribution Date with respect to such Definitive
Certificates.

INTEREST PAYMENTS

        Interest will accrue on the outstanding principal amount of each Class of the Certificates at the applicable Certificate Rate from the Closing Date. Interest will be distributed on______________, and on each Distribution Date thereafter to Certificateholders, to the extent of Available Series Finance Charge Collections. Interest payments on the
Class A Certificates and the Class B Certificates on any Distribution
Date will be calculated on the outstanding principal amount of the Class
A Certificates or the outstanding principal amount of the Class B
Certificates, as applicable, as of the preceding Record Date, except that interest for the first Distribution Date will accrue at the applicable
Certificate Rate on the initial principal amount of the Class A
Certificates or the initial principal amount of the Class B Certificates from the Closing Date.

        The Class A Certificates will bear interest at the rate of .__% per annum above LIBOR determined as set forth below for the period from ____________, 1998 through ____________, 1998 and at a rate equal to .__%
per annum above LIBOR determined as set forth below for the period from ____________, 1998 through ____________, 1998 and with respect to each
Interest Accrual Period thereafter. The Class B Certificates will bear interest at the rate of .__% per annum above LIBOR determined as set forth below for the period from____________, 1998 through ____________, 1998 and at a rate equal to .__% per annum above LIBOR determined as set forth below for the period from ____________, 1998 through ____________, 1998 and with respect to each Interest Accrual Period thereafter. The
Class C Certificates will bear interest at a rate equal to a specified margin in excess of LIBOR determined as set forth below.

        The Trustee will determine LIBOR on ____________, 1998 for the period from ____________, 1998 through ____________, 1998 and will determine LIBOR for each Interest Accrual Period following the initial
Interest Accrual Period on the second business day prior to the Distribution Date on which such Interest Accrual Period commences (each, a "LIBOR Determination Date"). For purposes of calculating LIBOR, a business day is any day on which banks in London and New York are open for the transaction of international business.

        "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for one month (commencing on the first day of the relevant Interest Accrual Period) which appears on Telerate
Page 3750 as of 11:00 a.m., London time, on the LIBOR Determination Date for such Interest Accrual Period. If such rate does not appear on Telerate Page 3750, the rate for such LIBOR Determination Date will be determined on the basis of the rates at which deposits in the United
States dollars are offered by four major banks in the London interbank market selected by the Servicer at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market for a period equal to one month (commencing on the first day of the relevant Interest Accrual Period). The Trustee will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, the rate for such LIBOR Determination Date will be the arithmetic mean of the quotations.
If fewer than two quotations are provided as requested, the rate for such LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination
Date for loans in United States dollars to leading European banks for a period equal to one month (commencing on the first day of the relevant
Interest Accrual Period).

        "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

        The Class A Certificate Rate and the Class B Certificate Rate applicable to the then current and immediately preceding Interest Accrual
Period may be obtained by telephoning the Trustee at its Corporate Trust
Office at (212) 815- 5737. Following the listing of the Offered
Certificates on the Luxembourg Stock Exchange, the Trustee will cause the Class A Certificate Rate and the Class B Certificate Rate applicable to an Interest Accrual Period to be provided to the Luxembourg Stock
Exchange as soon as possible after its determination but in no event later than the first day of such Interest Accrual Period.

        Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360 day year.

PRINCIPAL PAYMENTS

        During the Revolving Period (which begins on the Closing Date and ends on the day before the Amortization Period begins), no principal payments will be made to Certificateholders. During the Amortization
Period, principal will be paid to the Principal Account on each business day and such amounts will be distributed, first to the Class A
Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B Invested Amount is paid in full, then to the Class C Certificateholders until the Class C
Invested Amount is paid in full, and finally to the Class D
Certificateholders until the Class D Invested Amount is paid in full. The amount of principal distributed with respect to the Class A Certificates on each Distribution Date during the Controlled Amortization Period shall not exceed the Class A Controlled Distribution Amount. The amount of principal distributed with respect to the Class B Certificates during the Controlled Amortization Period shall not exceed the Class B Controlled
Distribution Amount. See "--Pay Out Events" for a discussion of events which might lead to the commencement of the Amortization Period prior to the first day of the ___________ Monthly Period. See "--Application of Collections" for a discussion of the method by which Principal
Collections are allocated during the Amortization Period.

        Available Investor Principal Collections for any Monthly Period will first be used to cover, with respect to any Monthly Period during the Amortization Period, required deposits into the Principal Account for the benefit of the Class A Certificateholders. On and after the Class B
Principal Payment Commencement Date, Available Investor Principal
Collections for any Monthly Period will first be used to cover required deposits into the Principal Account for the benefit of the Class B
Certificateholders. On and after the Class C Principal Payment
Commencement Date, Available Investor Principal Collections for any
Monthly Period will first be used to cover required deposits into the Principal Account for the benefit of the Class C Certificateholders.
"Available Investor Principal Collections" means, with respect to any Monthly Period, an amount equal to the sum of (i) an amount equal to the Fixed/Floating Allocation Percentage of all Principal Collections (less the amount of Reallocated Principal collections) received during such Monthly Period, (ii) any amount on deposit in the Excess Funding Account allocated to the Certificates with respect to such Monthly Period, (iii) the aggregate Investor Default Amount and the Series Allocation
Percentage of any unpaid Adjustment Payments paid from Available Series
Finance Charge Collections, Transferor Finance Charge Collections, Excess
Finance Charge Collections or Reallocated Principal Collections with respect to such Monthly Period and any reimbursements from Available
Series Finance Charge Collections, Transferor Finance Charge Collections,
Excess Finance Charge Collections or Reallocated Principal Collections of unreimbursed Class A Investor Charge-Offs, Class B Investor Charge-Offs,
Class C Investor Charge-Offs and Class D Investor Charge-Offs and (iv)
Shared Principal Collections allocated to the Certificates.

        The Servicer will determine the amount of Principal Collections for any business day allocated to the Offered Certificates and remaining after covering required deposits or payments of principal to the Certificateholders and any similar amount remaining with respect to certificates of any other Series [plus amounts specified in any Participation Supplement to be treated as Shared Principal Collections]
(collectively, "Shared Principal Collections"). The Servicer will allocate the Shared Principal Collections to cover any scheduled or permitted principal distributions to certificateholders (including principal distributions that the Transferor may elect to make to the holders of the Variable Funding Certificates, if any) and deposits to principal funding accounts, if any, for any Series that have not been covered out of the Principal Collections allocable to such Series and certain other amounts ("Principal Shortfalls"). Shared Principal
Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Shared Principal Collections on any business day, Shared Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal
Shortfalls. To the extent that Shared Principal Collections exceed
Principal Shortfalls, the balance will, subject to certain limitations, be paid to the holder of the Exchangeable Transferor Certificate.

FINANCE CHARGE COLLECTIONS; PRINCIPAL COLLECTIONS

        Collections on the Receivables are deposited into the Collection
Account maintained in the name of the Trust and allocated on each business day between Finance Charge Collections and Principal
Collections. Finance Charge Receivables include (i) with respect to revolving credit card loans originated by FNB, amounts billed from time to time to Obligors in respect of Periodic Finance Charges, overlimit fees, late charges, returned check fees, annual account fees or service charges, transaction charges and similar fees and charges (except for fees associated with services sold by Fingerhut) plus (ii) with respect to all Receivables, Recoveries, any other fees, other than prepaid insurance premiums, billed to Obligors, investment earnings on amounts credited to the Excess Funding Account and Discount Receivables. Discount
Receivables are portions of the principal balance of Receivables which are recharacterized as Finance Charge Receivables based on a Discount
Factor. Discount Receivables on any day include the product of the amount of the outstanding balance of the Receivables on such day (less, with respect to revolving credit card loans originated by FNB, the Periodic
Finance Charges and other fees and charges described in clause (i) of the definition of Finance Charge Receivables) and the applicable Discount
Factor. The Discount Factor for Revolving Receivables will initially be
___% and for Closed End Receivables will initially be 25%. Principal
Receivables are amounts payable by Obligors with respect to the Receivables other than such amounts that are Finance Charge Receivables or Default Amounts. Finance Charge Collections include collections of
Periodic Finance Charges and fees with respect to Revolving Receivables, Recoveries, investment earnings on amounts on deposit in the Excess
Funding Account and Discount Receivables Collections. Principal
Collections include all amounts collected which are not Finance Charge
Collections (Principal Collections and Finance Charge Collections are collectively sometimes referred to herein as "Collections").

        Finance Charge Collections and Principal Collections are allocated on each business day among the Transferor Interest, the interest of the holder of any Participation, and the respective interests of the certificateholders of each Series issued and outstanding from time to time in accordance with the Pooling and Servicing Agreement and applicable Supplements. In general, in accordance with such allocations and the provisions of the Pooling and Servicing Agreement and the applicable Supplements, (i) Finance Charge Collections and certain other amounts are applied on each business day to fund interest on the certificates of any Series then outstanding, to pay certain fees and expenses, to cover investor default amounts, to cover any Series
Allocation Percentage of Adjustment Payments the Transferor fails to make, to reimburse investor charge-offs and to make required payments to the Transferor, and (ii) Principal Collections and certain other amounts are applied on each business day to fund principal on the certificates of any Series then outstanding, except that during any revolving period applicable to a Series, Principal Collections otherwise allocable to the certificateholders of such Series which are not reallocated to cover amounts payable from Finance Charge Collections in the event of a shortfall thereof are paid to the holder of the Exchangeable Transferor
Certificate or paid to the certificateholders of any other Series then outstanding.

SUBORDINATION OF THE CLASS B CERTIFICATES

        The Class B Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A
Certificates. To the extent the Class B Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class B
Certificateholders in subsequent Monthly Periods will be reduced.
Moreover, to the extent the amount of such reduction in the Class B
Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced.

        The Class C Certificates will be subordinated to the extent necessary to fund certain payments with respect to the Class A
Certificates and the Class B Certificates. To the extent the Class C
Invested Amount is reduced, the percentage of Finance Charge Collections allocated to the Class C Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class C Invested Amount is not reimbursed, the amount of principal distributable to the Class C Certificateholders will be reduced.

        If, on any Determination Date, the aggregate Investor Default
Amount and the Series Allocation Percentage of the unpaid Adjustment
Payments, if any, for each business day in the preceding Monthly Period exceeds (a) the aggregate amount of Available Series Finance Charge
Collections applied to the payment thereof as described in clauses (v) and (vi) of "--Application of Collections--Payment of Fees, Interest, and Other Items," (b) the amount of Transferor Finance Charge Collections and
Excess Finance Charge Collections allocated thereto as described in "--Reallocation of Cash Flows," and (c) the amount of Reallocated
Principal Collections allocated with respect thereto as described in "--Reallocated Principal Collections," the Class D Invested Amount
(following the reduction thereof in an amount equal to the amount of Reallocated Principal Collections to be applied on the related
Distribution Date) will be reduced by the amount by which the sum of the aggregate Investor Default Amount and the Series Allocation Percentage of the unpaid Adjustment Payments exceeds the amount applied with respect thereto during the preceding Monthly Period. Such reductions of the Class
D Invested Amount will thereafter be reimbursed and the Class D Invested
Amount increased on each business day by the amount, if any, of Available
Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose.

        In the event that any such reduction of the Class D Invested
Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero and the Class C
Invested Amount will be reduced by the amount by which the Class D
Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining
Series Allocation Percentage of the unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class C Invested Amount will thereafter be reimbursed and the Class C Invested Amount increased on each business day by the amount, if any, of Available Series Finance
Charge Collections and Excess Finance Charge Collections for such business day allocated and available for that purpose.

        In the event that any such reduction of the Class C Invested
Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B
Invested Amount will be reduced by the amount by which the Class C
Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining
Series Allocation Percentage of the unpaid Adjustment Payments for such Monthly Period. Such reductions of the Class B Invested Amount will thereafter be reimbursed and the Class B Invested Amount increased on each business day by the amount, if any, of Available Series Finance
Charge Collections and Excess Finance Charge Collections for such business day allocated and available for that purpose. If the Class B
Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining Series Allocation
Percentage of the unpaid Adjustment Payments for such Monthly Period.
Such reductions of the Class A Invested Amount will thereafter be reimbursed and the Class A Invested Amount increased on each business day by the amount, if any, of Available Series Finance Charge Collections and Excess Finance Charge Collections allocated and available for that purpose. See "--Reallocation of Cash Flows," "--Reallocated Principal
Collections" and "--Investor Charge-Offs."

TRANSFER AND ASSIGNMENT OF RECEIVABLES

        On and after the Initial Closing Date and prior to January 12,
1997, all Receivables that were transferred to the Trust by the
Transferor were closed-end installment sales contracts originated by
Fingerhut (each such installment sale contract constitutes a separate
Account for purposes of the Trust). Such Receivables were sold by
Fingerhut to the Transferor pursuant to the Fingerhut Purchase Agreement.
In January 1997, Fingerhut ceased extending credit to its customers pursuant to closed-end installment sale contracts and FNB commenced the origination of closed-end credit card loans to finance purchases of merchandise and services from Fingerhut (each such loan is a separate
Account for purposes of the Trust). In addition, in November 1996, FNB commenced the origination of revolving credit card loans to finance purchases of merchandise and services from Fingerhut. Since January 12,
1997, all closed-end credit card loans and revolving credit card loans originated by FNB have been sold on an ongoing basis by FNB to FCI pursuant to the Bank Purchase Agreement and, all such closed-end credit card loans that are Eligible Receivables, have been transferred by FCI to the Transferor pursuant to the FCI Purchase Agreement. Since January 12,
1997, the Transferor has been transferring to the Trust the closed-end credit card loans originated by FNB that it purchases from FCI.
Contemporaneously with the issuance of the Certificates, the FCI Purchase
Agreement and the Pooling and Servicing Agreement will be amended to provide for the sale on an ongoing basis by FCI to the Transferor, and by the Transferor to the Trust, respectively, of the revolving credit card loans originated by FNB. The aggregate amount of Receivables in the Trust as of , 1998 (assuming that the Receivables to be added to the Trust on the Closing Date, including revolving credit card loans originated by
FNB, had been included in the Trust on such date) was $       comprised of
$               of Finance Charge Receivables and $________ of Principal
Receivables. As of ____________, 1998 (assuming that the Receivables to be added to the Trust on the Closing Date, including revolving credit card loans originated by FNB, had been included in the Trust on such date), the Principal Receivables consisted of $____________
of closed-end installment sale contracts originated by Fingerhut,
$__________ of closed-end credit card loans originated by FNB and
$__________ of revolving credit card loans originated by FNB. See
"Description of the Purchase Agreements."

        Fingerhut filed one or more UCC-1 financing statements in accordance with the UCC to perfect the Transferor's interest in the Receivables, sold pursuant to the Fingerhut Purchase Agreement. FNB filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of FCI in the Receivables sold pursuant to the Bank
Purchase Agreement and FCI filed one or more UCC-1 financing statements in accordance with the UCC to perfect the interest of the Transferor in the Receivables sold pursuant to the FCI Purchase Agreement. FCI will file one or more UCC-3 financing statements in accordance with the UCC on or about the Closing Date to reflect FCI's assignment to FRI of revolving credit card loans originated by FNB and to amend certain definitions in the filing. The Transferor, in turn, filed one or more UCC-1 financing statements in accordance with applicable state law to perfect the Trust's interest in the Receivables. The Transferor will file one or more UCC-3 financing statements in accordance with the UCC on or about the Closing
Date to reflect the Transferor's assignment to the Trust of revolving credit card loans originated by FNB and to amend certain definitions in the filing. Fingerhut, FNB and the Transferor will file any additional amendments to the UCCs that may be required to be filed from time to time. See "Certain Legal Aspects of the Receivables."

        FNB for itself and as Servicer has identified in its computer files that the Receivables are Receivables as defined herein. FNB, as Servicer, retains and will not deliver to the Trustee any other records or agreements relating to the Receivables. The records and agreements relating to the Receivables will not be segregated from those relating to other accounts and receivables of FNB and the physical documentation relating to Receivables will not be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders.

EXCHANGES

        The Pooling and Servicing Agreement provides for the Trustee to issue three types of certificates: (i) investor certificates in one or more Series of certificates, each of which may have one or more classes of certificates of which one or more such classes may be transferable,
(ii) Participations representing participation interests in the Receivables, as described below, and (iii) the Exchangeable Transferor
Certificate. The Exchangeable Transferor Certificate evidences the
Transferor Interest, is held by the Transferor, and will be transferable only as provided in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement also provides that, pursuant to any one or more
Supplements, the holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates, to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate.
Under the Pooling and Servicing Agreement, the holder of the Exchangeable
Transferor Certificate may define, with respect to any newly issued
Series, certain terms including: (i) its name or designation; (ii) its initial invested amount (or method for calculating such amount); (iii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series); (iv) the closing date; (v) the rating agency or agencies, if any, rating the Series; (vi) the interest payment date or dates and the date or dates from which interest shall accrue;
(vii) the name of the clearing agency, if any; (viii) the method of allocating Principal Collections for such Series and the method by which the principal amount of investor certificates of such Series will amortize or accrue and the method for allocating Finance Charge
Collections and Default Amounts; (ix) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts; (x) the percentage used to calculate monthly servicing fees;
(xi) the Minimum Transferor Interest; (xii) the Enhancement provider, if applicable, and the terms of any Enhancement with respect to such Series;
(xiii) the base rate applicable to such Series; (xiv) the terms on which the certificates of such Series may be repurchased or remarketed to other investors; (xv) the termination date of such Series; (xvi) any deposit into any account provided for such Series; (xvii) the number of classes of such Series and, if more than one class, the rights and priorities of each such class; (xviii) the fees, if any, to be included in funds available to certificateholders of such Series; (xix) the subordination, if any, of such new Series with respect to any other Series; (xx) the rights, if any, of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series; (xxi) the pool factor; (xxii) the Minimum Aggregate Principal Receivables; (xxiii) whether such Series will be part of a group or subject to being paired with any other Series; (xxiv) whether such Series will be prefunded; and
(xxv) any other relevant terms, including whether or not such Series will be pledged as collateral for an issuance of any other securities, including commercial paper (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee, or the Trust is required or intends to obtain the consent of any Certificateholder to issue any additional Series or in connection with the determination of the Principal Terms thereof. However, as a condition of an Exchange, the holder of the Exchangeable Transferor Certificate will deliver to the Trustee written confirmation that the Exchange will not result in any Rating Agency reducing or withdrawing its rating of any outstanding
Series, including the Offered Certificates. The Transferor may offer any Series to the public or other investors in transactions either registered under the Securities Act or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings, in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. The Transferor currently intends to offer, from time to time, additional Series.

        The Pooling and Servicing Agreement provides that the holder of the Exchangeable Transferor Certificate may perform Exchanges and define the Principal Terms of each Series, including the period during which amortization of the principal amount thereof is intended to occur, which period may have a different length and begin on a different date than such period for any other Series. Accordingly, one or more Series may be in their amortization periods while other Series are not. Moreover, any Series may have the benefit of an Enhancement that is available only to such Series. Under the Pooling and Servicing Agreement, the Trustee will hold any such form of Enhancement only on behalf of the Series with respect to which it relates. Likewise, with respect to each such form of Enhancement, the holder of the Exchangeable Transferor Certificate may deliver a different form of Enhancement agreement. The Pooling and Servicing Agreement also provides that the holder of the Exchangeable
Transferor Certificate may specify different coupon rates and monthly servicing fees with respect to each Series (or a particular class within such Series). Collections allocated to Finance Charge Receivables not used to pay interest on the certificates, the monthly servicing fee, the investor default amount, or investor charge-offs with respect to any Series will be allocated as provided in such Enhancement agreement, if applicable. The holder of the Exchangeable Transferor Certificate also has the option under the Pooling and Servicing Agreement to vary between Series the terms upon which a Series (or a particular class within such Series) may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other
Series, and classes within a Series may have different priorities. The
Series 1998-2 Supplement does not permit the subordination of the Certificates to any other Series that may be issued by the Trust (except to the limited extent described herein with respect to Shared Principal
Collections and Excess Finance Charge Collections). There is no limit to the number of Exchanges that may be performed under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

        Under the Pooling and Servicing Agreement and pursuant to a Supplement, an Exchange may occur only upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the holder of the Exchangeable
Transferor Certificate may perform an Exchange by notifying the Trustee at least five business days in advance of the date upon which the Exchange is to occur. Under the Pooling and Servicing Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate (or the method of allocating interest payments or other cash flows to such Series), and (iii) the provider of the Enhancement, if any, which is expected to provide credit support with respect to it. The
Pooling and Servicing Agreement provides that on the date of the Exchange the Trustee will authenticate any such Series only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series will be characterized as indebtedness or as partnership interests under existing law for federal and applicable state income tax purposes, or that the issuance of such Series will not adversely affect the federal income tax characterization of any outstanding Series or result in the trust being subject to tax at the entity level for federal or applicable state tax purposes (a "Tax
Opinion"), (iii) if required by such Supplement, the form of Enhancement and an appropriate Enhancement agreement with respect thereto executed by the Transferor and the issuer of the Enhancement, (iv) written confirmation from each Rating Agency that the Exchange will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series rated by it, (v) the existing Exchangeable Transferor
Certificate and, if applicable, the certificates representing the Series to be exchanged, and (vi) an officer's certificate of the Transferor stating that, after giving effect to such Exchange, (a) the Transferor
Interest would be at least equal to the Minimum Transferor Interest and
(b) the Retained Interest (as defined in the Pooling and Servicing
Agreement) equals or exceeds the Minimum Retained Interest.

        Under the Pooling and Servicing Agreement, the Transferor may also exchange the Exchangeable Transferor Certificate for a newly issued
Exchangeable Transferor Certificate and a second certificate (a
"Supplemental Certificate") the terms of which will be defined in a Supplement upon the satisfaction of certain conditions provided in the Pooling and Servicing Agreement.

        The Pooling and Servicing Agreement provides that, pursuant to any one or more supplements to the Pooling and Servicing Agreement (each, a "Participation Supplement"), the Transferor may direct the Trustee to issue on behalf of the Trust one or more participation interests in the Trust (each, a "Participation"), to be delivered to or upon the order of the Transferor; provided that (a) the Rating Agency Condition will be satisfied in connection with such issuance, (b) the Transferor Interest
(excluding the interest represented by any Supplemental Certificate) shall not be less than the Minimum Transferor Interest as of the date of, and after giving effect to, such issuance and (c) the Transferor shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Any
Participation may be transferred or exchanged only upon satisfaction of the conditions described in clauses (a) and (c) above. Each Participation will entitle its holder to a specified percentage (the "Participation
Percentage") of all Collections of Principal Receivables and Finance
Charge Receivables and any other Trust Assets to the extent specified in the applicable Participation Supplement.

OTHER SERIES

        The Trust has previously issued the Series 1994-2 Variable
Funding Certificates bearing the rate of interest and having the outstanding principal amounts set forth in "Annex I: Other Series." In addition, the Trust previously issued two other Series that will no longer be outstanding upon the issuance of the Certificates. Concurrently with the issuance of the Certificates, the Trust will issue the Series
1998-1 Certificates bearing the rate of interest and having the outstanding principal amounts set forth in "Annex I: Other Series" (the
Series 1998-1 Certificates, together with the Previously Issued Series, the "Other Series").

REPRESENTATIONS AND WARRANTIES

        Pursuant to the Pooling and Servicing Agreement, the Transferor represents and warrants that, among other things, subject to specified exceptions and limitations (i) the Transferor is duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the corporate power and authority to execute, deliver, and perform its obligations under the Pooling and Servicing Agreement, the Series 1998-2 Supplement, and the Purchase Agreement, (ii) the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under federal and Delaware law, provided, however, that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Trustee would have to obtain to do business in any state in which the Trustee seeks to enforce any Receivable, (iii) the execution and delivery of the Pooling and Servicing Agreement, the Series
1998-2 Supplement, and the Purchase Agreements, and the consummation of the transactions provided for therein, have been duly authorized by the Transferor by all necessary corporate action on its part, (iv) each of the Pooling and Servicing Agreement, the Series 1998-2 Supplement, and the Purchase Agreements constitutes a legal, valid, and binding obligation of the Transferor, and (v) the transfer of Receivables by it to the Trust under the Pooling and Servicing Agreement constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables and the proceeds thereof and amounts in any of the accounts established for the benefit of certificateholders free and clear of any lien of any person claiming through or under the Transferor or any of its affiliates (except for Permitted Liens and certain rights of the Transferor) or the grant of a first priority security interest in such Receivables and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders). In the event of a breach of any of the representations and warranties described in this paragraph with respect to any Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50 percent of the invested amount of such Series, by written notice to the Transferor (and to the Trustee and the Servicer if given by the Certificateholders of such Series), may direct the Transferor to accept reassignment of an amount of Principal Receivables equal to the invested amount to be reassigned (as described below) within 60 days of such notice. The Transferor will thereupon be obligated to accept reassignment of such Receivables on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period the representations and warranties shall then be true and correct in all material respects.
The amount to be deposited by the Transferor for distribution to certificateholders in connection with such reassignment will be equal to the invested amount for all Series of certificates other than Variable
Funding Certificates required to be reassigned on the last day of the Monthly Period preceding the Distribution Date on which the reassignment is scheduled to be made, and, with respect to the Variable Funding
Certificates, the invested amount as of the Distribution Date on which the reassignment is scheduled to be made, less the amount, if any, previously allocated for payment of principal to such certificateholders on such Distribution Date, plus an amount equal to all interest accrued but unpaid on such certificates at the applicable certificate rate through the last day of the related Interest Accrual Period, less the amount transferred to the Distribution Account from the Interest Funding
Account in respect of interest on such certificates for the month ending on such last day of the Monthly Period. The payment of the reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the Distribution Account will be considered payment in full of the investor interest for all Series of certificates required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such Series. If the Trustee or certificateholders give a notice as provided above, the obligation of the Transferor to make any such deposit will constitute the sole remedy available to the Trustee and the certificateholders with respect to any breach of the Transferor's representations and warranties.

        Pursuant to the Pooling and Servicing Agreement, the Transferor also represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Pooling and Servicing Agreement, the Series 1998-2 Supplement and the
Purchase Agreement, and the performance of the transactions contemplated thereby, do not contravene the Transferor's charter or by-laws, violate any material provision of law applicable to it or require any filing
(except for filing under the UCC), registration, consent, or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect,
(ii) except as described in the Purchase Agreement, the Transferor and each prior owner of the Receivables has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Transferor or such prior owner or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iii) there are no proceedings or investigations pending or, to the best knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Pooling and Servicing Agreement, the Series 1998-2 Supplement, and the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated thereby, seeking any determination or ruling that would materially and adversely affect the performance by the Transferor of its obligations thereunder, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof or of the tax attributes of the Trust, (iv) each Receivable is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable, (v) each Account classified as an Eligible Account in any document or report delivered pursuant to the Pooling and Servicing Agreement satisfies the definition of Eligible
Account and the Transferor has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Transferor in any document or report delivered under the Pooling and Servicing Agreement satisfies the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Pooling and Servicing Agreement, (vi) the Transferor is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (vii) the Transferor is not insolvent and (viii) the Transferor is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Trust by the Transferor pursuant to the Pooling and Servicing Agreement, and each such Receivable has been or will be transferred to the Trust free and clear of any lien other than Permitted Liens and in compliance in all material respect with all requirements of law applicable to the Transferor. If any representation or warranty made by the Transferor in the Pooling and Servicing Agreement or the Series 1998-2 Supplement proves to have been incorrect in any material respect when made, and as a result the interests of the Certificateholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50 percent of the Invested Amount and the Certificateholders' Interest continues to be materially adversely affected during such period, then the Trustee or 50 percent of the Certificateholders' Interest of any Class may give notice to the Transferor (and to the Trustee if given by the Certificateholders) declaring that a Pay Out Event has occurred, thereby commencing the Early
Amortization Period; provided, however, that a Pay Out Event will not be deemed to have occurred as aforesaid if the Transferor has accepted a reassignment of the affected Receivables during such period in accordance with the Pooling and Servicing Agreement. See "--Pay Out Events."

        It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects or compliance with the Transferor's representations and warranties or for any other purpose. The Servicer, however, will deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

CERTAIN COVENANTS

        Pursuant to the Pooling and Servicing Agreement, the Transferor covenants that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be evidenced by any instruments or to be anything other than an account, chattel paper or general intangible, except in connection with the enforcement or collection of a Receivable, (ii) except for the conveyances under the Pooling and Servicing Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) in the event it receives a collection on any Receivables, it will deposit such collections to the Collection Account within two business days, (iv) it will notify the Trustee promptly after becoming aware of any lien on any Receivable other than Permitted Liens,
(v) it will take all actions necessary to enforce its rights and claims under the Bank Purchase Agreement, the Fingerhut Purchase Agreement and the FCI Purchase Agreement, (vi) it will promptly provide the Trustee any notices, reports or certificates given or delivered under the Fingerhut
Purchase Agreement and the FCI Purchase Agreement and (vii) except as permitted by the Pooling and Servicing Agreement, it will not commingle its assets with those of FNB or FCI or any affiliate thereof.

ELIGIBLE ACCOUNTS

        As of the date the Receivables of such Account are first designated for inclusion in the Trust, each Account owned by an Originator that satisfies each of the following criteria will be an Eligible Account (each, an "Eligible Account"): (a) which is payable in
Dollars; (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address; (c) which has not been identified by the applicable Originator or any of its Affiliates in its computer files as stolen or lost; (d) which is not at the time of transfer to the Trust sold or pledged to any other party and which does not have Receivables which, at the time of transfer to the Trust, are sold or pledged to any other party (provided that Receivables which were sold or pledged prior to the date such Receivables are first designated for inclusion in the Trust, but were repurchased free of all Liens or where all Liens were released prior to the sale hereunder, shall not be disqualified under this clause (d)); (e) the Receivables in which the applicable Originator has not charged off in its customary and usual manner for charg ing off Receivables in such Accounts unless such Account is subsequently reinstated and (f) the Obligor on which is a Back End
Customer.

ELIGIBLE RECEIVABLES

        Each Receivable that satisfies each of the following criteria will be an Eligible Receivable (each, an "Eligible Receivable"): (a) each
Receivable designated for inclusion in the Trust on or after the Closing
Date shall have arisen in an Eligible Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account," "chattel paper" or a "general intangible" as each are defined in Article 9 of the UCC as then in effect in each Relevant UCC State, (d) it is at the time of its transfer to the Trust the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a contract and incur debt and is enforceable against such person in accordance with its terms, (e) it was created in compliance, in all material respects, with all Requirements of Law applicable to the Originator and pursuant to a Contract that complies, in all material respects, with all Requirements of Law applicable to the Originator or such Contract (including without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses, or authorizations of, or registrations with, any Governmental Authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery, creation, and performance of the related Contract have been duly obtained or given and are in full force and effect as of the date of the creation of such Receivables and (g) immediately prior to giving effect to the sale, the Transferor will have good and marketable title free and clear of all liens and security interests arising under or through the Transferor (other than Permitted Liens).

ADDITION OF TRUST ASSETS

        Subject to the following restrictions, all new Receivables originated by FNB which are purchased by FCI and are Eligible Receivables will be purchased by the Transferor and thereafter automatically transferred to the Trust; provided, however that Receivables arising in connection with sales of merchandise and financial service products by retailers who are not affiliates of Fingerhut on the Closing Date will not automatically be transferred to the Trust until the Rating Agency
Condition has been satisfied with respect thereto. These Receivables may have been originated using criteria different from those applied, and may have different terms or characteristics than the Receivables originated, by FNB in connection with the sale of merchandise or services by Fingerhut.

        Eligible Receivables will be automatically transferred to the Trust with respect to any Monthly Period so long as the number of new
Obligors (which shall include any Obligors who, prior to the relevant measuring period did not have a relationship with Fingerhut or FNB) since the first day of the eleventh preceding Monthly Period that are Back End
Customers minus the number of new Obligors that are Back End Customers who have previously been approved by Moody's since the first day of such eleventh preceding Monthly Period shall not exceed 25% of the number of Back End Customers at the close of business on the last day of such Monthly Period; provided, however that, with Moody's consent, such limitation may be exceeded.

COLLECTION AND OTHER SERVICING PROCEDURES

        Pursuant to the Pooling and Servicing Agreement, the Servicer is responsible for servicing, enforcing, and administering the Receivables and collecting payments due thereunder in accordance with its usual and customary servicing procedures and the Credit and Collection Policy.
Servicing functions to be performed with respect to the Receivables include coupon or statement processing and mailing, collecting and recording payments, investigating payment delinquencies, and communicating with Back End Customers. The Servicer may delegate these servicing functions to a subservicer who agrees to conduct these functions in accordance with the Credit and Collection Policies. FNB, as servicer, has designated Fingerhut as a subservicer. FNB has the ability to change subservicers from time to time. FNB is contemplating delegating all or a portion of the servicing functions for revolving credit card accounts to a third party subservicer. See "The Receivables--Collection
Procedures." Managerial functions to be performed by the Servicer on behalf of the Trust include maintaining books and records with respect to the foregoing and other matters pertinent to the Receivables, assisting the Trustee with any inspections of such books and records by the Trustee pursuant to the Pooling and Servicing Agreement, preparing and delivering the monthly and annual statements described in "--Reports to Certificateholders," and causing a firm of independent public accountants to prepare and deliver the annual reports described in "--Evidence as to Compliance."

TRUST ACCOUNTS

        The Trustee has established and maintains with a Qualified
Institution in the name of the Trust, for the benefit of the Certificateholders, two separate accounts, each in a segregated trust account, consisting of an "Interest Funding Account" and a "Principal
Account". The Trustee will also establish a "Distribution Account" for the benefit of the Certificateholders which will be a non-interest bearing segregated demand deposit account established with a Qualified
Institution. The Servicer has established and maintains, in the name of the Trust, for the benefit of certificateholders of all Series, a "Collection Account," which is a segregated account established by and maintained by the Servicer with a Qualified Institution. A "Qualified
Institution" is a depository institution, which may include the Trustee, organized under the laws of the United States or any one of the states thereof, which at all times has a short-term rating of P-1 by Moody's and of A-1+ by Standard & Poor's or long-term unsecured debt obligation
(other than such obligation the rating of which is based on collateral or on the credit of a person other than such institution or trust company) rating of Aa3 by Moody's and of AAA by Standard & Poor's and deposit insurance provided by the FDIC, or a depository institution, which may include the Trustee, which is acceptable to the Rating Agencies;
provided, however, that no such rating shall be required of an institution which shall have corporate trust powers and which maintains the Collection Account, the Principal Account, the Interest Funding
Account or any other account maintained for the benefit of Certificateholders as a fully segregated trust account with the trust department of such institution which is rated at least Baa3 by Moody's.
Funds in the Principal Account and the Interest Funding Account, will be invested, at the direction of the Transferor, in (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits, promissory notes, or certificates of deposit of any depositary institution or trust company;
provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Standard &
Poor's of A-1+ and from Moody's of P-1; (iv) bankers acceptances issued by any depositary institution or trust company described in clause
(a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA- mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by Moody's and Standard & Poor's; (b) time deposits and demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) securities not represented by an instrument that are registered in the name of the Trustee or its nominee (which may not be FCI or an Affiliate) upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of (x) shares of an open end diversified investment company which is registered under the Investment Company Act which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Cash Equivalents, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which the Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it or (y) Eurodollar time deposits of a depository institution or trust company that are rated A-1+ by Standard & Poor's and P-1 by Moody's; provided, however, that at the time of the Trust's investment or con tractual commitment to invest therein, the Eurodollar deposits of such depositary institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and P-1 by Moody's; (d) a guaranteed investment contract (guaranteed as to timely payment) which each Rating
Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; (e) repurchase agreements transacted with either (i) an entity subject to the United States federal bankruptcy code, provided, however, that (A) the term of the repurchase agreement is consistent with the requirements with regard to the maturity of Cash Equivalents specified herein or in the applicable Supplement for the applicable account or is due on demand, (B) the Trustee or a third party acting solely as agent for the Trustee has possession of the collateral, (C) the Trustee on behalf of the Trust has a perfected first priority security interest in the collateral, (D) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with standards of the Rating
Agencies, (E) the failure to maintain the requisite collateral level will obligate the Trustee to liquidate the collateral as promptly as practicable upon instructions from the Servicer, (F) the securities subject to the repurchase agreement are either obligations of, or fully guaranteed as to principal and inter est by, the United States of America or any agency or any instrumentality or agency thereof, certificates of deposit or bankers acceptances and (G) the securities subject to the repurchase agreement are free and clear of any third party lien or claim, or (ii) a financial institution insured by the FDIC, or any broker-dealer with "retail-customers" that is under the jurisdiction of the Securities
Investors Protection Corp. ("SIPC"), provided, however, that (A) the market value of the collateral is maintained at the requisite collateral percentage of the obligation in accordance with the standards of the Rating Agencies, (B) the Trustee or a third party (with a rating from Moody's and Standard & Poor's of P-1 and A- 1+, respectively) acting solely as agent for the Trustee has possession of the collateral, (C) the collateral is free and clear of third party liens and, in the case of an SIPC broker, was not acquired pursuant to a repurchase or reverse repurchase agreement and (D) the failure to maintain the requisite collateral percentage will obligate the Trustee to liquidate the collateral upon instructions from the Servicer; provided, however, that at the time of the Trust's investment or con tractual commitment to invest in any repurchase agreement the short-term deposits or commercial paper rating of such entity or institution in subsections (i) and (ii) above shall have a credit rating of P-1 or A-1+ or their equivalent from each Rating Agency; and (f) any other investment if the Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates (such investments, "Cash
Equivalents"). Any earnings (net of losses and investment expenses) on funds in the Interest Funding Account and the Principal Account will be paid to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account, and to instruct the Trustee to make withdrawals and payments from the Interest Funding Account and the Principal Account, in each case for the purpose of making deposits and distributions required under the Pooling and Servicing Agreement, including the deposits and distributions described in "--Applications of Collections." The agent making payments to the Certificateholders (the
"Paying Agent") has the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to Certificateholders. The Paying Agent initially will be The Bank of New
York and in certain limited circumstances the Banque de Luxembourg.

        [On the Closing Date, the Transferor will make an initial deposit to the Interest Funding Account in an amount equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C
Monthly Interest for the initial Interest Accrual Period.]

EXCESS FUNDING ACCOUNT

        The Trustee has established and will maintain in the name of the Trust, for the benefit of the certificateholders of all Series, an "Excess Funding Account" which is a segregated account established by and maintained by the Servicer with a Qualified Institution. At any time during which no Series is in an amortization period (including any early amortization period), or for a Series in amortization, the principal account, if any, is fully funded for an applicable period, and the Transferor Interest does not exceed the Minimum Transferor Interest, funds (to the extent available therefor as described herein) otherwise payable to the Transferor will be deposited in the Excess Funding Account on any business day until the Transferor Interest is at least equal to the Minimum Transferor Interest. Funds on deposit in the Excess Funding
Account may, at the option of the Transferor, be withdrawn and paid to the Transferor to the extent that on any day the Transferor Interest exceeds the Minimum Transferor Interest. Such deposits in and withdrawals from the Excess Funding Account may be made on a daily basis.

        Any funds on deposit in the Excess Funding Account at the beginning of the Amortization Period will be deposited in the Principal
Account as part of Class A Principal for the next succeeding Distribution
Date. In the event that more than one Series begins its amortization period at the same time, amount on deposit in the Excess Funding Account will be paid out to each such Series pro rata based on the aggregate invested amount of each such Series. In addition, no funds allocated to investor certificates will be deposited in the Excess Funding Account during any amortization period or early amortization period for any Series until the Principal Account for such Series for such Distribution
Date has been fully funded or the investor certificates of such Series have been paid in full.

        Funds on deposit in the Excess Funding Account will be invested by the Trustee at the direction of the Transferor in Cash Equivalents. On each Distribution Date, all net investment income earned on amounts in the Excess Funding Account since the preceding Distribution Date will be withdrawn from the Excess Funding Account and treated as Finance Charge
Collections.

ALLOCATION PERCENTAGES

        Pursuant to the Pooling and Servicing Agreement, during each Monthly Period the Servicer will allocate among the Class A
Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders' Interest, the Class D Certificateholders'
Interest, the interest of the holders of the Other Series then outstanding, the holders of any Participations then outstanding, the Transferor Interest and the holders of the other Series issued and outstanding from time to time pursuant to the Pooling and Servicing
Agreement and applicable Supplements all Finance Charge Collections and all Principal Collections and the amount of all Defaulted Receivables.
Finance Charge Collections will be allocated prior to the commencement of an Early Amortization Period and the amount of Defaulted Receivables will be allocated at all times, and Principal Collections will be allocated during the Revolving Period to the Class A Certificateholders' Interest, the Class B Certificateholders' Interest, the Class C Certificateholders'
Interest and the Class D Certificateholders' Interest, based on the percentage equivalent of a fraction the numerator of which is the Class A
Invested Amount, the Class B Invested Amount, the Class C Invested
Amount, or the Class D Invested Amount, respectively, at the end of the preceding business day and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) the sum of the numerators for all Participations and all classes of all Series then outstanding used to calculate the applicable allocation percentage (the "Class A Floating Allocation
Percentage," the "Class B Floating Allocation Percentage," the "Class C
Floating Allocation Percentage" and the "Class D Floating Allocation
Percentage," respectively; the sum of all such percentages, the "Floating
Allocation Percentage"). During the Revolving Period, all Principal
Collections allocable to the Certificates will be allocated and paid to the Transferor (except for collections applied as Reallocated Principal
Collections and Shared Principal Collections paid to the holders of certificates of other Series, if any, and except for funds deposited in the Excess Funding Account). On any business day on or after the Amortization Period Commencement Date, Principal Collections will be allocated to the Certificateholders' Interest based on the percentage equivalent of a fraction the numerator of which is the Class A Invested
Amount, the Class B Invested Amount, the Class C Invested Amount or the
Class D Invested Amount, respectively, at the end of the last day of the Revolving Period and the denominator of which is the greater of (a) the sum of the aggregate amount of Principal Receivables and the amounts on deposit in the Excess Funding Account at the end of the preceding business day and (b) the sum of the numerators used to calculate the allocation percentages with respect to Principal Collections for all Participations and all classes of all Series then outstanding (the "Class
A Fixed/Floating Allocation Percentage," the "Class B Fixed/Floating
Allocation Percentage," the "Class C Fixed/Floating Allocation
Percentage," and the "Class D Fixed/Floating Allocation Percentage," respectively; the sum of all such percentages the "Fixed/Floating
Allocation Percentage"). Finance Charge Collections will be allocated on and after the date on which a Pay Out Event is deemed to occur to the Certificateholders' Interest based on the Fixed/Floating Allocation
Percentage. On and after the date on which a Defeasance occurs with respect to the Certificates, each of the allocation percentages specified above with respect to the Certificates will be zero. See "--Defeasance."

        The term "Transferor Percentage" means (a) when used with respect to (i) Principal Collections during the Revolving Period and (ii) Finance
Charge Collections and the amount of Defaulted Receivables at all times, 100 percent minus the sum of the Floating Allocation Percentage, the floating allocation percentages for all other Series and the Participation Percentages with respect to all Participations and (b) when used with respect to Principal Collections during the Amortization
Period, 100 percent minus the sum of the Fixed/Floating Allocation
Percentage, the allocation percentages used with respect to Principal
Collections for all other Series and the Participation Percentages with respect to all Participations.

        As used herein: (i) the term "Class A Invested Amount" for any date means an amount equal to (a) the Class A Initial Invested Amount minus (b) the aggregate amount of principal payments made to Class A
Certificateholders through and including such date, and minus (c) the aggregate amount of Class A Investor Charge-Offs for all prior
Distribution Dates, equal to the amount by which the Class A Invested
Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," plus (d) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance Charge
Collections, Excess Finance Charge Collections and Reallocated Principal
Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (c), provided, however, that the Class A Invested Amount may not be reduced below zero; (ii) the term "Class B Invested Amount" for any date means an amount equal to (a) the Class B Initial Invested Amount minus (b) the aggregate amount of principal payments made to Class B Certificateholders through and including such date, minus (c) the aggregate amount of Class
B Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class B Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior
Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class B Principal Collections for which neither the Class D Invested Amount nor the Class C Invested Amount has been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections,
Transferor Finance Charge Collections, Excess Finance Charge Collections,
Reallocated Class C Principal Collections, Reallocated Class D Principal
Collections and certain other amounts applied on all prior Distribution
Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d), provided, however; that the Class B
Invested Amount may not be reduced below zero; (iii) the term "Class C
Invested Amount" for any date means an amount equal to (a) the Class C
Initial Invested Amount minus (b) the aggregate amount of principal payments made to Class C Certificateholders through and including such date, minus (c) the aggregate amount of Class C Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class C
Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Class C Principal Collections and Reallocated Class B
Principal Collections for which the Class D Invested Amount has not been reduced for all prior Distribution Dates, and plus (e) the aggregate amount of Available Series Finance Charge Collections, Transferor Finance
Charge Collections, Excess Finance Charge Collections, Reallocated Class
D Principal Collections, and certain other amounts applied on all prior
Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Class C Invested Amount may not be reduced below zero; (iv) the term
"Class D Invested Amount" for any date means an amount equal to (a) the initial principal balance of the Class D Certificates, minus (b) the aggregate amount of principal payments made to Class D Certificateholders through and including such date, minus (c) the aggregate amount of Class
D Investor Charge-Offs for all prior Distribution Dates, equal to the amount by which the Class D Invested Amount has been reduced to fund the Investor Default Amount and the unpaid Adjustment Payments on all prior
Distribution Dates as described under "--Investor Charge-Offs," minus (d) the aggregate amount of Reallocated Principal Collections for all prior
Distribution Dates, and plus (e) the aggregate amount of Finance Charge
Collections, Transferor Finance Charge Collections, Excess Finance Charge
Collections and certain other amounts applied on all prior Distribution
Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c) and (d); provided, however, that the Class D
Invested Amount may not be reduced below zero; (v) the term "Stated Class
D Amount" means the greater of (a) zero and (b) a number rounded to the nearest dollar equal to ____ percent of the ABC [Adjusted] Invested
Amount; provided however that during any Early Amortization Period the Stated Class D Amount shall be equal to the Stated Class D Amount immediately preceding the commencement of the Early Amortization Period;
and (vi) the term "Invested Amount" means the sum of the Class A Invested
Amount, the Class B Invested Amount, the Class C Invested Amount and the
Class D Invested Amount.

        As a result of the Floating Allocation Percentage, Finance Charge
Collections and the portion of Defaulted Receivables allocated to the Certificateholders will change each business day based on the relationship of the Invested Amount to the total amount of Principal
Receivables and amounts on deposit in the Excess Funding Account on the preceding business day. The numerator of the allocation percentages of collections of Principal Receivables allocable to the Class A
Certificateholders, the Class B Certificateholders, the Class C
Certificateholders and the Class D Certificateholders, however, will remain fixed during the Amortization Period. Collections of Principal
Receivables allocable to the Class B Certificates are subject to possible reallocation for the benefit of the Class A Certificateholders;
collections of Principal Receivables allocable to the Class C Invested
Amount are subject to possible reallocation for the benefit of the Class
A Certificateholders and the Class B Certificateholders and collections of Principal Receivables allocable to the Class D Invested Amount are subject to possible reallocation for the benefit of the Class A
Certificateholders, the Class B Certificateholders and the Class C
Certificateholders. See "--Reallocated Principal Collections" below.

REALLOCATION OF CASH FLOWS

        If any amounts are on deposit in the Excess Funding Account on any business day, the Servicer will determine the Negative Carry Amount, if any. The Servicer will apply an amount equal to the lesser of (i) the Transferor Finance Charge Collections on such business day, and (ii) the Negative Carry Amount for such business day in the manner specified for application of Available Series Finance Charge Collections.

        On each business day the Servicer will determine the Required
Amount, if any. To the extent of any Required Amount, the Servicer will apply all or a portion of the Excess Finance Charge Collections of other
Series with respect to such business day allocable to the Certificates in an amount equal to the Required Amount. Excess Finance Charge Collections from other Series allocable to the Certificates for any business day will be equal to the product of (x) Excess Finance Charge Collections available from all other Series for such business day and (y) a fraction, the numerator of which is the Required Amount for such business day (as reduced by amounts applied pursuant to the preceding paragraph) and the denominator of which is the aggregate amount of shortfalls in required amounts or other amounts to be paid from available Finance Charge
Collections for all Series for such business day.

REALLOCATED PRINCIPAL COLLECTIONS

        On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class D Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class D
Floating Allocation Percentage or (ii) during an Amortization Period, the
Class D Fixed/Floating Allocation Percentage and (b) the amount of
Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class D Principal
Collections"):

        (a) an amount equal to the sum of (i) the Class A Required Amount with respect to such business day, (ii) the Class B Required Amount with respect to such business day and (iii) the Class C Required Amount with respect to such business day will be applied first to the components of the Class A Required Amount, then to the components of the Class B
Required Amount and then to the components of the Class C Required Amount in the same priority as such components are applied from Available Series
Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other Items"; and

        (b) any such Principal Collections not applied in the foregoing manner (and therefore not constituting Reallocated Class D Principal
Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor
Principal Collections.

        On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class C Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class C
Floating Allocation Percentage or (ii) during an Amortization Period, the
Class C Fixed/Floating Allocation Percentage and (b) the amount of
Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class C Principal
Collections"):

        (a) an amount equal to the sum of (i) the excess, if any, of the Class A Required Amount with respect to such business day over the amount of Reallocated Class D Principal Collections applied with respect thereto for such business day and (ii) the excess, if any, of the Class B
Required Amount with respect to such business day over the amount of Reallocated Class D Principal Collections applied with respect thereto for such business day will be applied first to the remaining components of the Class A Required Amount and then to the remaining components of the Class B Required Amount in the same priority as such components are applied from Available Series Finance Charge Collections as described in "--Application of Collections--Payment of Fees, Interest and Other
Items"; and

        (b) any such Principal Collections not applied in the foregoing manner (and therefore not constituting Reallocated Class C Principal
Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor
Principal Collections.

        On each business day, the Servicer will apply or cause the Trustee to apply an amount, not to exceed the Class B Invested Amount, equal to the product of (a)(i) during the Revolving Period, the Class B
Floating Allocation Percentage or (ii) during an Amortization Period, the
Class B Fixed/Floating Allocation Percentage and (b) the amount of
Principal Collections with respect to such business day to the following amounts in the following priority (such collections applied in accordance with clause (a) below are called "Reallocated Class B Principal
Collections" and the sum of Reallocated Class D Principal Collections,
Reallocated Class C Principal Collections and Reallocated Class B
Principal Collections is called "Reallocated Principal Collections"):

        (a) an amount equal to the excess, if any, of the Class A
Required Amount with respect to such business day over the sum of the amount of Reallocated Class D Principal Collections and Reallocated Class
C Principal Collections applied with respect thereto for such business day will be applied to the remaining components of the Class A Required
Amount in the same priority as such components are applied from Available
Series Finance Charge Collections as described in "--Application of
Collections--Payment of Fees, Interest and Other Items"; and

        (b) any such Principal Collections not applied in the foregoing manner (and therefore not constituting Reallocated Class B Principal
Collections) will, on business days with respect to the Revolving Period, be applied as Shared Principal Collections and on business days with respect to an Amortization Period will be included in Available Investor
Principal Collections.

        On each Distribution Date the Class D Invested Amount will be reduced by the amount of unreimbursed Reallocated Principal Collections for the related Monthly Period. In the event that such reduction would cause the Class D Invested Amount to be a negative number, the Class D
Invested Amount will be reduced to zero and the Class C Invested Amount will be reduced by the amount by which the Class D Invested Amount would have been reduced below zero. In the event that the amount of unreimbursed Reallocated Principal Collections for such Distribution Date would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero and the Class B Invested
Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero. In the event that the amount of unreimbursed Reallocated Principal Collections would cause the Class B
Invested Amount to be a negative number on any Distribution Date, the amount of Class B Reallocated Principal Collections on such Distribution
Date will be an amount not to exceed the amount which would cause the Class B Invested Amount to be reduced to zero.

APPLICATION OF COLLECTIONS

        Allocations. Obligors make payments on the Receivables to the Servicer, who deposits all such payments in the Collection Account no later than the second business day following the date of processing. On the day on which any deposit to the Collection Account is available, the Servicer will make the deposits and payments to the accounts and parties as indicated below; provided, however, that for as long as FNB or any affiliate of FNB remains the Servicer under the Pooling and Servicing
Agreement, then the Servicer may make such deposits and payments on the business day immediately prior to the Distribution Date (the "Transfer
Date") in an aggregate amount equal to the net amount of such deposits and payments which would have been made had the conditions of this proviso not applied if (a)(i) the Servicer provides to the Trustee a letter of credit or other form of Enhancement rated in the highest rating category by the Rating Agency covering the risk of collection of the Servicer and (ii) the Transferor shall not have received a notice from each Rating Agency that making payments monthly rather than daily would result in the lowering of such Rating Agency's then-existing rating of any Series of certificates then outstanding or (b) FCI has and maintains a short-term credit rating of P-1 by Moody's and A-1 by Standard &
Poor's.

        If clause (a) or clause (b) set forth in the proviso to the immediately preceding paragraph is satisfied, payments on the Receivables collected by the Servicer will not be segregated from the assets of the Servicer. Until such payments on the Receivables collected by the Servicer are deposited into the Collection Account, such funds may be used by the Servicer for its own benefit, and the proceeds of any short-term investment of such funds will accrue to the Servicer. During such times as the Servicer holds funds representing payments on the Receivables collected by the Servicer and is permitted to use such funds for its own benefit, the Certificateholders are subject to risk of loss, including risk resulting from the bankruptcy or insolvency of the Servicer. The Servicer pays no fee to the Trust or any Certificateholder for any use by the Servicer of funds representing Collections on the Receivables.

        The Servicer will withdraw the following amounts from the Collection Account for application on each business day as indicated:

        (i) an amount equal to the Transferor Percentage of the aggregate amount of Principal Collections will be paid to the Transferor;

        (ii) an amount equal to the Transferor Percentage of the aggregate amount of Finance Charge Collections will be paid to the holder of the Exchangeable Transferor Certificate to the extent such funds are not allocated to any Series as set forth in the applicable Supplement;

        (iii) an amount equal to the sum of (a) prior to the occurrence of a Pay Out Event, the Floating Allocation Percentage, and on and after the occurrence of a Pay Out Event, the Fixed/Floating Allocation
Percentage, of the sum of the aggregate amount of Finance Charge
Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made but not made in a prior Monthly Period, (b) certain Transferor Finance Charge Collections allocable to the Certificates and (c) Excess Finance Charge Collections of other Series allocable to such Series, will be allocated and paid as described below in "--Payment of Fees, Interest and Other Items;"

        (iv) during the Revolving Period, an amount equal to the Floating
Allocation Percentage of Principal Collections (less the amount thereof which may be applied as Reallocated Principal Collections) will be applied as Shared Principal Collections;

        (v) during the Amortization Period, an amount equal to the Fixed/Floating Allocation Percentage of Principal Collections (less the amount thereof applied as Reallocated Principal Collections), any amount on deposit in the Excess Funding Account allocated to the holders of the Certificates, any amounts to be paid in respect of the Investor Default
Amount, unpaid Adjustment Payments, Class A Investor Charge-Offs, Class B
Investor Charge-Offs and Class C Investor Charge-Offs and any amount of
Shared Principal Collections allocated to the Certificates on such business day, up to (a) during the Controlled Amortization Period, the Class A Controlled Distribution Amount or Class B Controlled Distribution
Amount or (b) during the Early Amortization Period, the Invested Amount, will be deposited in the Principal Account;

        (vi) Shared Principal Collections will be allocated to each outstanding Series pro rata based on any shortfalls with respect to principal payments with respect to any Series which is in its amortization period, and then, at the option of the Transferor, to make payments of principal with respect to the Variable Funding Certificates.
The Servicer will pay any remaining Shared Principal Collections on such business day to the holder of the Exchangeable Transferor Certificate;
and

        (vii) Excess Finance Charge Collections will be allocated as set forth below in paragraph (xiv) of "--Payment of Fees, Interest and Other
Items."

        Any Shared Principal Collections and other amounts described above as being payable to the Transferor will not be paid to the Transferor if the Transferor Interest on any date, after giving effect to the inclusion in the Trust of all Receivables on or prior to such date and the application of all prior payments to the Transferor, does not exceed the Minimum Transferor Interest. Any such amounts otherwise payable to the Transferor, together with any Adjustment Payments, as described below, will be deposited into and held in the Excess Funding
Account, and on the Amortization Period Commencement Date with respect to any Series, such amounts will be deposited in the principal account of such Series to the extent specified in the related Supplement until the applicable principal account of such Series has been funded in full or the holders of certificates of such Series have been paid in full. See
"--Excess Funding Account."

        Payment of Fees, Interest and Other Items. On each business day during a Monthly Period, the Servicer will determine, prior to the date on which a Pay Out Event is deemed to occur, the Floating Allocation
Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments required to be made by the Transferor but not made in a prior Monthly Period or, on and after the date on which a Pay Out Event is deemed to occur, the Fixed/Floating Allocation Percentage of the sum of Finance Charge Collections and the amount of Adjustment Payments made by the Transferor with respect to Adjustment Payments required to be made by the Transferor but not made in a prior Monthly Period (the "Available
Series Finance Charge Collections") [provided, that with respect to the Closing Date the amount of the initial deposit by the Transferor to the Interest Funding Account will also constitute Available Series Finance
Charge Collections] and will distribute such amount in the following priority:

        (i) an amount equal to the lesser of (A) the Available Series
Finance Charge Collections and (B) the excess of (a) the sum of (1) the Class A Monthly Interest, (2) the amount of any Class A Monthly Interest previously due but not deposited in the Interest Funding Account in prior
Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class A Certificate Rate with respect to interest amounts that were due but not paid in a prior Monthly Period over (b) the amount which has already been deposited in the Interest
Funding Account with respect thereto in the current Monthly Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class A Certificateholders;

        (ii) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the excess of (a) the sum of
(1) the Class B Monthly Interest, (2) the amount of any Class B Monthly
Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class B Certificate Rate with respect to Class B Monthly Interest amounts that were due but not paid in a prior
Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly
Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class B
Certificateholders;

        (iii) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the excess of (a) the sum of
(1) the Class C Monthly Interest, (2) the amount of any Class C Monthly
Interest previously due but not deposited in the Interest Funding Account in prior Monthly Periods, and (3) any additional interest (to the extent permitted by applicable law) at the Class C Certificate Rate with respect to Class C Monthly Interest amounts that were due but not paid in a prior
Monthly Period over (b) the amount which has already been deposited in the Interest Funding Account with respect thereto in the current Monthly
Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to the Class C
Certificateholders;

        (iv) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the portion of the Monthly
Servicing Fee for the current month that has not been previously paid to the Servicer plus any prior Monthly Servicing Fee that was due but not previously paid to the Servicer will be distributed to the Servicer;

        (v) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the sum of (1) the aggregate
Investor Default Amount for such business day and (2) the unpaid Investor
Default Amount for any prior business day during the then-current Monthly
Period, will be (w) during the Revolving Period, treated as Shared
Principal Collections and (x) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Certificates;

        (vi) an amount equal to the Series Allocation Percentage of any Adjustment Payment which the Transferor is required but fails to make in a prior Monthly Period pursuant to the Pooling and Servicing
Agreement will be (a)
during the Revolving Period, treated as Shared Principal Collections and
(b) during the Amortization Period, treated as Available Investor
Principal Collections for the benefit of the Certificates;

        (vii) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) unreimbursed Class A
Investor Charge-Offs, if any, will be applied to reimburse Class A
Investor Charge-Offs and (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

        (viii) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal balance of the Class B Certificates at the Class B Certificate
Rate but not previously deposited in the Interest Funding Account will be deposited in the Interest Funding Account and (2) any additional interest (to the extent permitted by applicable law) at the Class B
Certificate Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly
Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class B
Certificateholders;

        (ix) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) the sum of (1) the amount of interest which has accrued with respect to the outstanding aggregate principal balance of the Class C Certificates at the Class C Certificate
Rate but not previously deposited in the Interest Funding Account will be deposited in the Interest Funding Account, and (2) any additional interest (to the extent permitted by applicable law) at the Class C
Certificate Rate with respect to such interest amounts that were due but not deposited in the Interest Funding Account in any previous Monthly
Period, will be deposited in the Interest Funding Account for distribution on the next succeeding Distribution Date to Class C
Certificateholders;

        (x) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) unreimbursed Class B
Investor Charge-Offs, if any, will be applied to reimburse Class B
Investor Charge-Offs and (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, treated as Available Investor Principal Collections for the benefit of the Certificates;

        (xi) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) unreimbursed Class C
Investor Charge-Offs, if any, will be applied to reimburse Class C
Investor Charge-Offs and (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

        (xii) an amount equal to the lesser of (A) any Available Series
Finance Charge Collections remaining and (B) unreimbursed Class D
Investor Charge-Offs, if any, will be applied to reimburse Class D
Investor Charge-Offs and (w) during the Revolving Period, treated as Shared Principal Collections and (x) during the Amortization Period, be treated as Available Investor Principal Collections for the benefit of the Certificates;

        (xiii) at the option of the Transferor, on and after the Reserve
Account Funding Date, but prior to the date on which the Defeasance
Reserve Account terminates, an amount equal to the lesser of any Available Series Finance Charge Collections remaining and the excess, if any, of the Required Reserve Account Amount over the Available Reserve
Account Amount will be deposited in the Defeasance Reserve Account; and

        (xiv) any Available Series Finance Charge Collections remaining after making the above described distributions will be treated as Excess
Finance Charge Collections which will be available to cover shortfalls, if any, in amounts payable from Finance Charge Collections to certificateholders of other Series, then to pay any unpaid commercially reasonable costs and expenses of a successor Servicer, if any. Excess
Finance Charge Collections which are not so used will be paid to the Transferor.

        On each Transfer Date all investment income (net of investment losses and expenses) on funds on deposit in the Defeasance Reserve
Account will be applied as if such amounts were Available Series Finance
Charge Collections
on the last business day of the preceding Monthly Period.

        "Class A Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class A Certificate Rate for the related Interest Accrual Period, (ii) the outstanding principal amount of the Class A Certificates at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

        "Class B Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class B Certificate Rate for the related Interest Accrual Period, (ii) the Class B Invested Amount at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 360.

        "Class C Monthly Interest" with respect to any Distribution Date will equal the product of (i) the Class C Certificate Rate for the related Interest Accrual Period, (ii) the Class C Invested Amount at the close of business on the first day of the related Interest Accrual Period and (iii) a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 360.

        "Required Amount" means on any business day the amount, if any, by which the full amount to be paid pursuant to clauses (i)-(xiii) above exceeds the portion of the Available Series Finance Charge Collections and Transferor Finance Charge Collections, if any, applied to the payment of the amounts described in such clauses.

        Payment of Principal. On each business day during the Revolving
Period, the Trustee, acting in accordance with instructions from the Servicer, will treat the amount described in clause (iv) of "--Allocations" as Shared Principal Collections which will be applied as described in clause (vi) of "--Allocations." On each Transfer Date during the Amortization Period, the Trustee, acting in accordance with instructions from the Servicer, will withdraw the amount on deposit in the Principal Account and, to the extent of Class A Principal until the Class A Invested Amount is paid in full, deposit such amounts in the Distribution Account for distribution to the Class A Certificateholders on the next succeeding Distribution Date. The Class A Certificateholders will be entitled to receive principal payments to the extent of Class A
Principal until the Class A Invested Amount is paid in full. Beginning on the Class B Principal Payment Commencement Date, the Class B
Certificateholders will be entitled to receive principal payments to the extent of Class B Principal until the Class B Invested Amount is paid in full only after the Class A Invested Amount has been paid in full.
Beginning on the Class C Principal Payment Commencement Date, the Class C
Certificateholders will be entitled to receive principal payments to the extent of Class C Principal until the Class C Invested Amount is paid in full only after the Class A Invested Amount and the Class B Invested
Amount have been paid in full. The Class D Certificatehold ers will be entitled to receive principal payments only after the Class A Invested
Amount, the Class B Invested Amount, and the Class C Invested Amount have been paid in full.

        "Class A Principal" with respect to any Distribution Date during the Amortization Period will equal the Available Investor Principal
Collections; provided, however, that with respect to any Distribution
Date during the Controlled Amortization Period, Class A Principal will not exceed the lesser of (i) the Class A Controlled Distribution Amount and (ii) Class A Invested Amount; provided, further that with respect to the Termination Date, Class A Principal will be an amount equal to the Class A Invested Amount.

        "Class B Principal" with respect to any Distribution Date on or after the Class B Principal Payment Commencement Date will equal the
Available Investor Principal Collections; provided, however, that with respect to any Distribution Date during the Controlled Amortization
Period, Class B Principal will not exceed the lesser of (i) the Class B
Controlled Distribution Amount and (ii) the Class B Invested Amount;
provided, further, that with respect to the Termination Date, Class B
Principal will be an amount equal to the Class B Invested Amount.

        "Class C Principal" with respect to any Distribution Date on or after the Class C Principal Payment Commencement Date will equal the
Available Investor Principal Collections; provided, that with respect to the Termination Date, Class C Principal will be an amount equal to the Class C Invested Amount.

        On the Transfer Date preceding the Class D Principal Payment
Commencement Date, and on each Transfer Date thereafter until the Trust is terminated or until the Class D Invested Amount is paid in full, the Trustee, acting in accordance with instructions from the Servicer, will withdraw amounts deposited into the Principal Account in respect of Available Investor Principal Collections during the related Monthly
Period and, to the extent of the Class D Invested Amount, deposit such amounts in the Distribution Account for distribution to the Class D
Certificateholders on the next succeeding Distribution Date (the "Class D
Principal"). The Class D Certificateholders will be entitled to receive principal payments to the extent of Class D Principal until the Class D
Invested Amount is paid in full.

COVERAGE OF INTEREST SHORTFALLS

        To the extent of any shortfall in the amount of Available Series
Finance Charge Collections due to the accumulation of principal in the Excess Funding Account, the Transferor Finance Charge Collections will be made available to cover such Negative Carry Amount.

        Finance Charge Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series ("Excess Finance Charge Collections") will be applied to cover any shortfalls with respect to amounts payable from Finance Charge
Collections allocable to any other Series, pro rata based upon the amounts of the shortfalls, if any, with respect to such other Series. Any
Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series during a Monthly Period will be paid to the successor Servicer, if any, to cover certain costs and expenses and then to the holder of the Exchangeable Transferor
Certificate.

DEFAULTED RECEIVABLES; DILUTION

        Receivables in Defaulted Accounts will be charged off as uncollectible in accordance with the Servicer's customary and usual policies and the Credit and Collection Policy (a "Defaulted Receivable").
See "The Receivables--Loss and Delinquency History." On each business day, the Servicer will allocate to the Certificateholders a portion of all Defaulted Receivables in an amount (the "Investor Default Amount") equal to the product of (a) the Floating Allocation Percentage applicable on such business day and (b) the aggregate principal amount of Defaulted
Receivables identified since the prior reporting date.

        If on any business day the Servicer adjusts the amount of any Principal Receivable due to Dilution, then the amount of the Transferor
Interest in the Trust will be reduced, on a net basis, by the amount of the adjustment on such business day. In the event the Transferor Interest would be reduced below the Minimum Transferor Interest, the Transferor will be required to pay to the Trust for deposit in the Excess Funding
Account the amount by which the Transferor Interest would be reduced below the Minimum Transferor Interest (an "Adjustment Payment"). If the
Transferor fails to pay such amount when due, Available Series Finance
Charge Collections and certain other amounts may be applied for such purpose. To the extent that such amounts are not sufficient to cover the portion of the unpaid Adjustment Payments allocated to Series 1998-2, there will be an Investor Charge-Off as described below.

INVESTOR CHARGE-OFFS

        If on the second business day preceding each Distribution Date
(the "Determination Date"), the aggregate Investor Default Amount and the
Series Allocation Percentage of unpaid Adjustment Payments, if any, for all business days in the preceding Monthly Period exceeds the aggregate amount of the Available Series Finance Charge Collections, Transferor
Finance Charge Collections, Excess Finance Charge Collections and
Reallocated Principal Collections applied with respect to the Investor
Default Amount and the Series Allocation Percentage of unpaid Adjustment
Payments with respect to such Monthly Period, then the Class D Invested
Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a
"Class D Investor Charge-Off"). The Class D Invested Amount thereafter will be increased (but not in excess of the unpaid principal balance of the Class D Certificates) on any business day by any amounts allocated and available for that purpose as described under clause (xii) of "--Application of Collections--Payment of Fees, Interest and Other
Items."

        In the event that any such reduction of the Class D Invested
Amount would cause the Class D Invested Amount to be a negative number, the Class D Invested Amount will be reduced to zero, and the Class C
Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default
Amount and the remaining unpaid Adjustment Payments for such Monthly
Period (a "Class C Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class C
Certificateholders. The Class C Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class
C Certificates) on any business day by any amounts allocated and available for that purpose as described under clause (xi) of "--Application of Collections--Payment of Fees, Interest and Other
Items."

        In the event that any such reduction of the Class C Invested
Amount would cause the Class C Invested Amount to be a negative number, the Class C Invested Amount will be reduced to zero, and the Class B
Invested Amount will be reduced by the aggregate amount of such excess, but not more than the sum of the remaining aggregate Investor Default
Amount and the remaining unpaid Adjustment Payments for such Monthly
Period (a "Class B Investor Charge-Off"), which will have the effect of slowing or reducing the return of principal to the Class B
Certificateholders. The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class
B Certificates) on any business day by any amounts allocated and available for that purpose as described under clause (x) of "--Application of Collections--Payment of Fees, Interest and Other
Items."

        In the event that any such reduction of the Class B Invested
Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A
Invested Amount will be reduced by the amount by which the Class B
Invested Amount would have been reduced below zero, but not more than the sum of the remaining aggregate Investor Default Amount and the remaining unpaid Adjustment Payments for such Monthly Period (a "Class A Investor
Charge-Off") which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. The Class A Invested
Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class A Certificates) on any business day by any of the amounts allocated and available for that purpose as described under clause (vii) of "--Application of Collections--Payment of Fees, Interest and Other Items."

PAIRED SERIES

        Subject to the satisfaction of the Rating Agency Condition, prior to the commencement of the Early Amortization Period the Certificates may be paired with one or more other Series (each, a "Paired Series"). Each
Paired Series either will be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal amount of such Paired Series primarily from the proceeds of the sale of such Paired
Series or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Certificateholders. As amounts are deposited in the Defeasance Funding Account for the benefit of the Class A
Certificateholders, Class B Certificateholders and Class C
Certificateholders, either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released (which funds will be distributed to the Transferor) or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired
Series in an equal or lesser amount may be sold by the Trust (and the proceeds thereof will be distributed to the Transferor) and, in either case, the invested amount in the Trust of such Paired Series will increase by up to a corresponding amount. Upon payment in full of the Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount paid to the Certificateholders since the issuance of such Paired Series. The issuance of a Paired Series will be subject to the conditions described under "--Exchanges." There can be no assurance, however, that the terms of any Paired Series might not have an impact on the timing or amount of payments received by a Certificateholder. In particu lar, the denominator of the Fixed/Floating Allocation Percentages for the Class A Certificates and the Class B Certificates may be increased upon the occurrence of a Pay Out Event with respect to a Paired Series resulting in a possible reduction of the percentage of Collections of Principal Receivables and Finance Charge Receivables allocated to the Certificates if such event required reliance by the Certificates on clause (b) of the denominator of the applicable Fixed/Floating Allocation Percentages and, in the case of Principal Collections allowed payment of principal at such time to the Paired Series. See "--Allocation Percentages."

DEFEASANCE

        On the date during the Amortization Period that the following conditions shall have been satisfied: (i) an amount shall have been deposited (x) in the Defeasance Funding Account equal to the sum of the outstanding principal amounts of the Class A Certificates, the Class B
Certificates and the Class C Certificates, which amount shall be invested in Cash Equivalents and (y) in the Defeasance Reserve Account equal to or greater than the excess of the sum of the Class A Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest over the estimated amount of investment earnings on amounts in the Defeasance
Funding Account, as estimated by the Transferor, for each of the Monthly
Periods during the period from the date of the deposit to the Defeasance
Funding Account through the __________ Distribution Date (the "Required
Reserve Account Amount"); (ii) the Transferor shall have delivered to the Trustee an opinion of counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment
Company Act and an opinion of counsel to the effect that following such deposit none of the Trust, the Defeasance Reserve Account or the Defeasance Funding Account will be deemed to be an association (or publicly traded partnership) taxable as a corporation; (iii) the Transferor shall have delivered to the Trustee a certificate of an officer of the Transferor stating that the Transferor reasonably believes that such deposit and termination of its obligations will not constitute a Pay Out Event or any event that, with the giving of notice or the lapse of time, would cause a Pay Out Event to occur; and (iv) a Ratings Event will not occur as a result of such events; then, the Certificates will no longer be entitled to the security interest of the Trust in the Receivables and, except those set forth in clause (i) above, other Trust assets ("Defeasance"), the percentages applicable to the allocation to the Certificateholders of Principal Collections, Finance Charge
Collections and Defaulted Receivables will be reduced to zero and the Monthly Servicing Fee will be reduced to zero. Upon the satisfaction of the foregoing conditions, the Class D Invested Amount will be reduced to zero.

DEFEASANCE FUNDING ACCOUNT

        Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a defeasance funding account as a segregated trust account held for the benefit of the Certificateholders (the "Defeasance Funding Account"). On the date of
Defeasance of the Certificates, the Trustee will transfer to the Defeasance Funding Account proceeds from the issuance of a new Series in an amount equal to the sum of the outstanding principal amounts of the Class A Certificates, the Class B Certificates and the Class C
Certificates.

        Funds on deposit in the Defeasance Funding Account will be invested by the Trustee at the direction of the Servicer in Cash
Equivalents maturing no later than the following Transfer Date.
Investment earnings (net of investment losses and expenses) on funds on deposit in the Defeasance Funding Account (the "Defeasance Funding
Account Investment Proceeds") will be applied on each Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period. If, for any Interest
Accrual Period, the Defeasance Funding Account Investment Proceeds for the related Monthly Period are less than the sum of the Class A Monthly
Interest, the Class B Monthly Interest and the Class C Monthly Interest for such Interest Accrual Period, the amount of such deficiency will be paid from the Defeasance Reserve Account to the extent of the Available
Reserve Account Amount and applied on the applicable Transfer Date as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period.

DEFEASANCE RESERVE ACCOUNT

        Pursuant to the Series 1998-2 Supplement, the Servicer will establish and maintain with a Qualified Institution a defeasance reserve account as a segregated trust account held for the benefit of the Certificateholders (the "Defeasance Reserve Account"). The Defeasance
Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates, Class B Certificates and Class C
Certificates following Defeasance. At the option of the Transferor, on each business day from and after the Reserve Account Funding Date, but prior to Defeasance, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Series Finance Charge Collections allocated to the Certificates (to the extent described below under "--
Application of Collections -- Payment of Fees, Interest and Other Items") to increase the amount on deposit in the Defeasance Reserve Account (to the extent such amount is less than the Required Reserve Account Amount).
The "Reserve Account Funding Date" will be the first day of the ___
Monthly Period prior to the Defeasance, or such earlier date as the Transferor may determine. On the date of Defeasance, an amount equal to the excess of the Required Reserve Account Amount over the amount then on deposit in the Defeasance Reserve Account will be deposited in the Defeasance Reserve Account.

        Provided that the Defeasance Reserve Account has not terminated as described below, all amounts on deposit in the Defeasance Reserve
Account on any Transfer Date (after giving effect to any deposits to, or withdrawals from, the Defeasance Reserve Account to be made on such Transfer Date) will be invested by the Trustee at the direction of the Servicer in Cash Equivalents maturing no later than the following
Transfer Date. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Defeasance Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or applied on each Transfer Date as if such amount were Available Series
Finance Charge Collections on the last business day of the preceding
Monthly Period.

        On or before each Transfer Date following Defeasance, a withdrawal will be made from the Defeasance Reserve Account, and the amount of such withdrawal will be applied as if such amount were Available Series Finance Charge Collections on the last business day of the preceding Monthly Period. On each Transfer Date following Defeasance, the amount available to be withdrawn from the Defeasance Reserve Account
(the "Available Reserve Account Amount") will be equal to the lesser of the amount on deposit in the Defeasance Reserve Account (before giving effect to any withdrawal from the Defeasance Reserve Account on such Transfer Date) and the Required Reserve Account Amount for such Transfer
Date.

        The Defeasance Reserve Account will be terminated following the earlier to occur of (a) the termination of the Trust pursuant to the Pooling and Servicing Agreement and, (b) the date on which the Class A
Certificates, Class B Certificates and Class C Certificates are paid in full. Upon the termination of the Defeasance Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Defeasance Reserve Account on such date as described above) will be applied as if they were Available Series Finance Charge Collections.

FINAL PAYMENT OF PRINCIPAL; TERMINATION

        The Class A Certificates, the Class B Certificates and the Class
C Certificates will each be subject to optional repurchase by the Transferor on any Distribution Date if on such Distribution Date the sum of the Class A Invested Amount, the Class B Invested Amount and the Class
C Invested Amount would be reduced to an amount less than or equal to 10 percent of the sum of the initial Class A Invested Amount, the initial
Class B Invested Amount and the initial Class C Invested Amount, if certain conditions set forth in the Pooling and Servicing Agreement are satisfied. The repurchase price will be equal to (i) the unpaid Class A
Invested Amount plus accrued and unpaid interest on the Class A
Certificates, (ii) the unpaid Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates, and (iii) the unpaid Class C
Invested Amount plus accrued and unpaid interest on the Class C
Certificates, in each case after giving effect to any payments on such date. In each case, interest will accrue through the day preceding the Distribution Date on which the repurchase occurs.

        The Certificates will be retired on the day following the Distribution Date on which the final payment of principal is scheduled to be made to the Certificateholders, whether as a result of optional reassignment to the Transferor or otherwise. Subject to prior termination as provided above, the Pooling and Servicing Agreement provides that the final distribution of principal and interest on the Offered Certificates will be made on the ____________ Distribution Date (the "Termination
Date"), except to the extent provided below. In the event that the Invested Amount is greater than zero, exclusive of any Class held by the Transferor, on the Termination Date, the Trustee will sell or cause to be sold (and apply the proceeds first to the Class A Certificates until paid in full, then to the Class B Certificates until paid in full, then to the Class C Certificates until paid in full, and finally to the Class D
Certificates to the extent necessary to pay such remaining amounts to all Certificateholders pro rata within each Class as final payment of the Certificates) interests in the Receivables or certain Receivables, as specified in the Pooling and Servicing Agreement and the Series 1998-2
Supplement, in an amount up to 110% of the Invested Amount at the close of business on such date (but not more than the total amount of Receivables allocable to the Certificates in accordance with the Pooling and Servicing Agreement). If the sale contemplated by the preceding sentence has not occurred by the Termination Date, the affected
Certificateholders shall remain entitled to receive proceeds of such sale when it occurs. The net proceeds of such sale and any Collections on the Receivables, up to an amount equal to the Invested Amount plus accrued interest due on the Certificates, will be paid on the Termination Date first to Class A Certificateholders until the Class A Invested Amount is paid in full, then to the Class B Certificateholders until the Class B
Invested Amount is paid in full, then to the Class C Certificateholders until the Class C Invested Amount is paid in full, and then to the Class
D Certificateholders until the Class D Invested Amount is paid in full.

        Unless the Servicer and the holder of the Exchangeable Transferor
Certificate instruct the Trustee otherwise, the Trust will terminate on the earlier of (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Distribution Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and (b) a date which shall not be later than June 29, 2034. Upon the termination of the Trust and the surrender of the Exchangeable Transferor
Certificate, the Trustee will convey to the holder of the Exchangeable
Transferor Certificate all right, title, and interest of the Trust in and to the Receivables and other funds of the Trust (other than funds on deposit in the Distribution Account and other similar bank accounts of the Trust with respect to any Series).

PAY OUT EVENTS

        As described above, the Revolving Period will continue through the end of the ________ Monthly Period, with respect to the Certificates, unless a Pay Out Event occurs prior to such date. A "Pay Out Event" refers to any of the following events:

        (i) failure on the part of the Transferor (a) to make any payment or deposit on the date required under the Pooling and Servicing Agreement
(or within the applicable grace period which will not exceed five business days); (b) to perform in all material respects the Transferor's covenant not to sell, pledge, assign, or transfer to any person, or grant any unpermitted lien on, any Receivable; or (c) to observe or perform in any material respect any other covenants or agreements of the Transferor set forth in the Pooling and Servicing Agreement, the Purchase Agreement or the Series 1998-2 Supplement, which failure has a material adverse effect on the Certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor by the Trustee, or to the Transferor and the Trustee by the Certificateholders representing more than 50% of the Invested Amount and continues to materially and adversely affect the interests of the Certificateholders for such period;

        (ii) any representation or warranty made by the Transferor in the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, and as a result the interests of the Certificateholders are materially adversely affected, and such representation or warranty continues to be incorrect for 60 days after notice to the Transferor by the Trustee or to the Transferor and the Trustee by more than 50% of the Invested Amount and the Certificateholders' Interest continues to be materially adversely affected during such period; provided, however, that a Pay Out Event pursuant to this subparagraph (ii) will not be deemed to occur thereunder if the Transferor has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions thereof;

        (iii) certain events of bankruptcy or insolvency relating to the Transferor, FCI, Fingerhut National Bank or Fingerhut;

        (iv) any reduction of the average of the Portfolio Yields for any three consecutive Monthly Periods to a rate which is less than the weighted average Base Rates for such three consecutive Monthly Periods;

        (v) the Trust shall become subject to regulation by the Commission as an "investment company" within the meaning of the Investment Company Act;

        (vi) (a) the Transferor Interest shall be less than the Minimum
Transferor Interest, (b) the total amount of Principal Receivables and the amount on deposit in the Excess Funding Account shall be less than the Minimum Aggregate Principal Receivables or (c) the Retained
Percentage shall be equal to or less than 2 percent, in each case as of any Determination Date; or

        (vii) any Servicer Default (as defined below) shall occur which would have a material adverse effect on the Certificateholders.

        In the case of any event described in clause (i), (ii), or (vii) above, a Pay Out Event will be deemed to have occurred with respect to the Certificates only if, after any applicable grace period, the Certificateholders evidencing undivided interests aggregating more than 50% of the Invested Amount, by written notice to the Transferor and the Servicer declare that a Pay Out Event has occurred with respect to the Certificates as of the date of such notice. In the case of any event described in clause (iii), or (v) above, a Pay Out Event with respect to all Series then outstanding, and in the case of any event described in clause (iv) or (vi), a Pay Out Event with respect only to the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. On the date on which a Pay Out Event is deemed to have occurred, the Early Amortization Period will commence. In such event, distributions of principal to the Certificateholders will begin on the first Distribution Date following the month in which such Pay Out Event occurred. If, because of the occurrence of a Pay Out Event, the Early
Amortization Period begins, Certificateholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the Certificates.

        In addition to the consequences of a Pay Out Event discussed above, if, (i) pursuant to certain provisions of federal law, the Transferor voluntarily enters liquidation or a trustee in bankruptcy is appointed for the Transferor (an "Insolvency Event"), the Transferor will immediately cease to transfer Principal Receivables to the Trust and promptly give notice to the Trustee of such event. If an Insolvency Event occurs or, at any time the Retained Percentage is equal to or less than 2 percent (a "Trigger Event"), the Pooling and Servicing Agreement and the
Trust shall be terminated, and within 15 days of notice to the Trustee, the Trustee will publish a notice of the Insolvency Event or Trigger
Event, stating that the Trustee intends to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner. With respect to each Series outstanding at such time (or, if any such Series has more than one class, of each class of such Series excluding any class or portion thereof held by the Transferor), unless otherwise instructed within a specified period by certificateholders representing undivided interests aggregating more than 50 percent of the invested amount of such Series (or class excluding any class or portion thereof held by the Transferor) and the holders of any Supplemental Certificates or any other interest in the Exchangeable Transferor Certificate other than the Transferor, the Trustee will sell, dispose of, or otherwise liquidate the portion of the Receivables allocable to the Series that did not vote to continue the Trust in accordance with the Pooling and Servicing Agreement in a commercially reasonable manner and on commercially reasonable terms.
The proceeds from the sale, disposition or liquidation of the Receivables will be treated as collections of the Receivables allocable to such Certificateholders and will be distributed to the applicable
Certificateholders as provided above in "--Application of Collections."

        If the only Pay Out Event to occur is either the bankruptcy or insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the bankruptcy trustee or receiver may have the power to prevent the early sale, liquidation, or disposition of the Receivables and the commencement of the Early Amortization Period. In addition, a bankruptcy trustee or receiver may have the power to cause the early sale of the Receivables and the early retirement of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

        The Servicer's compensation for its servicing activities and reimbursement for its expenses will take the form of the payment to it of a servicing fee in an amount for any Monthly Period the ("Monthly
Servicing Fee") equal to the product of (i) a fraction the numerator of which is the actual number of days in such Monthly Period and the denominator of which is 365 or 366, (ii) _____% and (iii) the Invested
Amount as of the beginning of the day on the first day of such Monthly
Period, or, in the case of the first Distribution Date, the Initial
Invested Amount. The Servicing Fee will be funded from Finance Charge
Collections allocated to the Certificateholders' Interest, and will be paid from the amount so allocated and on deposit in the Collection
Account. See "--Application of Collections--Payment of Fees, Interest, and Other Items" above. The remainder of the servicing fee will be allocable to the Transferor Interest, the holders of Participations and the investor interests of other Series. Neither the Trust nor the Certificateholders will have any obligation to pay such portion of the servicing fee.

        The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables, including without limitation payment of the fees and disbursements of the Trustee and independent certified public accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders other than federal, state, and local income and franchise taxes, if any, of the Trust.

CERTAIN MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

        The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that performance of its duties is no longer permissible under applicable law.
No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Pooling and Servicing Agreement. The Servicer may delegate some or all of its servicing duties; provided, however, such delegation will not relieve the Servicer of its obligation to perform such duties in accordance with the Pooling and Servicing Agreement. In addition, any affiliate of Fingerhut National Bank may be substituted in all respects for Fingerhut National Bank as Servicer, provided that such affiliate expressly assumes the performance of every covenant and obligation of the Servicer under the Pooling and Servicing Agreement.

        The Pooling and Servicing Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to the activities of the Trust or the Trustee;
provided, however, that the Servicer will not indemnify (a) the Trustee for liabilities imposed by reason of fraud, gross negligence, or willful misconduct by the Trustee in the performance of its duties under the Pooling and Servicing Agreement, (b) the Trust, the Certificateholders, or the Certificate Owners for liabilities arising from actions taken by the Trustee at the request of Certificateholders, (c) the Trust, the Certificateholders, or the Certificate Owners for any losses, claims, damages, or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables or Dilution, or (d) the Trust, the
Certificateholders, or the Certificate Owners for any liabilities, costs, or expenses of the Trust, the Certificateholders, or the Certificate
Owners arising under any tax law, including without limitation any federal, state, or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Certificateholders, or the Certificate Owners in connection with the Pooling and Servicing Agreement to any taxing authority.

        In addition, the Pooling and Servicing Agreement provides that, subject to certain exceptions, the Transferor will indemnify the Trust and the Trustee from and against any reasonable loss, liability, expense, damage, or injury (other than to the extent that any of the foregoing relate to any tax law or any failure to comply therewith) suffered or sustained by reason of any acts or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the Pooling and Servicing Agreement as though the Pooling and Servicing Agreement created a partnership under the Delaware Uniform Partnership Law in which the Transferor is a general partner.

        The Pooling and Servicing Agreement provides that, except for the foregoing indemnities, neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be under any liability to the Trust, the Certificateholders, or any other person for any action taken, or for refraining from taking any action pursuant to the Pooling and Servicing Agreement. Neither the Transferor nor the Servicer nor any of their respective directors, officers, employees, or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or gross negligence of the Transferor, the Servicer, or any such person in the performance of its duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Pooling and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement and which in its opinion may expose it to any expense or liability.

        [Under the Pooling and Servicing Agreement, the Transferor will be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by the Pooling and Servicing Agreement or the actions of the Servicer taken pursuant to the Pooling and Servicing Agreement as though the Pooling and Servicing
Agreement created a partnership under the Uniform Partnership Act in which the Transferor is a general partner. The Transferor will also pay, indemnify and hold harmless each Certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) except to the extent that they arise from any action by any Certificateholder. In the event of a Service Transfer, the successor
Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the actions or omissions of such successor.]

SERVICER DEFAULT

        In the event of any Servicer Default (as defined below), either the Trustee or certificateholders representing undivided interests aggregating more than 50 percent of the aggregate investor interests for all outstanding Series, by written notice to the Servicer (and to the Trustee if given by the certificateholders), may terminate all of the rights and obligations of the Servicer as servicer under the Pooling and Servicing Agreement and in and to the Receivables and the proceeds thereof and the Trustee may appoint a new Servicer (a "Service
Transfer"). The rights and interest of the Transferor under the Pooling and Servicing Agreement and in the Transferor Interest will not be affected by such termination. Upon such termination, the Trustee will as promptly as possible appoint a successor Servicer. If no such Servicer has been appointed and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power, and obligations of the Servicer under the Pooling and Servicing Agreement will pass to and be vested in the Trustee. If the Trustee is unable to obtain any bids from eligible servicers and the Servicer delivers an officer's certificate to the effect that it cannot in good faith cure the applicable Servicer Default, and if the Trustee is legally unable to act as a successor Servicer, then the Trustee will give the Transferor the right to accept reassignment of all of the Receivables on terms equivalent to the best purchase offer as determined by the Trustee.

        A "Servicer Default" refers to any of the following events:

        (i) failure by the Servicer to make any payment, transfer, or deposit, or to give instructions to the Trustee to make certain payments, transfers, or deposits within five business days after the date the Servicer is required to do so under the Pooling and Servicing Agreement or any Supplement; provided, however, that any such failure caused by a nonwillful act of the Servicer shall not constitute a Servicer Default if the Servicer promptly remedies such failure within five business days after receiving notice of such failure or otherwise becoming aware of such failure;

        (ii) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer which has a material adverse effect on the certificateholders of any Series then outstanding and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of Certificates evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on the certificateholders of any Series then outstanding for such period; or the delegation by the Servicer of its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

        (iii) any representation, warranty, or certification made by the Servicer in the Pooling and Servicing Agreement, or in any certificate delivered pursuant to the Pooling and Servicing Agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any Series then outstanding, and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates evidencing undivided interests aggregating not less than 50 percent of the Invested Amount of any Series materially adversely affected thereby and continues to have a material adverse effect on such certificateholders for such period; or

        (iv) the occurrence of certain events of bankruptcy, insolvency, or receivership of the Servicer.

        Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (i) above for a period of five business days, or referred to under clause (ii) or (iii) for a period of 60 business days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the Servicer becoming aware of any such event, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement, and the Servicer will provide the Trustee, any provider of Enhancement, the Transferor, and the holders of certificates of all Series outstanding prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

        In the event of a Servicer Default, if a bankruptcy trustee or receiver were appointed for the Servicer and no Servicer Default other than such bankruptcy or receivership or the insolvency of the Servicer exists, the bankruptcy trustee or receiver may have the power to prevent either the Trustee or the majority of the certificateholders from effecting a Service Transfer.

REPORTS TO CERTIFICATEHOLDERS

        On each Distribution Date, the Paying Agent will forward to each Certificateholder of record a statement prepared by the Servicer setting forth with respect to such Series: (a) the total amount distributed, (b) the amount of the distribution allocable to principal on the Class A
Certificates, the Class B Certificates, the Class C Certificates and the
Class D Certificates, (c) the amount of such distribution allocable to interest on the Class A Certificates, the Class B Certificates and the Class C Certificates, (d) the amount of Principal Collections processed during the related Monthly Period and allocated in respect of the Class A
Certificates, the Class B Certificates, the Class C Certificates and the
Class D Certificates, respectively, (e) the amount of Finance Charge
Collections processed during the preceding Monthly Period and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively, (f) the aggregate amount of Principal Receivables, the Invested Amount, the Class
A Invested Amount, the Class B Invested Amount, the Class C Invested
Amount, the Class D Invested Amount, the Floating Allocation Percentage, and during the Amortization Period, the Fixed/Floating Allocation
Percentage with respect to the Principal Receivables in the Trust as of the close of business on the Record Date, (g) the aggregate outstanding balance of Receivables which are current, 30-59, 60-89 and 90 days and over contractually delinquent as of the end of the day on the Record
Date, (h) the aggregate Investor Default Amount and the Series Allocation
Percentage of unpaid Adjustment Payments for the related Monthly Period,
(i) the aggregate amount of Class A Investor Charge-Offs, Class B
Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor
Charge-Offs for the preceding Monthly Period, (j) the amount of the Monthly Servicing Fee for the preceding Monthly Period, (k) the Class A
Pool Factor and the Class B Pool Factor as of the end of the last day of the related Monthly Period, and (l) the aggregate amount of funds in the Excess Funding Account as of the last day of the Monthly Period immediately preceding the Distribution Date.

        The Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders, as set forth in clauses (a), (b), and (c) above aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with, on or before January 31 of each year, beginning in 1999, such customary information (consistent with the treatment of the Certificates as debt) as the Servicer or Trustee deems necessary or desirable for tax reporting purposes.

REPORTS; NOTICES

        Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, the Trustee will publish or will cause to be published following each Distribution Date in a daily newspaper in Luxembourg (expected to be the Luxemburger Wort) a notice to the effect that the information set forth in the foregoing paragraph will be available for review at the main office of the Listing Agent of the Trust in Luxembourg, Luxembourg.

        Following the listing of the Offered Certificates on the Luxembourg Stock Exchange, notices to Certificateholders will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort. In the event that Definitive Certificates are issued, notices to Certificateholders will also be given by mail to the addresses of such holders as they appear in the certificate register.

EVIDENCE AS TO COMPLIANCE

        The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year the Servicer will cause a firm of independent public accountants to furnish to the Trustee on an annual basis a report to the effect that such firm has compared the amounts and percentages set forth in four of the monthly settlement statements for the Monthly Periods covered by such report with the computer reports
(which may include personal computer generated reports that summarize data from the computer reports generated by either the Transferor or the Servicer which are used to prepare daily reports) which were the source of such amounts and percentages and that, on the basis of such comparison, such amounts and percentages are in agreement, except as shall be set forth in such report. A copy of such report will be sent by the Trustee to each Certificateholder.

        The Pooling and Servicing Agreement provides that within 100 days of the end of each fiscal year, the Servicer will cause a firm of nationally recognized independent accountants to furnish a report to the effect that such firm has applied certain procedures, as agreed upon between such firm and the Servicer, which would re-perform certain accounting procedures performed by the Servicer pursuant to certain documents and records relating to the servicing of the Receivables. Each report shall set forth the agreed upon procedures performed and the results of such procedures.

        The Pooling and Servicing Agreement also provides for delivery to the Trustee on an annual basis, within 100 days of the end of the fiscal year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing
Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default. A copy of such certificate may be obtained by any Certificateholder upon the submission of a written request therefor addressed to the Trustee's Corporate Trust Office.

AMENDMENTS

        The Pooling and Servicing Agreement and the Series 1998-2
Supplement may be amended by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement and Supplement or of modifying in any manner the rights of such Certificateholders;
provided that (i) the Servicer shall have provided an officer's certificate to the effect that such action will not adversely affect in any material respect the interests of such Certificateholders, (ii) except in the case of any amendment for the sole purpose of curing any ambiguity or correcting or supplementing any inconsistent provision of the Pooling and Servicing Agreement or revising any schedule thereto
(other than the list of Receivables), the Rating Agencies shall have been notified of such amendment and shall have provided written confirmation that they would not lower the rating of the Class A Certificates, the Class B Certificates or the Class C Certificates, and (iii) such action will not, in the opinion of counsel satisfactory to the Trustee, result in certain adverse tax consequences. In addition, the Pooling and Servicing Agreement and the Series 1998-2 Supplement may be amended from time to time by the Transferor, the Servicer, and the Trustee, without the consent of Certificateholders, to add to or change any of the provisions of the Pooling and Servicing Agreement to provide that bearer certificates issued with respect to any other Series may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any interest on such bearer certificates, to permit such bearer certificates to be issued in exchange for registered certificates or bearer certificates of other authorized denominations or to permit the issuance of uncertificated certificates.

        The Pooling and Servicing Agreement and the Supplement may be amended by the Transferor, the Servicer, and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 66 2/3% of the investor interests of each and every Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement, or any Supplement or of modifying in any manner the rights of certificateholders of any then outstanding Series. No such amendment, however, may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any such Series, (b) change the definition of or the manner of calculating the interest of any Certificateholder of such Series, or (c) reduce the aforesaid percentage of investor interests the holders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Pooling and Servicing Agreement, the Trustee will furnish written notice of the substance of such amendment to each Certificateholder. Any Supplement and any amendments regarding the addition or removal of Receivables from the Trust will not be considered an amendment requiring Certificateholder consent under the provisions of the Pooling and Servicing Agreement and any Supplement.

        Additionally, upon the receipt by the Transferor, the Servicer and the Trustee of a Tax Opinion reasonably satisfactory to each of them, the Pooling and Servicing Agreement and the Series 1998-2 Supplement may be amended by the Transferor, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust to qualify as, and to permit an election to be made to cause all or a portion of the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of the FASIT legislation (see "Certain Federal Income Tax
Consequences--Recently Effective Legislation"), or to enable all or a portion of the Trust to qualify and an election to be made for similar treatment under such comparable subsequent federal income tax provisions as may ultimately be enacted into law, and (ii) in connection with any such election, to modify or eliminate existing provisions of the Pooling and Servicing Agreement and any Supplement relating to the intended federal income tax treatment of the Certificates and the Trust in the absence of the election.

LIST OF CERTIFICATEHOLDERS

        Upon written request of Certificateholders representing undivided interests in the Trust aggregating not less than 10 percent of the Invested Amount, the Trustee after having been adequately indemnified by such Certificateholders for its costs and expenses, and having given the Servicer notice that such request has been made, will afford such Certificateholders access during business hours to the current list of Certificateholders of the Trust for purposes of communicating with other
Certificateholders with respect to their rights under the Pooling and Servicing Agreement. See "--Book-Entry Registration" and "--Definitive
Certificates."

THE TRUSTEE

        The Bank of New York (Delaware) is the Trustee under the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at White Clay Center, Route 273, Newark, Delaware 19711. The Transferor, the Servicer, and their respective affiliates may from time to time enter into normal banking, lending and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer, and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties, and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

        The Trustee may resign at any time. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. The Trustee at all times must not be a Related Person. In such circumstances, the Transferor will be obligated to appoint a successor
Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor trustee.

        If the Trustee fails to perform any of its obligations under the Pooling and Servicing Agreement, and a Certificateholder delivers written notice of such failure to the Trustee, and the Trustee shall not have corrected such failure for 60 days thereafter, then the holders of investor certificates representing more than 50 percent of the aggregate invested amount of all Series (including related commitments) shall have the right to remove the Trustee and (with the consent of the Transferor, which shall not be unreasonably withheld) promptly appoint a successor
Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor Trustee.

CONSTITUENT CLASS D CERTIFICATES

        Under the Pooling and Servicing Agreement and pursuant to the Series 1998-2 Supplement, the Transferor as holder of the Class D
Certificates may at any time (i) subdivide the Class D Certificates into two or more subsidiary certificates, or (ii) reallocate all or any portion of the amounts distributable to the Class D Certificateholders
(pursuant to the application of collections allocable to the Class D
Certificateholders) to any other Certificateholder. In connection with such subdivision, the Transferor may assign an interest rate to the Class
D Certificates or a portion thereof and make payments of interest with respect to such certificates from amounts initially allocated to the Certificates which would otherwise constitute Excess Finance Charge
Collections. The Pooling and Servicing Agreement provides that before any Class D Certificates can be subdivided or transferred, the following conditions must be met: (i) the Trustee and the Transferor shall have received an opinion of counsel that such transfer does not adversely affect the conclusions reached in any of the federal income tax opinions issued in connection with the original issuance of the Certificates, (ii) the Transferor shall deliver to the Trustee an officers' certificate stating that in the reasonable belief of the Transferor, such subdivision would not cause a Pay Out Event with respect to Series 1998-2 to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event with respect to Series 1998-2, and (ii) the Rating Agency
Condition shall have been satisfied.


                  DESCRIPTION OF THE PURCHASE AGREEMENTS

PURCHASES OF RECEIVABLES

        On and after the Initial Closing Date and prior to January 12, 1997, all Receivables that were transferred to the Trust by the Transferor were closed-end installment sale contracts originated by Fingerhut. Such Receivables were sold by Fingerhut to the Transferor pursuant to the Fingerhut Purchase Agreement. Beginning in January 1997,
Fingerhut ceased extending credit to its customers pursuant to closed-end installment sale contracts and FNB commenced the origination of closed-end credit card loans to finance purchases of merchandise and services from Fingerhut. In addition, in November 1996, FNB commenced the origination of revolving credit card loans to finance purchases of merchandise and services from Fingerhut. Since January 12, 1997, all closed-end credit card loans and revolving credit card loans originated by FNB have been sold on an ongoing basis by FNB to FCI pursuant to the Bank Purchase Agreement and, all such closed-end credit card loans which are Eligible Receivables, have been transferred by FCI to the Transferor pursuant to the FCI Purchase Agreement. Since January 12, 1997, the
Transferor has been transferring to the Trust the closed-end credit card loans originated by FNB that it purchases from FCI. Contemporaneously with the issuance of the Certificates, the FCI Purchase Agreement and the Pooling and Servicing Agreement will be amended to provide for the sale on an ongoing basis by FCI to the Transferor, and by the Transferor to the Trust, respectively, of the revolving credit card loans originated by FNB.

        Pursuant to the Fingerhut Purchase Agreement, the Transferor purchased from Fingerhut the Receivables originated by Fingerhut that arose from time to time. As described above, Fingerhut stopped originating new closed-end installment sale contracts in January 1997.
Pursuant to the FCI Purchase Agreement, the Transferor purchases from FCI
Eligible Receivables arising from time to time. On each business day prior to the Purchase Termination Date, FCI will transfer Eligible
Receivables acquired from FNB to the Transferor. Pursuant to the Pooling and Servicing Agreement, such Receivables are thereafter transferred immediately by the Transferor to the Trust, and the Transferor has assigned its rights in, to and under the Fingerhut Purchase Agreement and the FCI Purchase Agreement with respect to such Receivables to the Trust.

REPRESENTATIONS AND WARRANTIES

        Bank Purchase Agreement. In the Bank Purchase Agreement, FNB represents and warrants that, among other things, (a) FNB is a national banking association validly existing in good standing under the laws of the United States, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under the Bank
Purchase Agreement, (b) the Bank Purchase Agreement constitutes the valid and binding obligations of FNB, enforceable against FNB in accordance with its terms, subject to customary bankruptcy and equity related exceptions, (c) FNB is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to FCI pursuant to the Bank Purchase Agreement and each such Receivable has been or will be transferred to FCI free and clear of any lien other than Permitted Liens,
(d) the Bank Purchase Agreement constitutes a valid transfer and assignment to FCI of all right, title and interest of FNB in and to the Receivables, all monies due or to become due and all proceeds related thereto, or an absolute sale of such property and the proceeds thereof and (e) each Account classified as an "Eligible Account" by FNB in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible Account and each Receivable classified as an "Eligible Receivable" by FNB in any document or report delivered under the Bank Purchase Agreement will satisfy the requirements contained in the definition of Eligible
Receivable.

        Purchase Agreements. Pursuant to the Fingerhut Purchase Agreement and the FCI Purchase Agreement (collectively the "Purchase Agreement"),
Fingerhut has represented and warranted to the Transferor, and FCI represents and warrants to the Transferor (each of Fingerhut and FCI, the "Seller"), each under their respective agreement that, among other things, subject to specified exceptions and limitations, the Seller is duly organized, validly existing, and in good standing under the laws of the State of Minnesota, the Seller is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its business and has obtained all necessary licenses and approvals required under applicable law, and the Seller has the requisite corporate power and authority to perform its obligations under the Purchase Agreement. Pursuant to the Purchase Agreement, the Seller additionally represents and warrants that, among other things, subject to specified exceptions and limitations, (i) the execution and delivery of the Purchase Agreement and the consummation of the transactions provided for in the Purchase Agreement have been duly authorized by the Seller by all necessary corporate action on its part,
(ii) the execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby do not contravene
Fingerhut's charter or by-laws, violate any material provision of law applicable to it, require any filing (except for filings under the UCC), registration, consent or approval under any such law except for such filings, registrations, consents, or approvals as have already been obtained and are in full force and effect, (iii) except as described in the Purchase Agreement, the Seller has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all taxes, assessments, and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings, (iv) there are no proceedings or investigations pending or, to the best knowledge of the Seller threatened against the Seller before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality asserting the invalidity of the Purchase Agreement, seeking to prevent the consummation of any of the transactions contemplated by the Purchase
Agreement, seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof, (v) each Receivable of Fingerhut is or will be an account receivable arising out of the sale of consumer goods, services or financial service products by Fingerhut and each Receivable of FCI is or will be an account receivable arising out of the performance by the applicable Originator in accordance with the terms of the Contract giving rise to such Receivable, (vi) the Seller has no knowledge of any fact that should have led it to expect at the time of the classification of any Receivable as an Eligible
Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by Fingerhut in any document or report delivered under the Purchase Agreement, satisfies the requirements of eligibility contained in the definition of Eligible
Receivable set forth in the Purchase Agreement, (vii) the Purchase
Agreement constitutes the legal, valid, and binding obligation of the Seller, (viii) Fingerhut is not insolvent, (ix) the Seller is not an "investment company" within the meaning of the Investment Company Act (or is exempt from all provisions of such Act), (x) the Seller is the legal and beneficial owner of all right, title and interest in and to each Receivable conveyed to the Transferor by the Seller pursuant to the Purchase Agreement, and each such Receivable has been or will be transferred to the Transferor free and clear of any lien other than Permitted Liens and in compliance in all material respects with all requirements of law applicable to the Seller and (xi) the transfer of Receivables by the Seller to the Transferor under the Purchase Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Trust of all right, title and interest of the Seller in and to the Receivables whether existing as of the Closing Date or thereafter created
(except for Permitted Liens).

        If certain of the representations or warranties described above are not true with respect to any Receivable at the time such representation or warranty was made or any Receivable becomes an Ineligible Receivable, then Fingerhut will be obligated to pay to the Transferor an amount equal to the principal amount of such Receivable.

        The Pooling and Servicing Agreement requires the Transferor to make a demand on the applicable Seller to repurchase Receivables in such cases where the Transferor is required under the Pooling and Servicing
Agreement to repurchase Receivables from the Trust

CERTAIN COVENANTS

        Bank Purchase Agreement. It is the intention of FNB and FCI that the conveyance of the Receivables by FNB to FCI contemplated by the Bank
Purchase Agreement be construed as an absolute sale of the Receivables by FNB to FCI. It is not intended that such conveyance be deemed a pledge of the Receivables by FNB to FCI to secure a debt or other obligation of FNB, but the Bank Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Bank Purchase Agreement shall be deemed to be a grant by FNB to FCI of a "security interest" within the meaning of
Article 9 of the UCC in all of FNB's right, title and interest in and to the Receivables. In the Bank Purchase Agreement, FNB covenants that, among other things, except as required by law or as FNB may determine to be appropriate and subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Bank Purchase Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the certificateholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any certificates under any Series are outstanding, and (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable.

        Purchase Agreement. It is the intention of Fingerhut and FCI, each under their respective Purchase Agreement, and the Transferor that the conveyance of the Receivables be construed as an absolute sale of the Receivables to the Transferor. It is not intended that such conveyance be deemed a pledge of the Receivables to the Transferor to secure a debt or other obligation, but the Purchase Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC and the conveyance provided for in the Purchase Agreement shall be deemed to be a grant to the Transferor of a "security interest" within the meaning of
Article 9 of the UCC in all of Fingerhut's and FCI's right, title and interest in and to the Receivables. Pursuant to the Purchase Agreement, Fingerhut and FCI covenant that, among other things, subject to specified exceptions and limitations, (i) it will take no action to cause any Receivable to be anything other than an account, general intangible or chattel paper, (ii) except for the conveyances under the Purchase
Agreement, it will not sell any Receivable or grant a lien (other than a Permitted Lien) on any Receivable, (iii) except as it deems necessary to maintain its credit card business on a competitive basis, it will not reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on the Accounts if, as a result of any such reduction, either a Pay Out Event would occur or such reduction is not also applied to any comparable segment of accounts owned by it similar to the Accounts, (iv) it will comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy and that it will not change the terms of such agreements or policies if any such change would, in either case, materially and adversely affect the rights of the Trust or the certificateholders, and that it will not enter into any amendment to the Bank Purchase Agreement that would cause a Ratings Event to occur so long as any certificates under any Series are outstanding, (v) in the event it receives a collection on any Receivable, it will pay such collection to the Transferor as soon as practicable, (vi) it will not convey or transfer any Receivable, except as otherwise provided in the Purchase
Agreement, and (vii) it will take all actions reasonably necessary to maintain its rights under all Contracts to which it is a party.

PURCHASE TERMINATION DATE

        Bank Purchase Agreement. If FNB becomes insolvent, FCI's obligations under the Bank Purchase Agreement will automatically be terminated. In addition, if FCI becomes insolvent, or shall become unable for any reason to purchase Receivables from FNB in accordance with the provisions of the Bank Purchase Agreement, FCI's obligations under the Bank Purchase Agreement as to FNB will automatically be terminated.

        Purchase Agreement. If Fingerhut or FCI become insolvent, the
Transferor's obligations under the Purchase Agreement will automatically be terminated. In addition, if the Transferor becomes insolvent or shall become unable for any reason to purchase Receivables from Fingerhut or FCI in accordance with the provisions of the Purchase Agreement, the Transferor's obligations under the Purchase Agreement as to Fingerhut or FCI will automatically be terminated. The date of any such termination will be the "Purchase Termination Date."


                 CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

        The Transferor has represented and warranted in the Pooling and Servicing Agreement that the transfer of Receivables by it to the Trust constitutes either a valid transfer and assignment to the Trust of all right, title, and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable
Transferor Certificate and any investor certificate of any Series then held by it, or the grant to the Trust of a security interest in the Receivables. The Transferor has also represented and warranted in the Pooling and Servicing Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC, there will exist a valid, subsisting, and enforceable first priority perfected security interest in such Receivables created thereafter in favor of the Trust on and after their creation, subject only to Permitted Liens. For a discussion of the Trust's rights arising from a breach of these warranties, see
"Description of the Offered Certificates--Representations and Warranties."

        The Transferor has represented that the Receivables are "accounts," "general intangibles" or "chattel paper" for purposes of the UCC. Both the sale of accounts and chattel paper and the transfer of accounts and chattel paper as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement will perfect the security interest of the Trust. If a transfer of general intangibles is deemed to constitute the creation of a security interest, rather than a sale, Article 9 of the UCC applies and the filing of one or more appropriate financing statements is also required in order to perfect the security interest of the Trust. In order to protect the interests of the Trust in the Receivables, financing statements covering the Receivables have been filed under the UCC.

        If the transfer of Receivables constituting general intangibles is deemed to be a sale, then the UCC is not applicable and no further action is required to protect the Trust's interest from third parties.
Although the priority of future generated general intangibles is not as clear as the priority of interests governed by the UCC, FNB, FCI and the Transferor believe that it would be inconsistent for a court to afford the Trust less favorable treatment if the transfer of the Receivables is deemed to be a sale than if it were deemed to be a security interest and that a court should conclude that a sale of Receivables consisting of general intangibles would be deemed to have occurred as of the Initial
Closing Date or, as applicable, the relevant date of designation for inclusion in the Trust.

        There are certain limited circumstances under the UCC in which a prior or subsequent transferee of Receivables coming into existence after the Initial Closing Date could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing
Agreement, however, the Transferor has represented and warranted that it transferred the Receivables to the Trust free and clear of the lien of any third party. In addition, the Transferor has covenanted that it will not sell, pledge, assign, transfer, or grant any lien on any Receivable
(or any interest therein) other than to the Trust. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivable. There is a significant possibility that the Trust may not have a perfected security interest in any of the Receivables created after the filing of a petition for relief by or against FCI or the Transferor under the Bankruptcy Code or after the appointment of a receiver or conservator with respect to FNB.
Nevertheless, it is anticipated that the Trust will either own or have a perfected security interest in Receivables existing on the date of filing a petition by or against FCI or the Transferor under the Bankruptcy Code or after the date of appointment of a receiver or conservator with respect to FNB and will be able to make payments in respect of principal and interest on the Offered Certificates, although there can be no assurance that any of such payments would be timely. Because the Trust's interest in the Receivables is dependent upon the Transferor's interest in the Receivables, which is dependent upon Fingerhut's or FCI's or FNB's interest in the Receivables, any adverse change in the priority or perfection of the Transferor's, FCI's or Fingerhut's security interest would correspondingly affect the Trust's interest in the affected
Receivables. In addition, if a receiver or conservator were appointed for FNB, certain administrative expenses of the receiver or conservator also may have priority over the interest of the Trust in such Receivables.
While FNB is the Servicer, certain cash collections on the Receivables may be held by FNB and commingled with its funds for brief periods, and if an Insolvency Event occurs, the Trust may not have a perfected interest in such commingled collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY OR RECEIVERSHIP

        The Transferor will not engage in any activities except purchasing accounts Receivable from FCI or any affiliate of FCI, forming trusts, transferring such accounts Receivable to such trusts and engaging in activities incident to, or necessary or convenient to accomplish, the foregoing. The Transferor has no intention of filing a voluntary petition under the Bankruptcy Code or any similar applicable state law so long as the Transferor is solvent and does not reasonably foresee becoming insolvent.

        The voluntary or involuntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to Fingerhut should not necessarily result in a similar voluntary application with respect to the Transferor so long as the Transferor is solvent and does not reasonably foresee becoming insolvent either by reason of Fingerhut's insolvency or otherwise. Counsel has advised
Fingerhut and the Transferor that (i) the assets and liabilities of the Transferor would not be substantively consolidated with the assets and liabilities of Fingerhut in the event of an application for relief under the Bankruptcy Code with respect to Fingerhut and (ii) the sale of Receivables by Fingerhut would constitute a valid sale and, therefore, such Receivables would not be property of Fingerhut in the event of the filing of an application for relief by or against Fingerhut under the Bankruptcy Code. The foregoing conclusions are reasoned conclusions, based upon various assumptions regarding factual matters and future events, as to which there necessarily can be no assurance. If a bankruptcy trustee for Fingerhut, Fingerhut as debtor-in-possession, or a creditor of Fingerhut were to take the view that Fingerhut and the Transferor should be substantively consolidated or that the transfer of the Receivables from Fingerhut to the Transferor should be recharacterized as a pledge of such Receivables, then delays in payments on the Class A Certificates, Class B Certificates and Class C
Certificates or (should the bankruptcy court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in such payments on such Certificates could result.

        The Pooling and Servicing Agreement provides that, upon the bankruptcy or appointment of a receiver for the Transferor, FNB or FCI, the Transferor will promptly give notice thereof to the Trustee, and a Pay Out Event with respect to all Series will occur, and under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust. Upon the bankruptcy of the Transferor, unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50 percent of the aggregate invested amount of each Series (and, with respect to Series
1998-2, the holders of more than 50 percent of each of the Class A, Class
B, and Class C Certificates), the Trustee will proceed to sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. If the only Pay Out Event to occur is either the insolvency of the Transferor or the appointment of a bankruptcy trustee or receiver for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to continue to require the Transferor to transfer new Principal Receivables to the Trust and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of the Early Amortization Period. See "Description of the Offered Certificates--Pay Out Events."

        FNB and Fingerhut have represented and warranted to FCI and the Transferor, respectively in the Purchase Agreements that the sale of the Receivables to FCI or the Transferor, respectively, is a valid sale of the Receivables to FCI or the Transferor, respectively. In addition, FNB, Fingerhut and the Transferor have treated and will treat the transaction described in the Purchase Agreements as sales of the Receivables to FCI and the Transferor, respectively, and Fingerhut has taken or will take all actions that are required under the UCC to perfect FCI's and the Transferor's ownership interest, respectively, in the Receivables.
Notwithstanding the foregoing, if Fingerhut were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of Receivables from Fingerhut to the Transferor should be recharacterized as a pledge of such Receivables to secure a borrowing from such debtor, then delays in payments of collections of Receivables to the Transferor (and therefore to the Trust and to Certificateholders) could occur and (should the court rule in favor of any such trustee, debtor-in-possession or creditor) reductions in the amount of such payments could result.

        The Federal Deposit Insurance Act ("FDIA"), as amended by FIRREA, which became effective August 9, 1989, sets forth certain powers that the FDIC could exercise if it were appointed as conservator or receiver of FNB. Among other things, the FDIA grants such a conservator or receiver the power to repudiate contracts of, and to request a stay of up to 90 days of any judicial action or proceeding involving, FNB.

        To the extent that (i)FNB granted a security interest in the Receivables to FCI, (ii) the interest was validly perfected before FNB's insolvency, (iii) the interest was not taken or granted in contemplation of FNB's insolvency or with the intent to hinder, delay or defraud FNB or its creditors, (iv) the Pooling and Servicing Agreement is continuously a record of FNB, and (v) the Pooling and Servicing Agreement represents a bona fide and arm's length transaction undertaken for adequate consideration in the ordinary course of business, such valid perfected security interest of FCI should be enforceable (to the extent of FCI's
"actual direct compensatory damages") notwithstanding the insolvency of, or the appointment of a receiver or conservator for, FNB and payments to the Trust with respect to the Receivables (up to the amount of such damages) should not be subject to an automatic stay of payment or to recovery by the FDIC as conservator or receiver of FNB. If, however, the FDIC were to assert that the security interest was unperfected or unenforceable or were to require FCI to establish its rights to those payments by submitting to and completing the administrative claims procedure established under FIRREA, or the conservator or receiver were to request a stay of proceedings with respect to FNB as provided under FIRREA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. The FDIA does not define the terms "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the
"RTC Policy Statement") with respect to the payment of interest on collateralized borrowings. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receive, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract, to the extent secured by the collateral. In a 1993 case involving zero-coupon bonds, however, a federal district court held that the RTC was instead obligated to pay bondholders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings.

        In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993), cert. denied, 114 S. Ct. 554 (1993), the United States Court of
Appeals for the 10th Circuit suggested that even where a transfer of accounts from a seller to a buyer constitutes a "true sale," the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. If FCI, Fingerhut or the Transferor were to become subject to a bankruptcy proceeding or if FNB were to become subject to a receivership and a court were to follow the 10th Circuit's reasoning, Certificateholders might experience delays in payment or possibly losses in their investment in the Certificates. Counsel to the Transferor has advised the Transferor that the facts of the Octagon case are distinguishable from those in the sale transactions between FNB and FCI, FCI and the Transferor and the Transferor and the Trust and that the reasoning of the Octagon case appears to be inconsistent with established precedent and the UCC.

        The occurrence of certain events of insolvency, conservatorship or receivership with respect to the Servicer will result in a Servicer
Default, which Servicer Default, in turn, could result in a Pay Out
Event. If no other Servicer Default other than the commencement of such bankruptcy or similar event exists, a conservator or receiver of the Servicer may have the power to prevent the Trustee and the Certificateholders from appointing a successor Servicer.

CONSUMER PROTECTION LAWS

        The Accounts and Receivables are subject to numerous federal and state consumer protection laws that impose requirements related to offering and extending credit. Any failure by the Servicer to comply with such legal requirements also could adversely affect the Servicer's ability to collect the full amount of the Receivables. The United States
Congress and the states may enact laws and amendments to existing laws to regulate further consumer credit or to reduce finance charges or other fees or charges applicable to credit card and other consumer revolving loan accounts. Such laws, as well as any new laws or rulings which may be adopted, may adversely affect the Servicer's ability to collect on the Receivables or maintain previous levels of collections.

        The relationship of the Obligor and credit card issuer is extensively regulated by federal and state consumer protection and related laws. With respect to credit extended by FNB, the most significant laws include the federal Truth-in-Lending Act, Fair Credit
Billing Act, Fair Debt Collection Practices Act, Equal Credit Opportunity
Act, Fair Credit Reporting Act, Electronic Funds Transfer Act and
National Bank Act, as well as applicable state laws. Claims may be brought under these statutes by private consumers as well as federal and state regulators. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles and at year end and, in addition, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account related charges that may be assessed.
Federal law requires credit card issuers to disclose to consumers the interest rates, cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. In addition, cardholders are entitled under current laws to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Certain laws, including the laws described above, may limit FNB's ability to collect amounts owing with respect to the Receivables regardless of any act or omission on the part of FNB. These laws further provide that in certain cases cardholders cannot be held liable for, or the cardholder's liability is limited with respect to, charges to the credit card account that result from unauthorized use of the credit card.

        Receivables originated by Fingerhut were generated under the Minnesota "time price" doctrine. Under this doctrine, the difference between the time price and cash price for the goods sold is not treated as interest subject to regulation under Minnesota's usury laws. In certain states, these receivables are subject to regulations that limit maximum finance charges and require refunding of finance charges to customers under certain circumstances. Fingerhut believes that the time payment pricing and credit practices applicable to these receivables are in compliance with applicable state requirements. On August 14, 1997, Fingerhut was served with a summons and class action complaint commenced in Minnesota District Court, Fourth Judicial District, on behalf of named plaintiffs in ten states. The alleged class consists of "Fingerhut customers whose contracts are declared by Fingerhut to be governed by Minnesota law." The complaint alleges violations of the usury law, deceptive trade practices and consumer fraud based on Fingerhut's use of the "time price" doctrine in its credit sales. Fingerhut has filed a notice of motion to dismiss, or in the alternative for summary judgment.
The plaintiffs' claims are substantially identical to the claims asserted in an earlier case brought against Fingerhut in the same court. The court granted summary judgment in favor of Fingerhut in that case in March
1997. The plaintiffs in the earlier case did not appeal the summary judgment, and their counsel has refiled their claims on behalf of new members of the purported plaintiff class.

        Any change of law, including any changes to the "time price" doctrine with retroactive application, negatively affecting the receivables or FNB's credit practices could adversely affect the Servicer's ability to collect the full amount of the Receivables.

        Additional consumer protection laws may be enacted that would impose requirements on the making, enforcement and collection of consumer credit loans. Any new laws or rulings that may be adopted, and existing consumer protection laws, may adversely affect the ability to collect on the Receivables. In addition, failure of the Servicer to comply with such requirements could adversely affect the Servicer's ability to enforce the receivables.

        Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdictions' consumer protection laws
(including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. If it were determined that out-of-state credit card issuers must comply with a jurisdiction's laws limiting the charges imposed by credit card issuers, such actions could have an adverse impact on Fingerhut National Bank's credit card operations. Application of federal and state bankruptcy and debtor relief laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) would affect the interests of the holders of the Certificates if the protection provided to debtors under such laws result in any receivables of the Trust being written off as uncollectible.

        The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables transferred to it, either as assignee from the Transferor with respect to obligations arising before the transfer or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against such cardholder's obligation to pay the amount of Receivables owing. The Transferor will warrant to the Trust in the Pooling and Servicing Agreement that all Receivables transferred to the Trust have been and will be created in compliance with the requirements of such laws. For discussion of the Trust's rights arising from the breach of these warranties, see
"Description of the Offered Certificates--Representations and Warranties."

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST THE TRUST

        The UCC provides that (a) unless an Obligor has made an enforceable agreement not to assert defenses or claims arising out of a transaction, the rights of the Trust, as assignee, are subject to all the terms of the Contract between the Originator and such Obligor and any defense or claim arising therefrom, to rights of set-off and to any other defense or claim of such Obligor against the Originator that accrues before such Obligor receives notification of the assignment and (b) any such Obligor is authorized to continue to pay the Originator until (i)
Obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee or successor Servicer and (ii) if requested by the Obligors, the Trustee or successor Servicer has furnished reasonable proof of assignment. No such agreement not to assert defenses has been entered into and no notice of the assignment of the Receivables to the Trust will be sent to the cardholders obligated on the Accounts in connection with the transfer of the Receivables to the Trust.


                 CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL; SCOPE OF FEDERAL INCOME TAX OPINION

        Set forth below is a general discussion of the material United
States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates which are anticipated to be relevant to most categories of investors and has been prepared or reviewed by Skadden, Arps, Slate, Meagher & Flom LLP, special federal income tax counsel to the Transferor ("Special Tax Counsel"). Special Tax
Counsel is of the opinion that this discussion is correct in all material respects. As more fully described below, Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Offered Certificates will be characterized as indebtedness secured by the Receivables for federal income tax purposes and that the Trust will not be subject to federal income tax at the entity level.
Except as expressly provided below, Special Tax Counsel will render no other opinions to the Transferor with respect to the Offered
Certificates. This discussion is intended as an explanatory discussion of the possible effects of the classification of the Offered Certificates as indebtedness on investors generally and or related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations ("Treasury Regulations") thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service
("IRS") rulings on similar transactions involving instruments issued by a trust with terms similar to those of the Offered Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to Certificateholders.

        This summary does not address all aspects of federal income taxation that may be relevant to the Certificate Owners in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations). This information is directed to prospective purchasers who purchase Offered Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the Offered Certificates as "capital assets" within the meaning of Section 1221 of the Code.
Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable
Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. EACH PROSPECTIVE INVESTOR SHOULD
CONSULT WITH ITS TAX ADVISOR AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND
ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF
OFFERED CERTIFICATES SPECIFIC TO SUCH PROSPECTIVE INVESTOR.

CHARACTERIZATION OF THE OFFERED CERTIFICATES AS INDEBTEDNESS

        The Transferor, the Servicer and each Certificate Owner will express in the Pooling and Servicing Agreement the intent that, for federal, state and local income and franchise tax purposes, the Offered
Certificates will be indebtedness secured by the Receivables. The
Transferor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement, and each Certificate Owner, by acquiring an interest in an Offered Certificate, will agree to treat the Offered Certificates as indebtedness for federal, state and local income and franchise tax purposes (except to the extent that different treatment is explicitly required under state or local tax statutes). However, because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor will treat the Pooling and Servicing Agreement, for financial accounting purposes and certain other non-tax purposes, as effecting a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

        In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Based upon its analysis of such factors, Special Tax Counsel is of the opinion that the Transferor will be treated as the owner of the Receivables for federal income tax purposes and, accordingly, the Class A Certificates and the Class B
Certificates will be characterized for federal income tax purposes as indebtedness that is secured by the Receivables. Furthermore, Special Tax
Counsel is of the opinion that the Trust will not be subject to federal income tax at the entity level.

        Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Special Tax
Counsel is of the opinion that the rationale of those cases do not apply to the transaction evidenced by the Offered Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Offered Certificates as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.


TAXATION OF INTEREST INCOME TO CERTIFICATEHOLDERS

        The following discussion is based in part upon Treasury
Regulations interpreting the original issue discount ("OID") provisions of Sections 1271 through 1275 of the Code which were adopted as final on January 27, 1994 (the "OID Regulations"). The OID Regulations are, however, subject to varying interpretations and do not address all issues that could affect Certificate Owners.

        Stated Interest. It is not expected that any of the Offered
Certificates will be issued with OID. Based upon the foregoing opinions, and assuming that all of the Offered Certificates are treated as debt, the stated interest on Offered Certificates will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Certificateholder's method of tax accounting.

        OID. The Offered Certificates may be issued at a discount from their principal amounts, thereby creating OID. In such a case, all or a portion of the taxable income to be recognized with respect to the Offered Certificates would be includible in income of Certificate Owners as OID. Any amount treated as OID would not, however, be includible again when the interest is actually received. If the yield on a Class of Offered Certificates were not materially different from its coupon, this treatment would have no significant effect on Certificate Owners using the accrual method of accounting. However, cash method Certificate Owners may be required to report income with respect to the Offered Certificates in advance of the receipt of cash attributable to such income.

        While it is not anticipated that the Offered Certificates will be issued at a discount from their stated principal amount that is greater than a de minimis amount, under Treasury Regulations the Offered
Certificates may nevertheless be deemed to have been issued with OID.
This could be the case, for example, if interest payments are not deemed to be payments of "qualified stated interest" because (i) no reasonable legal remedies exist to compel timely payment of such interest payments and (ii) the Offered Certificates do not have terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. As a result, if such Treasury Regulations were to apply, all of the taxable income to be recognized with respect to the Offered
Certificates would be includible in income as OID but would not be includible again when the interest is actually received. The OID
Regulations provide, however, that in determining whether interest is unconditionally payable, the possibility of nonpayment due to default, insolvency, or similar circumstances is ignored. Accordingly, the Transferor intends to take the position that interest payments constitute payments of "qualified stated interest" with respect to the Offered
Certificates if they are issued at a price that is less than a de minimis discount from their stated principal amount.

        If the Offered Certificates are in fact issued at a greater than de minimis discount, the following rules will apply. The excess of the "stated redemption price at maturity" of an Offered Certificate
(generally equal to its principal amount as of the date of issuance plus all interest other than "qualified stated interest" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Offered Certificates are sold to the public) will constitute OID. A Certificate Owner must include OID in income as interest over the term of the Offered
Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument (a "Prepayable Instrument"), the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered
Certificates (which is not clear), the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate. Accordingly, each Certificateholder should consult its own tax advisor regarding the impact to such Certificateholder of the OID rules if the Offered Certificates are issued with OID. An Offered Certificate issued with de minimis OID must include such OID in income proportionately as principal payments are made on such Offered Certificate.

        Discount and Premium. A subsequent holder who purchases an Offered Certificate at a discount may be subject to the "market discount" rules of Section 1276 of the Code. These rules provide, in part, for the treatment of gain attributable to accrued market discount as ordinary income upon the receipt of partial principal payments or on the sale or other disposition of the Offered Certificate, and for the deferral of interest deductions with respect to debt incurred to acquire or carry the market discount Offered Certificate. A Certificate Owner may, however, elect to include market discount in gross income as it accrues and, if such election is made, is not subject to the deferral of interest deductions provision. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. Further, the adjusted tax basis of an Offered Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

        A subsequent holder who purchases an Offered Certificate at a premium may elect to amortize and deduct this premium over the remaining term of the Offered Certificate in accordance with rules set forth in
Section 171 of the Code.

        Optional Election. As an alternative to the above treatments, accrual method holders may elect to include in gross income all interest with respect to an Offered Certificate, including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above.

        Treatment of Losses. OID, if any (in excess of de minimis OID), must be reported by all Offered Certificate holders, and other interest income must be reported by Offered Certificateholders that report income on the accrual method, as it accrues, whether or not such Offered
Certificateholder has received cash equivalent to such income and without giving effect to delays or reductions in distributions attributable to defaults and delinquencies on the Receivables, except to the extent it can be established that such amounts are uncollectible. As a result, if there were in excess of de minimis OID, the amount of income reported by a holder of Offered Certificates in any period could exceed the amount of cash distributed to such holder in that period. An Offered
Certificateholder generally will realize a loss where either principal or previously accrued interest are determined to be uncollectible with respect to the Offered Certificate, although the timing and character of such losses (or reductions in income) are uncertain, and the deductibility of such losses may be subject to limitations.

DISPOSITION OF OFFERED CERTIFICATES

        Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Offered Certificates in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Offered Certificates. A Certificate Owner's tax basis in an Offered Certificate will generally equal such Certificate Owner's cost increased by any OID, market discount and gain previously included by such Certificate Owner in income with respect to the Offered Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificate Owner with respect to the Offered Certificate. Subject to the market discount rules of the Code discussed above under "--Taxation of Interest Income to Certificateholders--Discount and Premium," any such gain or loss will be capital gain or loss if the Offered Certificate was held as a capital asset (except, however, with regard to Prepayable Instruments, in which case in the event of a prepayment or redemption thereof such gain is ordinary income to the extent of any not yet accrued OID). Capital gain or loss will be long-term if the Offered Certificate was held by the holder for more than one year and otherwise will be short-term. The
Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        The Trustee will be required to report annually to the IRS, and to each Certificateholder, the amount of interest paid on the Offered
Certificates (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each
Certificateholder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Certificateholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31 percent of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

RECENTLY EFFECTIVE LEGISLATION

        Legislation passed by Congress and signed into law by the President on August 20, 1996 added Sections 860H through 860L to the Code
(the "FASIT Provisions") which provide for a new type of entity for federal income tax purposes known as a "financial asset securitization investment trust" (a "FASIT"). Although the legislation providing for the new FASIT entity became effective on September 1, 1997, many technical issues are to be addressed in Treasury Regulations which have not yet been issued. In general, the FASIT legislation enables trusts such as the Trust to be treated as a pass-through entity not subject to federal entity-level income tax (except with respect to certain prohibited transactions) and to issue securities that would be treated as debt for federal income tax purposes. Transition rules provided for by the FASIT legislation contemplate that entities in existence on August 31, 1997 may elect to be taxed under the FASIT Provisions. However, how such election is made and how outstanding interests of such entity are to be treated subsequent to the election is not explained in the FASIT legislation.

OTHER POSSIBLE CHARACTERIZATIONS OF THE POOLING AND SERVICING AGREEMENT

        Although, as described above, it is the opinion of Special Tax
Counsel that the Class A Certificates and Class B Certificates will properly be characterized as indebtedness, and that the Class C
Certificates (not offered hereby) should be classified as indebtedness
(or, if not, would be classified as an interest in a partnership), for federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such characterization will prevail.
As set forth above, in the opinion of Special Tax Counsel, if the IRS were to contend successfully that the Class C Certificates were not debt for federal income tax purposes (assuming that neither the Class A or Class B Certificates, nor certificates of any other outstanding Series, were also recharacterized) the arrangement among the Transferor and the Class C Certificateholders would be classified as a partnership for federal income tax purposes. If, however, the IRS were to contend successfully that either the Class A or Class B Certificates, or certificates of any other outstanding series, were not debt for federal income tax purposes, the arrangement among the Certificate Owners, the Transferor, and certificate owners of such other Series might be classified for federal income tax purposes as a publicly traded partnership taxable as a corporation.

        If the Class C Certificates (and no Class of the Offered
Certificates nor certificates of any other outstanding Series) were treated as interests in a partnership, it is Special Tax Counsel's opinion that the partnership would not be treated as a publicly traded partnership because it would qualify for an applicable "safe harbor" that the IRS has provided. Therefore, the partnership would not be subject to federal income tax.

        If, alternatively, the arrangement created by the Pooling and Servicing Agreement were treated as a publicly traded partnership taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Receivables. Moreover, distributions by the entity to all or some of the classes of Certificateholders would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividends. Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such tax.

        Because the Transferor will treat the Offered Certificates as indebtedness for federal income tax purposes, the Trustee will not comply with the tax reporting requirements that would apply under the foregoing alternative characterizations of the Offered Certificates.

DEFEASANCE

        The Certificates are subject to Defeasance in certain circumstances. It is not clear under the existing authorities whether
Defeasance would, for federal income tax purposes, result in a deemed taxable sale or exchange of the Certificates in exchange for the amounts deposited in the Principal Account and the Defeasance Reserve Account as a result of the Defeasance; however, if such a sale or exchange were deemed to occur, because of the short time period, the amount required to be deposited and the nature of the assets in which such amount may be invested, such a result would not be expected to have a material adverse effect on a Certificateholder for federal income tax purposes, notwithstanding that, if such a sale or exchange were deemed to occur, each Certificateholder would thereafter be deemed to own its pro rata share of the assets in which such amount is invested, and would be required to report its taxable income on such basis.

TAX CONSEQUENCES TO FOREIGN INVESTORS

        Special Tax Counsel will render its opinion, subject to the analysis and assumptions contained therein, that the Class A Certificates and Class B Certificates will properly be characterized as indebtedness secured by the Receivables, and that the Class C Certificates (not offered hereby) should be classified as indebtedness (or, if not, would be classified as an interest in a partnership), for federal income tax purposes. Based upon that opinion, the following information describes the U.S. federal income tax treatment of Foreign Persons in Offered
Certificates. The term "Foreign Person" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state thereof (other than a partnership that is not treated as a U.S.
Person under any applicable Treasury Regulations), (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as U.S.
Persons under the Code, and applicable Treasury Regulations thereunder prior to such date, that elect to continue to be treated as U.S. Persons under the Code or applicable Treasury Regulations thereunder will also be considered a U.S. Person.

        (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered
"portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 percent shareholder" of the Transferor or a "controlled foreign corporation" with respect to which the Transferor is a "related person" within the meaning of the Code, and
(ii) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a Foreign Person and providing that Foreign Person's name and address.
If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

        (b) Any capital gain realized on the sale or other taxable disposition of an Offered Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

        (c) If the interest, gain or income on an Offered Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder
(although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United
States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

        If the IRS were to contend successfully that any of the Offered
Certificates are interests in a partnership (not taxable as a corporation), a Certificate Owner that is a Foreign Person might be required to file a United States individual or corporate income tax return and pay tax on its share of partnership income at regular United
States rates including, in the case of a corporate Certificate Owner, the branch profits tax (and would be subject to withholding tax on its share of partnership income). If any of the Offered Certificates were recharacterized as interests in a "publicly traded partnership" taxable as a corporation, to the extent distributions on such Offered
Certificates were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

NEW WITHHOLDING REGULATIONS

        On October 6, 1997, the Department of the Treasury issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


                      CERTAIN STATE TAX CONSEQUENCES

        Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Offered Certificates.
ACCORDINGLY, PURCHASERS OF OFFERED CERTIFICATES SHOULD CONSULT THEIR TAX
ADVISORS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CLASS OF
OFFERED CERTIFICATES.


                   EMPLOYEE BENEFIT PLAN CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended
("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh Plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities
(each of (a), (b) and (c) a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to such Plans by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans, and both ERISA and the Code prohibit certain transactions involving "plan assets" between a Plan and Parties in Interest or Disqualified Persons with respect to such Plans. Violation of these rules may result in the imposition of an excise tax or penalty.
Thus, a Plan fiduciary considering an investment in the Offered
Certificates should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

        Neither ERISA nor the Code defines the term "plan assets." Under
Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Plan Assets Regulation"), a Plan's assets may be deemed to include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. Accordingly, an investment in the Offered
Certificates by a Plan might result in the assets of the Trust being deemed to constitute plan assets, which in turn could have the consequence that certain aspects of such investment, including the operation of the Trust, might give rise to or result in prohibited transactions under ERISA and the Code.

CLASS A CERTIFICATES

        The Plan Assets Regulation contains an exception to the plan asset rules that provides that if a Plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets, regardless of the fact that the security might otherwise represent an equity interest in the issuer. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely-held," i.e., owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or
(B) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Under the Plan Assets Regulation, a class of securities will not fail to be widely-held solely because subsequent to the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

        The Class A Underwriters expect, although no assurance can be given, that the Class A Certificates will be held by at least 100 independent investors at the conclusion of the offering and the Transferor anticipates that the other conditions of the Plan Assets
Regulation will be met with respect to the Class A Certificates. No monitoring or other measures will be taken to ensure that any such conditions will be met with respect to the Class A Certificates. If the Trust's assets were deemed to be "plan assets" of a Plan investor, there is uncertainty whether existing exemptions from the "prohibited transaction" rules of ERISA and the Code would apply to all transactions involving the Trust's assets. Accordingly, Plan fiduciaries should consult with counsel before making a purchase of Class A Certificates.

CLASS B CERTIFICATES

        The Underwriters do not expect that the Class B Certificates will be held by 100 or more independent investors. Accordingly, the Class B
Certificates may not be purchased by Plans subject to Title I of ERISA or
Section 4975 of the Code.

        Each Certificate Owner of a Class B Certificate will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section
4975(e)(1) of the Code that is subject to Section 4975 of the Code, (iii) a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the provisions of Section 406 of ERISA or Section 4975 of the Code, (iv) an entity whose underlying assets include plan assets (as defined in the Plan Assets Regulation or otherwise under ERISA) by reason of a plan's investment in the entity or (v) a person investing plan assets of any such plan (including without limitation for purposes of clause (iv) and this clause (v), as applicable, an insurance company general account, but excluding any entity registered under the Investment Company Act).


SPECIAL CONSIDERATIONS FOR INSURANCE COMPANY GENERAL ACCOUNTS

        It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the DOL is required to issue final regulations (the "General Account Regulations") with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account
Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account
Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. Potential investors that are insurance company general accounts should consult their legal advisors concerning the effect of the General Account Regulations on such investment.

        As of the date hereof, the DOL has issued Proposed Regulations pursuant to Section 401(c) of ERISA. If adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of an insurance company general account from treatment as "plan assets" after December 31, 1998.

GENERAL INVESTMENT CONSIDERATIONS

        Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the Offered Certificates with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; the composition of the Plan's portfolio with respect to diversification by type of asset;
the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the provisions of Title I of ERISA and Section 4975 of the Code. Accordingly, assets of such plans may, subject to the provisions of any other applicable federal and state law (including, without limitation, federal or state law which is, to a material extent, similar to the provisions of Section 406 of ERISA or
Section 4975 of the Code), be invested in any class of Offered
Certificates without regard to the ERISA considerations described herein.
It should be noted, however, that any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


                               UNDERWRITING

Subject to the terms and conditions set forth in an Underwriting
Agreement dated ____________, 1998 (the "Underwriting Agreement"), among the Transferor and the underwriters named below (the "Underwriters"), the Transferor has agreed to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase from the Transferor, the principal amount of the Offered Certificates set forth opposite its name below.


                                              AMOUNT           AMOUNT
                                             OF CLASS A      OF CLASS B
UNDERWRITER                                 CERTIFICATES    CERTIFICATES
Chase Securities Inc.




    Total

                                         ---------------------------------


        In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting
Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

        The Transferor has been advised by the Underwriters that the Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ___% of the principal amount of the Class A Certificates. The
Underwriters may allow, and such dealers may reallow, a discount with respect to the Class A Certificates not in excess of ___% of such principal amount to certain other dealers. The Transferor has been advised by the Underwriter of the Class B Certificates that the Underwriter of the Class B Certificates proposes initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of ___% of the principal amount of the Class B Certificates. The Underwriter of the Class B Certificates may allow, and such dealers may reallow, a discount with respect to the Class
B Certificates not in excess of ____% of such principal amount to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The Underwriting Agreement provides that the Transferor and Fingerhut will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

        Chase Securities Inc., on behalf of the Underwriters, may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Offered
Certificates in accordance with Regulation M under the Exchange Act.
Over-allotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the Offered Certificates so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Offered Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit Chase Securities Inc. to reclaim a selling concession from a syndicate member when the Offered
Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause prices of the Offered Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Trust nor the Underwriters represent that the Underwriters will engage in any such transactions nor that such transactions, once commenced, will not be discontinued without notice.

        Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial
Services Act of 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in
Article 9(3) of the Financial Services Act of 1986 (Investment
Advertisements) (Exemptions) Order 1988 or who is a person to whom the document may otherwise lawfully be issued or passed on; (c) if that Underwriter is an authorized person under Chapter III of the Financial
Services Act of 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United
Kingdom the scheme described in this Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act of 1986 or in Regulation 1.04 of the Financial Services (Promotion of
Unregulated Schemes) Regulation 1991; and (d) it is a person of a kind described in Article 9(3) of the Financial Services Act of 1986
(Investment Advertisements) (Exemptions) Order 1988.

        In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may in the future engage in commercial banking and investment banking transactions with FCI and its affiliates.


                     LISTING AND GENERAL INFORMATION

        Application has been made to list the Offered Certificates on the Luxembourg Stock Exchange. In connection with the listing application, the Certificate of Incorporation and By-laws of the Transferor, as well as legal notice relating to the issuance of the Certificates will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request. Once the Offered Certificates have been so listed, trading of the Offered
Certificates may be effected on the Luxembourg Stock Exchange. The Class
A Certificates and the Class B Certificates have been accepted for clearance through the facilities of DTC, Cedel and Euroclear (ISIN number for the Class A Certificates ________________ and for the Class B
Certificates, ______________).

        The transactions contemplated in this Prospectus were authorized by resolutions adopted by the Transferor on ___________.

        Copies of the Pooling and Servicing Agreement, the Series 1998-2
Supplement, the annual report of independent public accountants described in "Description of the Offered Certificates--Evidence as to Compliance" in the Prospectus, the documents listed under "Available Information" and the reports to Certificateholders referred to under "Reports to Certificateholders" and "Description of the Offered Certificates--Reports to Certificateholders" in the Prospectus will be available at the office of the Listing Agent of the Trust in Luxembourg, whose address is 80, place de la Gare 1616, Luxembourg. Financial information regarding
Transferor is included in the consolidated financial statements of Fingerhut Companies, Inc. in its Annual Report and Form 10-K for the fiscal year ended ____________, also available at the office of the Listing Agent in Luxembourg.

        The Certificates, the Pooling and Servicing Agreement and the
Series 1998-2 Supplement are governed by the laws of the State of Delaware.


                              LEGAL MATTERS

        Certain legal matters relating to the Offered Certificates will be passed upon for the Transferor and Fingerhut by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters relating to the Offered Certificates will be passed upon for the Underwriters by Simpson Thacher & Bartlett, a partnership which includes professional corporations, New York, New York.



                            GLOSSARY OF TERMS

        The following terms, which are used in this Prospectus, have the meanings indicated:

        "ABC Invested Amount" means the sum of the Class A Invested
Amount, the Class B Invested Amount and the Class C Invested Amount, less the amount then on deposit in the Defeasance Funding
Account.

        "Account" means (a) each revolving credit consumer credit card account established pursuant to a Contract between an Originator and any Person, which on the Amendment Closing Date or on the date on which a Receivable arising in such account is first transferred to the Trust, is an Eligible Account and (b) closed-end installment sale, or closed-end installment loan made pursuant to a Contract between an Originator and any Person which is an Eligible Receivable on the date on which such Receivable is transferred to the Trust. The definition of Account shall include each Transferred Account but shall not include any Account that is not an Eligible Account and that has been reassigned to the Transferor.

        "Adjustment Payment" is defined at page 72 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

        "Aggregate Investor Percentage" with respect to Principal
Collections, Finance Charge Collections and Default Amounts, as the case may be, means, as of any date of determination, the sum of such Investor
Percentages of all Series of certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor
Percentage shall not exceed 100%.

        "Aggregate Principal Receivables" means, for any day, the aggregate amount of Principal Receivables at the end of such day.

        "Amendment Closing Date" means ___________.

        "Amortization Period" means the period commencing on the Amortization Period Commencement Date and continuing until the earlier of
(x) the Invested Amount of the Certificates being paid in full or (y) the Termination Date.

        "Amortization Period Commencement Date" means the earlier of the first day of the ____________ Monthly Period or the date on which a Pay
Out Event occurs or is deemed to have occurred.

        "Available Investor Principal Collections" is defined at page 52 in "Description of the Offered Certificates-- Principal Payments."

        "Available Reserve Account Amount" is defined at page 75 in "Description of the Offered Certificates--Defeasance Reserve Account."

        "Available Series Finance Charge Collections" is defined at page
69 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

        "Back End Customer" means, with respect to any date of determination, a customer or Obligor who has made at least one payment on any installment credit card loan from, installment sales contract with, or revolving credit consumer credit card account with, FNB or Fingerhut.

        "Bank Purchase Agreement" means that certain Bank Receivables
Purchase Agreement dated as of January 12, 1997, between Fingerhut
National Bank, as seller, and FCI, as buyer, as supplemented or amended in accordance with its terms.

        "Base Rate" is defined at page 45 in "Maturity Considerations."

        "Cash Equivalents" is defined at page 62 in "Description of the Offered Certificates--Trust Accounts."

        "Cedel" is defined at page 49 in "Description of the Offered
Certificates--Book-Entry Registration."

        "Cedel Participants" is defined at page 49 in "Description of the Offered Certificates--Book-Entry Registration."

        "Certificateholders" means the record holders of the Certificates.

        "Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Certificateholders.

        "Certificate Owners" is defined at page 2 in "Reports to Certificateholders."

        "Certificate Rate(s)" is defined at page 12 in "Prospectus
Summary--Interest."

        "Certificates" means, collectively, the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D
Certificates.

        "Class" means any of the Class A Certificates, the Class B
Certificates, the Class C Certificates or the Class D Certificates.

        "Class A Certificateholders" means the record holders of the Class A Certificates.

        "Class A Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class A Certificateholders.

        "Class A Certificate Rate" is defined at page 12 in "Prospectus
Summary--Interest."

        "Class A Certificates" means the Floating Rate Asset Backed
Certificates, Series 1998-2, Class A.

        "Class A Controlled Amortization Amount" means an amount equal to $_____________.

        "Class A Controlled Distribution Amount" is defined at page 44 in
"Maturity Considerations."

        "Class A Deficit Controlled Amortization Amount" is defined at page 44 in "Maturity Considerations."

        "Class A Expected Final Payment Date" means the ______________
Distribution Date.

        "Class A Fixed/Floating Allocation Percentage" is defined at page
64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class A Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class A Invested Amount as of the end of the preceding business day bears to the greater of (a) total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators with respect to all Participations and all classes of all Series then outstanding used to calculate the applicable allocation percentage.

        "Class A Invested Amount" is defined at page 64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class A Investor Charge-Off" is defined at page 73 in "Description of the Offered Certificates--Investor Charge-Offs."

        "Class A Monthly Interest" is defined at page 70 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

        "Class A Percentage" means a fraction the numerator of which is the Class A Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C
Invested Amount.

        "Class A Pool Factor" is defined at page 46 in "Pool Factor and
Related Information."

        "Class A Principal" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payments of Principal."

        "Class A Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class A
Monthly Interest and any overdue Class A Monthly Interest on the related
Distribution Date (and additional interest thereon), (ii) the Class A
Floating Allocation Percentage of the Default Amount for such Monthly
Period (to date), (iii) the Class A Floating Allocation Percentage of the
Monthly Servicing Fee for the related Monthly Period and (iv) the Class A
Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related
Transfer Date exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections allocated with respect thereto.

        "Class A Underwriters" means ______________.

        "Class B Certificateholders" means the record holders of the Class B Certificates.

        "Class B Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class B Certificateholders.

        "Class B Certificate Rate" is defined at page 11 in "Prospectus
Summary--Interest."

        "Class B Certificates" means the Floating Rate Asset Backed
Certificates, Series 1998-2, Class B.

        "Class B Controlled Amortization Amount" means an amount equal to $_____________.

        "Class B Controlled Distribution Amount" is defined at page 44 in
"Maturity Considerations."

        "Class B Deficit Controlled Amortization Amount" is defined at page 44 in "Maturity Considerations."

        "Class B Expected Final Payment Date" means the _____________
Distribution Date.

        "Class B Fixed/Floating Allocation Percentage" is defined at page
64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class B Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class B Invested Amount as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators with respect to all Participations and all classes of all Series then outstanding used to calculate the applicable allocation percentage.

        "Class B Invested Amount" is defined at page 64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class B Investor Charge-Off" is defined at page 73 in "Description of the Offered Certificates--Investor Charge-Offs."

        "Class B Monthly Interest" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

        "Class B Percentage" means a fraction the numerator of which is the Class B Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C
Invested Amount.

        "Class B Pool Factor" is defined at page 46 in "Pool Factor and
Related Information."

        "Class B Principal" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payment of Principal."

        "Class B Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class A Invested Amount is paid in full or, if the Class A Invested Amount is paid in full on the Class A
Expected Final Payment Date, and the Early Amortization Period has not commenced, the Distribution Date following the Class A Expected Final
Payment Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

        "Class B Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class B
Monthly Interest and any overdue Class B Monthly Interest on the related
Distribution Date (and additional interest thereon), the Class B Floating
Allocation Percentage of the Default Amount for such Monthly Period (to date), (iii) the Class B Floating Allocation Percentage of the Monthly
Servicing Fee for the related Monthly Period and (iv) the Class B
Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related
Transfer Date exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

        "Class B Underwriters" mean ____________________.

        "Class C Certificateholders" means the record holders of the Class C Certificates.

        "Class C Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class C Certificateholders.

        "Class C Certificate Rate" means a specified margin per annum above the arithmetic mean of LIBOR prevailing on the related LIBOR
Determination Date, but in no event in excess of __% per annum.

        "Class C Certificates" means the Floating Rate Asset Backed
Certificates, Series 1998-2, Class C.

        "Class C Fixed/Floating Allocation Percentage" is defined at page
64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class C Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class C Invested Amount as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account on the last day of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators with respect to all Participations and all classes of all Series then outstanding used to calculate the applicable allocation percentage.

        "Class C Invested Amount" is defined at page 64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class C Investor Charge-Off" is defined at page 72 in "Description of the Offered Certificates--Investor Charge-Offs."

        "Class C Monthly Interest" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payment of Fees, Interest and Other Items."

        "Class C Percentage" means a fraction the numerator of which is the Class C Invested Amount and the denominator of which is the sum of the Class A Invested Amount, the Class B Invested Amount and the Class C
Invested Amount.

        "Class C Principal" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payments of Principal."

        "Class C Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class A Invested Amount and the Class B Invested Amount have each been paid in full or, if the Class B
Invested Amount is paid in full on the Class B Expected Final Payment
Date and the Early Amortization Period has not commenced, the Distribution Date following the Class B Expected Final Payment Date and
(b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

        "Class C Required Amount" means for any business day during a Monthly Period the amount, if any, by which the sum of (i) the Class C
Monthly Interest and any overdue Class C Monthly Interest on the related
Distribution Date (and additional interest thereon), (ii) the Class C
Floating Allocation Percentage of the Default Amount for such Monthly
Period (to date), (iii) the Class C Floating Allocation Percentage of the
Monthly Servicing Fee for the related Monthly Period and (iv) the Class C
Percentage of the Series Allocation Percentage of the Adjustment Payment required to be made by the Transferor but not made on the related
Transfer Date exceed the Available Series Finance Charge Collections plus any Excess Finance Charge Collections from other Series and any Transferor Finance Charge Collections in each case allocated with respect thereto.

        "Class D Certificateholders" means the record holders of the Class D Certificates.

        "Class D Certificateholders' Interest" means the interest in the assets of the Trust allocated to the Class D Certificateholders.

        "Class D Certificates" means the Asset Backed Certificates,
Series 1998-2, Class D.

        "Class D Fixed/Floating Allocation Percentage" is defined at page
64 in "Description of the Offered Certificates--Allocation Percentages."

        "Class D Floating Allocation Percentage" means, with respect to any business day, the percentage equivalent of the ratio that the amount of the Class D Invested Amount as of the end of the preceding business day bears to the greater of (a) the total amount of Principal Receivables and amounts on deposit in the Excess Funding Account as of the end of the preceding business day and (b) with respect to Principal Collections only, the sum of the numerators with respect to all Participations and all classes of all Series then outstanding used to calculate the applicable allocation percentage.

        "Class D Invested Amount" is defined at page 65 in "Description of the Offered Certificates--Allocation Percentages."

        "Class D Investor Charge-Off" is defined at page 72 in "Description of the Offered Certificates--Investor Charge-Offs."

        "Class D Principal" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payment of Principal."

        "Class D Principal Payment Commencement Date" means the earlier of (a) the Distribution Date on which the Class C Invested Amount is paid in full or, if there are no Principal Collections allocable to such Series remaining after payments have been made to the Class C
Certificates on such Distribution Date, the next succeeding Distribution
Date and (b) the Distribution Date following a sale or repurchase of the Receivables pursuant to the Pooling and Servicing Agreement.

        "Closed End Receivable" means (a) any right to payment of amounts owed by an Obligor under an Eligible Account with respect to a closed-end installment sale, or closed-end credit card loan, including, without limitation, all rights of the Originator and obligations of the Obligor under the applicable Contract, other than insurance premiums and (b) any right to payment arising under an Eligible Account that is a revolving credit consumer credit card Account that, pursuant to the terms of the applicable Contract, has a 0% interest rate.

        "Closing Date" means the date of the initial issuance of the Certificates.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collection Account" means an account established by the Servicer for the purpose of depositing all collections of Receivables.

        "Collections" is defined at page 53 in "Description of the Offered
Certificates--Finance Charge Collection
Principal Collections."

        "Commission" means the Securities and Exchange Commission.

        "Contract" means an agreement between (a) an Originator and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a cardholder agreement, written contract or invoice, as such agreement may be amended, modified or otherwise changed from time to time or (b) an Originator and another Person for the extension of closed-end credit, including pursuant to a credit card, in the form of a written contract, invoice or closed-end agreement, in each case pursuant to or under which such other person shall be obligated to either pay for, or to pay a loan made to finance the purchase of, merchandise, financial service products or services or return any such merchandise to the related merchant.

        "Controlled Amortization Period" means, with respect to the Certificates, unless a Pay Out Event shall have occurred with respect to such Series prior thereto, the period commencing on the Amortization
Period Commencement Date and ending upon the earliest to occur of (x) the payment in full to the holders of the Certificates of the Invested
Amount, and (y) the Termination Date.

        "Cooperative" is defined at page 50 in "Description of the Offered
Certificates--Book-Entry Registration."

        "Corporate Trust Office" means the Trustee's office located at White Clay Center, Route 273, Newark, Delaware 19711.

        "Credit and Collection Policy" means those credit, collection, customer relations, service policies and practices and other written policies and procedures of the applicable Originator relating to the operation of its Accounts, Contracts and Receivables (including, without limitation, the written policies and procedures for determining creditworthiness and relating to the extension of credit, the maintenance of Accounts and the collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time) in effect on the date hereof relating to the Accounts, the Contracts and the Receivables as such may be modified from time to time.

        "Default Amount" means, on any business day, the aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts on such business day.

        "Defaulted Account" means each Eligible Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of Accounts. Notwith standing any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted
Accounts.

        "Defaulted Receivable" is defined at page 72 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

        "Defeasance" is defined at page 74 in "Description of the Offered
Certificates--Defeasance."

        "Defeasance Funding Account" is defined at page 74 in "Description of the Offered Certificates--Defeasance Funding Account."

        "Defeasance Funding Account Investment Proceeds" is defined at page 74 in "Description of the Offered Certificates--Defeasance Funding
Account."

        "Defeasance Reserve Account" is defined at page 74 in "Description of the Offered Certificates--Defeasance Reserve Account."

        "Definitive Certificates" is defined at page 50 in "Description of the Offered Certificates--Definitive Certificates."

        "Depositaries" is defined at page 48 in "Description of the Offered
Certificates--Book-Entry Registration."

        "Depository" is defined at page 47 in "Description of the Offered
Certificates--General."

        "Determination Date" is defined at page 72 in "Description of the Offered Certificates--Investor Charge-Offs."

        "Dilution" is defined at page 40 in "The Receivables--Dilution
Experience."

        "Discount Factor" means (a) 25% for Closed End Receivables on which the Obligors are Fingerhut customers, (b) ____% for Revolving
Receivables on which the Obligors are Fingerhut customers and (c) such other discount rate or rates approved from time to time by the Rating
Agencies for Obligors who are not customers of Fingerhut; provided, however, that such percentages may be (i) increased or decreased from time to time by the Transferor in an amount not to exceed two percentage points from the amounts set forth herein or otherwise approved by the Rating Agencies with out the approval of the Rating Agencies or (ii) may be adjusted from time to time by the Transferor if such change will not cause a Pay Out Event to occur and the Rating Agencies will have confirmed that the change will not result in any of the Rating Agencies reducing or withdrawing its original rating on any then outstanding
Series rated by it.

        "Discount Receivables" means the sum of (a) with respect to Closed End Receivables on which the Obligors are Fingerhut Customers the product of (i) the applicable Discount Factor and (ii) the outstanding balances of the related Eligible Receivables, (b) with respect to Revolving Receivables on which the Obligors are Fingerhut customers the product of (i) the applicable Discount Factor and (ii) the outstanding balances of the related Eligible Receivables minus the amount of Periodic
Finance Charges and other fees and charges with respect to such Eligible
Receivables and (c) with respect to Receivables of Obligors who are not customers of Fingerhut (i) the applicable Discount Factor and (ii) the outstanding balances of the related Eligible Receivables minus the amount of Periodic Finance Charges and other fees and charges with respect to such Eligible Receivables.

        "Discount Receivables Collections" means on any day, the sum of
(a) with respect to Closed End Receivables on which the Obligors are Fingerhut Customers the product of (i) the applicable Discount Factor and
(ii) Collections with respect to the related Eligible Receivables on such day, (b) with respect to Revolving Receivables on which the Obligors are Fingerhut customers the product of (i) the applicable Discount Factor and
(ii) Collections with respect to the related Eligible Receivables on such day minus the amount of Periodic Finance Charges and other fees and charges with respect to such Eligible Receivables and (c) with respect to Receivables of Obligors who are not customers of Fingerhut (i) the applicable Discount Factor and (ii) Collections with respect to the related Eligible Receivables on such day minus the amount of Periodic
Finance Charges and other fees and charges with respect to such Eligible
Receivables.

        "Distribution Account" is defined at page 61 in "Description of the Offered Certificates--Trust Accounts."

        "Distribution Date" means __________ and the fifteenth day of each month thereafter, or if such day is not a business day, the next succeeding business day.

        "DOL" means the U.S. Department of Labor.

        "Dollars" or "$" shall mean United States dollars.

        "DTC" means The Depository Trust Company.

        "DTC Participants" is defined at page 48 in "Description of the Offered Certificates--Book-Entry Registration."

        "Early Amortization Period" means the period beginning on the earlier of (a) the day on which a Pay Out Event occurs or is deemed to have occurred and (b) the Class A Expected Final Payment Date if the
Class A Invested Amount has not been paid in full on such date, or the Class B Expected Final Payment Date if the Class B Invested Amount has not been paid in full on such date, and ending on the earlier of (i) the date on which the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Class D Invested Amount have been paid in full and (ii) the Termination Date.

        "Eligible Account" is defined at page 60 in "Description of the Offered Certificates--Eligible Accounts."

        "Eligible Receivable" is defined at page 60 in "Description of the Offered Certificates -- Eligible Receivables."

        "Enhancement" means, with respect to any Series, any letter of credit, cash collateral account, cash collateral guaranty, guaranty, collateral invested amount, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate cap, interest rate swap, subordination of the rights of one class or one Series to another, or other contract or agreement or arrangement for the benefit of the certificateholders of such Series (or Certificateholders of any class within such Series) as designated in the applicable Supplement.

        "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

        "Euroclear" is defined at page 50 in "Description of the Offered
Certificates--Book-Entry Registration."

        "Euroclear Operator" is defined at page 50 in "Description of the Offered Certificates--Book-Entry Registration."

        "Euroclear Participants" is defined at page 50 in "Description of the Offered Certificates--Book-Entry Registration."

        "Excess Finance Charge Collections" means any Finance Charge
Collections allocable to any Series in excess of the amounts necessary to make required payments with respect to such Series.

        "Excess Funding Account" is defined at page 63 in "Description of the Offered Certificates--Excess Funding Account."

        "Exchange" means any tender by the Transferor to the Trustee of the Exchangeable Transferor Certificate, pursuant to any one or more
Supplements or, if provided in the relevant Supplement, certificates representing any Series and the Exchangeable Transferor Certificate, in exchange for one or more new Series and a reissued Exchangeable
Transferor Certificate.

        "Exchangeable Transferor Certificate" means the certificate which evidences the Transferor Interest.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "FASIT" is defined at page 95 in "Certain Federal Income Tax
Consequences--Recently Effective Legislation."

        "FASIT Provisions" is defined at page 95 in "Certain Federal Income
Tax Consequences--Recent Legislation."

        "FCI" means Fingerhut Companies, Inc., a Minnesota corporation.

        "FCI Purchase Agreement" means that certain Purchase Agreement, dated as of January 12, 1997, between FCI, as seller, and the Transferor, as buyer, as supplemented or amended in accordance with its terms.

        "FDIA" means the Federal Deposit Insurance Act.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Finance Charge Collections" means with respect to any business day, collections received with respect to Finance Charge Receivables.

        "Finance Charge Receivables" is defined at page 6 in "Prospectus
Summary-Receivables."

        "Fingerhut" means Fingerhut Corporation, a Minnesota corporation.

        "Fingerhut Database" is defined at page 32 in "Fingerhut
Corporation and Fingerhut National Bank's Businesses."

        "Fingerhut Purchase Agreement" means that certain Purchase
Agreement, dated as of June 29, 1994, between Fingerhut, as seller, and the Transferor, as buyer, as supplemented or amended in accordance with its terms.

        "FIRREA" is defined at page 24 in "Risk Factors--Transfer of the Receivables; Insolvency Risk Consider ations."

        "Fixed/Floating Allocation Percentage" is defined at page 64 in "Description of the Offered Certificates--Allocation Percentages."

        "Floating Allocation Percentage" means the sum of the Class A
Floating Allocation Percentage, the Class B Floating Allocation
Percentage, the Class C Floating Allocation Percentage and the Class D
Floating Allocation Percentage.

        "FNB" means Fingerhut National Bank, a national banking association.

        "Foreign Person" is defined at page 96 in "Certain Federal Income Tax
Consequences--Tax Consequences
to Foreign Investors."

        "FRI" means Fingerhut Receivables, Inc., a Delaware corporation.

        "General Account Regulations" is defined at page 99 in "Employee
Benefit Plan Considerations--Special Considerations for Insurance Company
General Accounts."

        "Global Securities" is defined at page B-1-i in "Annex II."

        "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Indirect Participants" is defined at page 48 in "Description of the Offered Certificates--Book-Entry Registration."

        "Ineligible Receivable" means any Receivable that does not satisfy the definition of Eligible Receivable.

        "Initial Closing Date" means June 29, 1994.

        "Initial Invested Amount" is defined at page 9 in "Prospectus
Summary--Allocation of Trust Assets."

        "Insolvency Event" is defined at page 77 in "Description of the Offered Certificates--Pay Out Events."

        "Interest Accrual Period" means, with respect to a Distribution
Date, the period from and including the preceding Distribution Date to but excluding such Distribution Date; provided, however, that the initial
Interest Accrual Period shall be the period from the Closing Date to but excluding the initial Distribution
Date.

        "Interest Funding Account" is defined at page 61 in "Description of the Offered Certificates--Trust Accounts."

        "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, and the Class D
Invested Amount.

        "Investment Company Act" means the Investment Company Act of
1940, as amended from time to time.

        "Investor Certificate" means any one of the certificates
(including, without limitation, the Bearer Certificates or the Registered
Certificates) executed by the Transferor and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate or variable funding certificate attached to the related Supplement, but not including any Transferor
Certificate or Participation.

        "Investor Certificateholder" means the Holder of an Investor
Certificate.

        "Investor Charge-Off" means _______________________________.

        "Investor Default Amount" is defined at page 72 in "Description of the Offered Certificates--Defaulted Receivables; Dilution."

        "Investor Percentage" means, (a) with respect to Finance Charge
Collections prior to the commencement of the Early Amortization Period, Receivables in Defaulted Accounts at any time and Principal Collections during the Revolving Period, the Floating Allocation Percentage and (b) with respect to Finance Charge Collections during the Early Amortization
Period and Principal Collections during the Amortization Period, the
Fixed/Floating Allocation Percentage, and with respect to any Series of certificates, the percentage specified in the related Supplement.

        "IRS" means the Internal Revenue Service.

        "LIBOR" is defined at page 52 in "Description of the Offered
Certificates--Interest Payments."

        "LIBOR Determination Date" is defined at page 51 in "Description of the Offered Certificates--Interest Payments."

        "Minimum Aggregate Principal Receivables" means, as of any date of determination, (a) the sum of the numer ators used in the calculation of the Investor Percentages for Principal Collections for all outstanding
Series and the Participation Percentages on such date of determination, minus (b) the amount on deposit in the Excess Funding Account and Defeasance Funding Account for any Series on such date of determination.

        "Minimum Retained Interest" means the product of the weighted average Minimum Retained Percentages for all Series and the sum of the outstanding principal amounts of all Classes of all Series.

        "Minimum Retained Percentage" means, for Series 1998-2, 2%.

        "Minimum Transferor Interest" means the product of (i) the sum of
(a) the aggregate Principal Receivables and (b) the amounts on deposit in the Excess Funding Account and (ii) the Minimum Transferor
Percentage.

        "Minimum Transferor Percentage" means, for Series 1998-2, 0%;
provided, however that in certain circumstances such percentage may be increased.

        "Monthly Period" means the period from and including the first day of each fiscal month of the Transferor to and including the last day of such fiscal month except that the first Monthly Period with respect to the Certificates shall begin on and include the Closing Date and shall end on and include __________.

        "Monthly Servicing Fee" is defined at page 78 in "Description of the Offered Certificates--Servicing Compensation and Payment of
Expenses."

        "Moody's" means Moody's Investors Service, Inc.

        "MPR" is defined at page 45 in "Maturity Considerations."

        "Negative Carry Amount" is defined at page 17 in "Prospectus
Summary--Coverage of Interest Shortfalls from Transferor Finance Charge
Collections."

        "New Regulations" is defined at page 97 in "Certain Federal
Income Tax Consequences--New Withholding Regulations."

        "Obligor" means a Person obligated to make payments with respect to a Receivable pursuant to a Contract.

        "Offered Certificates" is defined at page 1.

        "OID" means original issue discount.

        "OID Regulations" is defined at page 93 in "Certain Federal
Income Tax Consequences--Taxation of Interest Income to
Certificateholders."

        "Originator" means (i) each of Fingerhut and FNB and any of their respective successors or assigns and (ii) any of their Affiliates.

        "Other Series" is defined at page 58 in "Description of the Offered
Certificates--Other Series."

        "Paired Series" is defined at page 73 in "Description of the Offered
Certificates--Paired Series."

        "Participation" is defined at page 57 in "Description of the Offered
Certificates--Exchanges."

        "Participation Percentage" is defined at page 58 in "Description of the Offered Certificates--Exchanges."

        "Participation Supplement" is defined at page 57 in "Description of the Offered Certificates--Exchanges."

        "Paying Agent" is defined at page 63 in "Description of the Offered
Certificates--Trust Accounts."

        "Pay Out Event" is defined at page 45 in "Description of the Offered Certificates--Pay Out Events."

        "Periodic Finance Charge" has, with respect to any Account, the meaning specified in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.

        "Permitted Lien" means with respect to the Receivables: (i) liens in favor of the Transferor created pursuant to the Purchase Agreement and assigned to the Trustee pursuant to the Pooling and Servicing Agreement;
(ii) liens in favor of the Trustee pursuant to the Pooling and Servicing
Agreement; and (iii) liens which secure the payment of taxes, assessments, and governmental charges or levies, if such taxes are either
(a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.

        "Person" means any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

        "Plan" is defined at page 97 in "Employee Benefit Plan
Considerations."

        "Plan Assets Regulation" is defined at page 97 in "Employee
Benefit Plan Considerations."

        "Pool Factor" means one of the Class A Pool Factor or the Class B
Pool Factor.

        "Pooling and Servicing Agreement" means the Amended and Restated
Pooling and Servicing Agreement, dated as of ______________, 1998, among the Transferor, the Servicer, and the Trustee, as supplemented or amended in accordance with its terms. Unless the context requires otherwise, the term "Pooling and Servicing Agreement" refers to the Pooling and Servicing Agreement as supplemented by the Series 1998-2 Supplement.

        "Portfolio Yield" is defined at page 45 in "Maturity Considerations."

        "Prepayable Instrument" is defined at page 93 in "Certain Federal
Income Tax Consequences--Taxation of Interest Income to
Certificateholders--OID."

        "Previously Issued Series" means the Series 1994-1 Asset Backed
Certificates, the Series 1994-2 Variable Funding Certificates and the
Series 1997-1 Variable Funding Trust Certificates.

        "Principal Account" is defined at page 61 in "Descriptions of the Offered Certificates--Trust Accounts."

        "Principal Collections" means with respect to any business day, collections received with respect to Principal Receivables.

        "Principal Receivables" means for any business day, the aggregate amount shown on the Servicer's records as amounts payable by obligors with respect to Eligible Accounts other than such amounts that are Finance Charge Receivables or Default Amounts.

        "Principal Shortfalls" is defined at page 53 in "Description of the Offered Certificates--Principal Payments."

        "Principal Terms" is defined at page 56 in "Description of the Offered
Certificates--Exchanges."

        "Purchase Agreement" means the Fingerhut Purchase Agreement with respect to Fingerhut and the FCI Purchase Agreement with respect to FCI.

        "Purchase Termination Date" is defined at page 86 in "Description of the Receivables Purchase Agreement--Purchase Termination Date."

        "Qualified Institution" is defined at page 61 in "Description of the Offered Certificates--Trust Accounts."

        "Rating Agencies" means Standard & Poor's and Moody's Investors
Service, Inc.

        "Rating Agency Condition" means the notification in writing by each Rating Agency to the Transferor, the Servicer and the Trustee that any action will not result in any Rating Agency's reducing or withdrawing its then existing rating of the investor certificates of any outstanding
Series or class with respect to which
it is a Rating Agency.

        "Ratings Event" shall mean with respect to any Class of any outstanding series rated by a Rating Agency, a reduction or withdrawal of the rating of any such Class by a Rating Agency.

        "Reallocated Class B Principal Collections" is defined at page 66 in "Description of the Offered Certificates--Reallocated Principal
Collections."

        "Reallocated Class C Principal Collections" is defined at page 66 in "Description of the Offered Certificates--Reallocated Principal
Collections."

        "Reallocated Class D Principal Collections" is defined at page 66 in "Description of the Offered Certificates--Reallocated Principal
Collections."

        "Reallocated Principal Collections" is defined at page 66 in "Description of the Offered Certificates--Reallocated Principal
Collections."

        "Receivable" means with respect to any Obligor, any right to payment of amounts owed by that Obligor under an Account or a Contract, including, without limitation, all rights of each Originator and obligations of such Obligor under the applicable Account or Contract.

        "Record Date" means, with respect to any Distribution Date, the business day preceding such Distribution Date, except that, with respect to any Definitive Certificates, Record Date shall mean the fifth day of the then current Monthly Period.

        "Recoveries" means any amounts received by the Servicer with respect to Receivables in Defaulted Accounts or which were previously charged off as uncollectible in accordance with the Servicer's customary and usual servicing procedures.

        "Related Person" means an entity that is an affiliate of FCI, any Investor Certificateholder, any Enhancement provider, or any Person whose status would violate the conditions for a trustee contained in Section
(4)(i) of Rule 3a-7 under the Investment Company Act of 1940 as amended.

        "Relevant UCC State" means each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Transferor pursuant to the Purchase
Agreement or the ownership or security interest of the Trustee.

        "Required Amount" is defined at page 71 in "Description of the Offered Certificates--Application of Collections--Payment of Fees,
Interest, and Other Items."

        "Required Reserve Account Amount" is defined at page 74 in "Description of the Offered Certificates--Defeasance."

        "Requirements of Law" means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

        "Reserve Account Funding Date" is defined at page 74 in "Description of the Offered Certificates -- Defeasance Reserve Account."

        "Retained Interest" means, on any date of determination, the sum of the Transferor Interest and the Invested Amount represented by any class of Certificates retained by the Transferor.

        "Retained Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the Retained Interest and the denominator of which is the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding
Account (but not including investment earnings on such amounts).

        "Revolving Period" means the period beginning on the Closing Date and ending with the commencement of the Amortization Period or an Early
Amortization Period.

        "Revolving Receivable" means any right to payment arising under an Eligible Account that is a revolving credit consumer credit card
Account which is not a Closed End Receivable.

        "RTC" means the Resolution Trust Corporation.

        "RTC Policy Statement" is defined at page 89 in "Certain Legal
Aspects of the Receivables--Certain Matters Relating to Bankruptcy or
Receivership."

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Seller" is defined at page 84 in "Description of the Purchase
Agreements--Representations and Warranties."

        "Series" means any series of certificates issued by the Trust pursuant to a Supplement, including the Certificates.

        "Series Allocation Percentage" means, on any date of determination, the percentage equivalent of a fraction the numerator of which is the invested amount and the denominator of which is the sum of the invested amounts of all Series then outstanding.

        "Series 1998-2" is defined at page 2.

        "Series 1998-2 Supplement" means the Supplement, dated as of the Closing Date, among the Transferor, the Servicer, and the Trustee relating to the Certificates.

        "Series 1998-1 Certificates" are defined at page 4 in "Prospectus
Summary--Other Certificates."

        "Service Transfer" is defined at page 79 in "Description of the Offered Certificates--Servicer Default."

        "Servicer" means Fingerhut National Bank in its capacity as Servicer of the Receivables pursuant to the Pooling and Servicing
Agreement, and any replacement Servicer as provided in the Pooling and Servicing Agreement.

        "Servicer Default" is defined at page 79 in "Description of the Offered Certificates--Servicer Default."

        "Shared Principal Collections" means the amount of Principal
Collections for any business day allocated by the Servicer to the Invested Amount remaining after covering required deposits or payments to the Certificateholders and any similar amount remaining for any other
Series [plus amounts specified in any Participation Supplement to be treated as Shared Principal Collections].

        "Special Tax Counsel" means Skadden, Arps, Slate, Meagher & Flom
LLP, counsel to the Transferor or such other counsel reasonably acceptable to the Trustee.

        "Spin Off" is defined at page 43 in "The Transferor and Related
Parties--Fingerhut Companies, Inc."

        "Standard & Poor's" means Standard & Poor's, a Division of The
McGraw-Hill Companies, Inc.

        "Stated Class D Amount" is defined at page 65 in "Description of the Offered Certificates--Allocation Percentages."

        "Supplement" means any Supplement to the Pooling and Servicing
Agreement.

        "Supplemental Certificate" is defined at page 57 in "Description of the Offered Certificates--Exchanges."

        "Tax Certificate" is defined at page B-1-iii in "Annex II."

        "Tax Opinion" is defined at page 57 in "Description of the Offered
Certificates--Exchanges."

        "Telerate Page 3750" is defined at page 52 in "Description of the Offered Certificates--Interest Payments."

        "Termination Date" means the _____ Distribution Date.

        "Terms and Conditions" is defined at page 50 in "Description of the Offered Certificates--Book-Entry Registration."

        "Transfer Agent and Registrar" is defined at page 51 in "Description of the Offered Certificates--Definitive Certificates."

        "Transfer Date" is defined at page 67 in "Description of the Offered
Certificates--Application of Collections."

        "Transferor" means Fingerhut Receivables, Inc., a Delaware corporation.

        "Transferor Finance Charge Collections" is defined at page 17 in "Prospectus Summary--Coverage of Interest Shortfalls from Transferor
Finance Charge Collections."

        "Transferor Interest" means, on any date of determination, the aggregate amount of Principal Receivables at the end of the day immediately prior to such date of determination plus all amounts on deposit in the Excess Funding Account (but not including investment earnings on such amounts), minus the aggregate invested amount of all Series at the end of such day.

        "Transferor Percentage" means, on any date of determination, when used with respect to Principal Collections, Finance Charge Collections and Default Amounts, a percentage equal to 100% minus the sum of (i)
Aggregate Investor Percentage and (ii) the Participation Percentages with respect to all Participations.

        "Transferred Account" means an Account with respect to which a new account number has been issued by the applicable Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy.

        "Treasury Regulations" is defined at page 91 in "Certain Federal
Income Tax Consequences--General; Scope of Federal Income Tax Opinion"

        "Trigger Event" is defined at page 77 in "Description of the Offered Certificates--Pay Out Events."

        "Trust" means the Fingerhut Receivables Master Trust.

        "Trustee" means The Bank of New York (Delaware), a Delaware banking corporation.

        "UCC" means the Uniform Commercial Code as amended from time to time as in effect in the applicable jurisdiction.

        "Underwriters" shall mean -------------------------------
------------------------------.

        "Underwriting Agreement" shall mean the underwriting agreement dated _______________, among the Transferor and the Underwriters.

        "U.S. Person" is defined at page B-1-iv in "Annex".

        "Variable Funding Certificates" means a series of Certificates, in one or more classes, at least one of which may vary in invested amount during the revolving period for such Series.

        "Variable Funding Series Supplement" means the Supplement to be entered into among the Transferor, the Servicer and the Trustee relating to the Variable Funding Certificates.



                                                                  ANNEX I

OTHER SERIES

        The table below sets forth the principal characteristics of the Series 1994-2 Variable Funding Certificates which is the only Previously
Issued Series that will remain outstanding upon the issuance of the Certificates. In addition, the table sets forth the principal characteristics of the Series 1998-1 Certificates that are being offered by the Trust concurrently with the issuance of Series 1998-2. For more specific information with respect to any Series, any prospective investor should contact the Transferor at (612) 936-5035. The Transferor will provide, without charge, to any prospective purchaser of the Certificates, a copy of the disclosure documents for any previous publicly issued Series.


SERIES 1994-2

CLASS A CERTIFICATES

Invested Amount as of ____________.......     $
Expected Invested Amount as of Closing        $
   Date (after application of proceeds)..
Maximum Permitted Invested Amount........     $412,400,000 (subject to change)
Certificate Rate.........................     Commercial Paper
Certificate Rate as of _____.............     ___ %
Commencement of Amortization Period......     October 27, 1997 or earlier as
                                              determined in the Agreement
                                              (extendible)
Annual Servicing Fee Percentage..........     2.00%
Enhancement..............................     Subordination of Class B
                                              Certificates, Class
                                              C Certificates and Class D
                                              Certificates
Scheduled Series Termination Date........     October 29, 2001 (extendible)
Series Issuance Date.....................     November 15, 1994

CLASS B CERTIFICATES

Initial Invested Amount..................     $27,865,000
Certificate Rate.........................     LIBOR + 0.625%
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Enhancement..............................     Subordination of Class C
                                              Certificates and Class D
                                              Certificates
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates

CLASS C CERTIFICATES

Initial Invested Amount..................     $50,157,000
Certificate Rate.........................     LIBOR + 0.750%
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Enhancement..............................     Subordination of Class D
                                              Certificates
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates

CLASS D CERTIFICATES

Invested Amount as of ____________.......     $
Expected Invested Amount as of Closing        $
Date
   (after reduction of Class A Invested
Amount)..................................
Maximum Permitted Invested Amount........     $66,876,000
Certificate Rate.........................     None
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates


SERIES 1998-1

CLASS A CERTIFICATES

Initial Invested Amount..................     $
Certificate Rate.........................
Commencement of Amortization Period......
Annual Servicing Fee Percentage..........
Enhancement..............................
Scheduled Series Termination Date........
Series Issuance Date.....................

CLASS B CERTIFICATES

Initial Invested Amount..................     $
Certificate Rate.........................
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Enhancement..............................
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates

CLASS C CERTIFICATES

Initial Invested Amount..................     $
Certificate Rate.........................
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Enhancement..............................
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates

CLASS D CERTIFICATES

Invested Amount as of ____________.......     $
Certificate Rate.........................     None
Annual Servicing Fee Percentage..........     Same as above for Class A
                                              Certificates
Scheduled Series Termination Date........     Same as above for Class A
                                              Certificates



                                                                 ANNEX II

                     GLOBAL CLEARANCE SETTLEMENT AND
                       TAX DOCUMENTATION PROCEDURES

        Except in certain limited circumstances, the globally offered
Floating Rate Asset Backed Certificates, Series 1998-2 (the "Global
Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The
Depository Trust Company ("DTC"), Cedel or Euroclear. The Global
Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors holding Global
Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

        Secondary market trading between investors holding Global
Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Cedel or Euroclear and DTC
Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

        Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

        All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

        Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional credit card certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in the same-day funds.

SECONDARY MARKET TRADING

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to conventional credit card certificate issues in same-day funds.

        Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC seller and Cedel or Euroclear purchaser. When
Global Securities are to be transferred from the account of a DTC
Participant to the accounts of a Cedel Participant or a Euroclear
Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global
Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360 day year. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities.
After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

        Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

        As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear
Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global
Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel
Participant's or Euroclear Participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending
Global Securities to the respective Depositary for the benefit of Cedel
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC
Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

        Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear
Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel
Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC
Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of actual days elapsed and a 360 day year. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel
Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear
Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC
Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel
Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

        A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S.
entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of
Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) and a certificate under penalties of perjury (the "Tax
Certificate") that such beneficial owner is (i) not a controlled foreign corporation (within the meaning of Section 957(a) of the Code) that is related (within the meaning of Section 864(d)(4) of the Code) to the Trust or the Transferor and (ii) not a 10 percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Trust or the Transferor. If the information shown on Form W-8 or the Tax Certificate changes, a new Form W-8 or Tax Certificate, as the case may be, must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate).
If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form
1001 may be filed by the Certificate Owner or such Certificate Owner's agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's
Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificate
Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such Certificate Owner's agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

        The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or, for trusts whose taxable years begin after December 31, 1996, a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.





                                     [PRINCIPAL OFFICE OF
                                 FINGERHUT RECEIVABLES, INC.
                                       4400 Baker Road
                                          Suite F480
                                 Minnetonka, Minnesota 55343

                                           TRUSTEE
                               The Bank of New York (Delaware)
                                      White Clay Center
                                          Route 273
                                    Newark, Delaware 19711

                                        PAYING AGENTS
                                     The Bank of New York
                                      White Clay Center
                                          Route 273
                                    Newark, Delaware 19711
                                     Banque de Luxembourg
                                     80, place de la Gare
                                       1616 Luxembourg
                                  Grand-Duche de Luxembourg

                               LEGAL ADVISOR TO THE TRANSFEROR
                                   as to United States Law
                           Skadden, Arps, Slate, Meagher & Flom LLP
                                       919 Third Avenue
                                   New York, New York 10022

                              LEGAL ADVISOR TO THE UNDERWRITERS
                                   as to United States Law
                                  Simpson Thacher & Bartlett
                                     425 Lexington Avenue
                                   New York, New York 10017

                          INDEPENDENT ACCOUNTANTS TO THE TRANSFEROR
                                      KPMG Peat Marwick
                                     4200 Norwest Center
                                     90 South 7th Street
                              Minneapolis, Minnesota 55402-3900]



========================================   ===================================

NO DEALER, SALESMAN OR OTHER PERSON
HAS BEEN AUTHORIZED TO GIVE
INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS IN
CONNECTION WITH THE OFFER MADE BY
THIS PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRE
SENTATIONS MUST NOT BE RELIED UPON                FINGERHUT MASTER TRUST
AS HAVING BEEN AUTHORIZED BY TH
TRANSFEROR OR THE UNDERWRITERS.                $____________ FLOATING RATE
NEITHER THE DELIVERY OF THIS                    ASSET BACKED CERTIFICATES,
PROSPECTUS NOR ANY SALE MADE                      SERIES 1998-2, CLASS A
HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES CREATE AN IMPLICATION            $____________ FLOATING RATE
THAT THERE HAS BEEN NO CHANGE IN THE            ASSET BACKED CERTIFICATES,
AFFAIRS OF FINGERHUT CORPORATION,                 SERIES 1998-2, CLASS B
FINGERHUT COMPANIES, INC., FINGERHUT
NATIONAL BANK, FINGERHUT                       FINGERHUT RECEIVABLES, INC.
RECEIVABLES, INC. OR THE RECEIVABLES                    TRANSFEROR
SINCE THE DATE HEREOF. THIS
PROSPECTUS DOES NOT CONSTITUTE AN                FINGERHUT NATIONAL BANK
OFFER OR SOLICITATION BY ANYONE IN                       SERVICER
ANY STATE IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED OR IN
WHICH THE PERSON MAKING SUCH OFFER
OR SO LICITATION IS NOT QUALIFIED TO
DO SO OR TO ANYONE TO WHOM IT IS
UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION. ---------------------

          TABLE OF CONTENTS
                                     PAGE

REPORTS TO CERTIFICATEHOLDERS...........2
AVAILABLE INFORMATION...................3
OTHER INFORMATION.......................3
CAUTIONARY NOTICE REGARDING                       -------------------------
    FORWARD-LOOKING STATEMENTS..........3
PROSPECTUS SUMMARY......................4            P R O S P E C T U S
RISK FACTORS...........................23          ------------------------
THE TRUST..............................30
FINGERHUT CORPORATION'S AND
    FINGERHUT NATIONAL BANK'S
    BUSINESSES.........................31
THE RECEIVABLES........................35
THE TRANSFEROR AND RELATED PARTIES.....43
MATURITY CONSIDERATIONS................44
POOL FACTOR AND RELATED INFORMATION....46
USE OF PROCEEDS........................46
DESCRIPTION OF THE OFFERED
    CERTIFICATES.......................47
DESCRIPTION OF THE PURCHASE
    AGREEMENTS.........................84              ____________, 1998
CERTAIN LEGAL ASPECTS OF THE
    RECEIVABLES........................87
CERTAIN FEDERAL INCOME TAX
    CONSEQUENCES.......................91
CERTAIN STATE TAX CONSEQUENCES.........97
EMPLOYEE BENEFIT PLAN
    CONSIDERATIONS.....................97
UNDERWRITING...........................99
LISTING AND GENERAL INFORMATION.......101
LEGAL MATTERS.........................101
GLOSSARY OF TERMS.....................102

UNTIL 90 DAYS AFTER THE DATE OF THIS
PROSPECTUS, ALL DEALERS EFFECTING
TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION,
MAY BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO
THE OBLIGATION OF DEALERS TO DELIVER
A PROSPECTUS WHEN ACTING AS
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.

========================================   ===================================




                                 PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Registration Fee                      $       295
Printing and Engraving                          *
Trustee's Fees                                  *
Legal Fees and Expenses                         *
Blue Sky Fees and Expenses                      *
Accountants' Fees and Expenses                  *
Rating Agency Fees                              *
Miscellaneous Fees                              *

     Total                            $  *

-----------------
*  To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's certificate of incorporation and by-laws provide for the indemnification of the directors, officers, employees, and agents of the Registrant to the full extent that may be permitted by Delaware law from time to time. Certain provisions of the Registrant's certificate of incorporation protect the Registrant's directors against personal liability for monetary damages resulting from breaches of their fiduciary duty of care; however, the Registrant's directors remain liable for breaches of their duty of loyalty to the Registrant, as well as for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, transactions from which a director derives improper personal benefit and liability under section 174 of the Delaware
General Corporation Law, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

    Under Section 145 of the Delaware General Corporation Law, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than a "derivative action" by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

    The Registrant's parent corporation currently maintains a policy insuring, subject to certain exceptions, its directors and officers and the directors and officers of its subsidiaries against liabilities which may be incurred by such persons acting in such capacities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS


a.         Exhibits
              1         --   Form of Underwriting Agreement.*
             3(a)       --   Amended and Restated Certificate of Incorporation
                             of Fingerhut Receivables, Inc.
             3(b)       --   By-laws of Fingerhut Receivables, Inc.
                             (incorporated herein by reference to
                             Registration Statement No. 33-77780)
             4(a)       --   Form of Amended and Restated Pooling and Servicing
                             Agreement.*
             4(b)       --   Form of Series 1998-2 Supplement.*
             4(c)       --   Purchase Agreement dated as of June 29,
                             1994 between Fingerhut Receivables, Inc.
                             and Fingerhut Corporation.
             4(d)       --   First Amendment to Purchase Agreement, dated as
                             of November 15, 1994 by and between Fingerhut
                             Receivables, Inc. and Fingerhut Corporation.
             4(e)       --   Second Amendment to Purchase Agreement, dated as
                             of January 12, 1997 by and between Fingerhut
                             Receivables, Inc. and Fingerhut Corporation.
             4(f)       --   Purchase Agreement dated as of January 12, 1997
                             between Fingerhut Receivables, Inc. and Fingerhut
                             Companies, Inc.
             4(g)       --   Bank Receivables Purchase Agreement dated as of
                             January 12, 1997 between Fingerhut Companies,
                             Inc. and Fingerhut National Bank.
              5         --   Opinion of Skadden, Arps, Slate, Meagher &
                             Flom LLP with respect to legality.*
              8         --   Opinion of Skadden, Arps, Slate, Meagher & Flom
                             LLP with respect to tax matters.*
              23        --   Consent of Skadden, Arps, Slate, Meagher &
                             Flom LLP (included in its opinion filed as
                             Exhibit 5).*
              24        --   Power of Attorney (contained on signature page).
    -------------------

* To be filed by amendment.



b.        Financial Statements


ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes as follows:

    (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities
Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities
Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



             SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minnetonka, state of Minnesota, on January 31, 1998.


                                        FINGERHUT RECEIVABLES, INC.


                                        By     /s/ James M. Wehmann
                                             Name:  James M. Wehmann
                                             Title:   President and Treasurer

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby constitute and appoint both James M. Wehmann and Michael P.
Sherman his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and on his behalf to sign, execute and file this Registration Statement and any or all amendments (including, without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought) to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact and agents may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 31, 1998.




SIGNATURE                        TITLE

/s/ James M. Wehmann
----------------------------     President and          (Principal Executive
James M. Wehmann                 Director               Officer  and
                                                        Principal
                                                        Financial Officer)

/s/ Thomas C. Vogt
----------------------------     Vice President and     (Principal
Thomas C. Vogt                   Controller             Accounting Officer)

/s/ Peter G. Michielutti
----------------------------     Director
Peter G. Michielutti

/s/ Michael P. Sherman
----------------------------     Director
Michael P. Sherman

/s/ William R. Latham III
----------------------------     Director
William R. Latham III

/s/ Donald J. Puglisi
----------------------------     Director
Donald J. Puglisi


                              EXHIBIT INDEX



  EXHIBIT NO.         DESCRIPTION                                  PAGE NO.

       1              --   Form of Underwriting Agreement.*
     3(a)             --   Amended and Restated Certificate of
                           Incorporation of Fingerhut Receivables,
                           Inc.
     3(b)             --   By-laws of Fingerhut Receivables, Inc.
                           (incorporated herein by reference to
                           Registration Statement No. 33-77780)
     4(a)             --   Form of Amended and Restated Pooling
                           and Servicing Agreement.*
     4(b)             --   Form of Series 1998-2 Supplement.*
     4(c)             --   Purchase Agreement dated as of June 29,
                           1994 between Fingerhut Receivables,
                           Inc. and Fingerhut Corporation.
     4(d)             --   First Amendment to Purchase Agreement,
                           dated as of November 15, 1994
                           by and between Fingerhut Receivables,
                           Inc. and Fingerhut Corporation.
     4(e)             --   Second Amendment to Purchase Agreement,
                           dated as of January 12, 1997
                           by and between Fingerhut Receivables,
                           Inc. and Fingerhut Corporation.
     4(f)             --   Purchase Agreement dated as of January
                           12, 1997 between Fingerhut Receivables,
                           Inc. and Fingerhut Companies, Inc.
     4(g)             --   Bank Receivables Purchase Agreement
                           dated as of January 12, 1997
                           between Fingerhut Companies, Inc. and
                           Fingerhut National Bank.
       5              --   Opinion of Skadden, Arps, Slate, Meagher
                           & Flom LLP with respect to legality.*
       8              --   Opinion of Skadden, Arps, Slate, Meagher
                           & Flom LLP with respect to tax matters.*
      23              --   Consent of Skadden, Arps, Slate, Meagher
                           & Flom LLP (included in its
                           opinion filed as Exhibit 5).*
      24              --   Power of Attorney (contained on signature
                           page).

-------------------

* To be filed by amendment.


                                                     REGISTRATION NO. 333-



                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549



                                 EXHIBITS

                                    TO

                                 FORM S-1

                          REGISTRATION STATEMENT

                                  UNDER

                        THE SECURITIES ACT OF 1933



                          FINGERHUT MASTER TRUST
              (ISSUER WITH RESPECT TO OFFERED CERTIFICATES)
                       FINGERHUT RECEIVABLES, INC.
                (ORIGINATOR OF THE TRUST DESCRIBED HEREIN)
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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